                    THRIFT PLAN FOR EMPLOYEES OF CONOCO INC.


                             RULES AND REGULATIONS
                             ---------------------


                  (As amended on or before December 31, 1992,
                           effective January 1, 1993)

                              SUMMARY OF CONTENTS
                              -------------------

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Chapter 1                                                             PAGE
                                                                      ----

    I.        PURPOSE                                                  I-1

   II.        DEFINITIONS                                             II-1

  III.        ELIGIBILITY FOR PARTICIPATION                          III-1
              A.   Eligibility Requirements
              B.   Commencement of Participation
              C.   Participation Non-Mandatory
              D.   Providing Plan Rules
              E.   Transfers to Conoco
              F.   Termination of Participation

   IV.        EMPLOYEE PARTICIPATION                                  IV-1
              A.   Participation by Payroll Deduction
              B.   Change in Participation
              C.   Benefit Board Authorized Change in Participation
              D.   Participation by Direct Remittance
              E.   Temporary Employee--Insufficient Earnings
              F.   Transfer of Fund to Trustee
              G.   Internal Revenue Code Limitations

    V.        CONOCO CONTRIBUTIONS                                     V-1
              A.   Amount of Company Contributions
              B.   Additional Company Contributions
              C.   Transfer of Funds to Trustee

   VI.        LIMITATION ON ANNUAL ADDITIONS                          VI-1

  VII.        INVESTMENT PROVISIONS                                  VII-1
              A.   Investment Direction
              B.   Fund Transfer Orders
              C.   Investment Options
              D.   Uninvested Funds
              E.   Trustee Action
              F.   Trustee - Maintenance of Assets

 VIII.        CREDITS AND CHARGES TO EMPLOYEE ACCOUNTS              VIII-1
              A.   Allocation of Income and Costs on Investments

   IX.        SUSPENSION OF DEPOSITS                                  IX-1
              A.   Involuntary Suspension of Deposits
              B.   Voluntary Suspension of Deposits
              C.   Company Contributions During Suspensions

    X.        WITHDRAWALS                                              X-1
              A.   Full Withdrawals - Retirement
              B.   Full Withdrawals - Other Than Retirement
              C.   Partial Withdrawals
              D.   Early Distribution Tax Exemption
              E.   Compliance with Minimum Distribution Rules

                        -------------------

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                                                                      PAGE
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
   XI.        LOANS                                                   XI-1
              A.   Eligibility for a Loan
              B.   Obtaining Funds for a Loan
              C.   Maximum Amount of Loan
              D.   Loan Repayment Period
              E.   Rate of Interest
              F.   Frequency of Loans
              G.   Method of Loan Repayment
              H.   Exceptions to Normal Method of Repayment
              I.   Prepayment of Loan Balance
              J.   Loan Defaults
              K.   Loan Administrator--Authority/Responsibilities
              L.   Suspension of Loans

  XII.        BENEFICIARIES, TERMINATED EMPLOYEES AND ALTERNATE      XII-1
                  PAYEES
              A.   Beneficiary Designation
              B.   Payment to Beneficiary(s)
              C.   Payment to Terminated Employees
              D.   Payment to Alternate Payees
              E.   Compliance with Minimum Distribution Rules
              F.   Sale of Business or Facility

 XIII.        AFFILIATED COMPANIES                                  XIII-1
              A.   Affiliated Company Participation
              B.   Affiliated Company Authority

  XIV.        ADMINISTRATION                                          IV-1
              A.   Trustee
              B.   Employee Benefit Plans Board
              C.   Thrift Plan Regulations
              D.   Recognition of Agency of a Member
              E.   Thrift Plan Audit
              F.   Reporting to Plan Members
              G.   Administrative Liability
              H.   Administrative Expense
              I.   Claims by Members

   XV.        NOTICES AND OTHER COMMUNICATIONS                        XV-1
              A.   Plan Communication to Members
              B.   Member Communications to the Plan
              C.   Third-Party Communications to the Plan

  XVI.        NONASSIGNABILITY                                       XVI-1
              A.   Assignments After January 1, 1976
              B.   Assignments Prior to January 1, 1976
              C.   Trustee Payments to Lenders

 XVII.        TERMS OF EMPLOYMENT UNAFFECTED                        XVII-1

XVIII.        CONSTRUCTION                                         XVIII-1

  XIX.        PLAN MODIFICATION AND TERMINATION                      XIX-1
              A.   Method of Modification
              B.   Members' Rights Upon Modification
              C.   Merger, Transfer or Consolidation of Plan

                       SUMMARY OF CONTENTS (Continued)
                       -------------------
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                                                                      PAGE
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
   XX.        EFFECTIVE DATE                                          XX-1
              A.   Board of Directors' Approval
              B.   Trustee Certification
              C.   Chapter 2 Members

  XXI.        OPERATION OF THE PLAN AS A TOP-HEAVY PLAN              XXI-1
              A.   Minimum Vesting
              B.   Minimum Contributions
              C.   Compensation Limitation
              D.   Annual Additions Limitation
              E.   Definitions for Article XXI

 XXII.        QUALIFIED DOMESTIC RELATIONS ORDER                    XXII-1
              A.   Status of QDRO
              B.   Distribution of Before Tax Funds

XXIII.        ROLLOVERS AND TRUST TO TRUST TRANSFERS

Chapter 2
              Appendix B
              Appendix C
              Appendix D

                   THRIFT PLAN FOR EMPLOYEES OF CONOCO INC.
                   ----------------------------------------

                                   CHAPTER 1
                                   ---------


This chapter shall be applicable to all employees who may participate in the Plan except those subject to Chapter 2 hereof. Chapter 2 shall be applicable to all union represented employees covered by a negotiated contract between such union and Conoco Inc. or any of its affiliates which contract provides for participation in the Plan except those employees covered by contracts specifically named in Chapter 2.

I.  PURPOSE
    -------

    The purpose of this Plan is to encourage employees to save systematically a portion of their current compensation and to assist them to accumulate additional means for the time of their retirement.

II. DEFINITIONS
    -----------

    Unless the context otherwise requires, the following words as used herein shall have the following meanings:

    A. "Affiliated Company" or "Affiliated Companies" shall mean any corporation(s) of which Conoco Inc. owns, directly or indirectly, at least 25 percent of the issued and outstanding stock entitled to vote for the election of directors, E. I. du Pont de Nemours and Company, and any corporation(s) of which E. I. du Pont de Nemours and Company owns, directly or indirectly, at least 25 percent of the issued and outstanding stock entitled to vote for the election of directors.

    B. "Annual Additions" shall mean the sum for any year of Corporate Employer contributions, including contributions to a Participant's Before-Tax Account, and the Participant's Employee Contributions; provided, however, that Annual Additions for any Plan Year before 1987 shall not be recomputed to treat all Employee Contributions made by Participants as Annual Additions.

    C. "Basic Deposits" shall mean all deposits made by a Participant to his Employee Account prior to June 1, 1973, and all deposits made by a Participant to his Employee Account subsequent to May 31, 1973, on a monthly basis, other than as provided in Article X.C.1.b., not in excess of the following percentages of the Participant's Compensation at the time of such deposit:

        1.  4 percent after May 31, 1973, but prior to June 1, 1981; and

        2.  6 percent after May 31, 1981.

            Notwithstanding the preceding sentence for all union represented Employees covered by a negotiated contract between a union named in Appendix A and Conoco Inc. which provides for participation in the Plan, Basic Deposits shall be:

                 All deposits made by a Participant to his Employee Account prior to June 1, 1973, and all deposits made to the Participant's Employee Account subsequent to May 31, 1973, on a monthly basis, other than as provided in Article X.C.1.b., not in excess of 4 percent of the Participant's Compensation at the time of such deposit.

                 For the period June 1, 1973, through June 30, 1984, Basic Deposits may be made only in increments of 2 percent of the Participant's then current Compensation.

            Appendix A of the Plan shall list the union locals representing Employees covered by a negotiated contract between a union and Conoco Inc., which provides for participation in the Plan. The name of a union local shall be deleted from Appendix A on the date the union local adopts, by proper and legal negotiation, a contract with an Employee's employer providing a maximum 6 percent Basic Deposit.

    D. "Beneficiary Member" shall mean an entity (including, but not limited to, individuals, trusts, estates, partnerships, corporations, unincorporated organizations, and associations) that has been designated as a beneficiary pursuant to Article XII.A. and for which the Trustee holds an Employee Account.

    E. "Benefit Board" shall mean the Employee Benefit Plans Board created and appointed as provided in Article XIV.B. hereof.

    F.  "Board" shall mean the Board of Directors of Conoco Inc.

    G.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

    H. "Company Contributions" shall mean all contributions to a Participant's Employee Account made by Conoco pursuant to Article V. of the Plan. As used herein, this term shall not include deposits to a Participant's Key Account.

    I. "Compensation" shall mean the regular compensation paid to a Participant for services rendered to Conoco, or which a Participant has elected to defer pursuant to a cash or deferred arrangement provided for under
        Section 401(k) of the Code excluding any bonuses, commissions, overtime, or special pay, under rules uniformly applicable to all Participants similarly situated. "Compensation" shall include amounts which a Participant contributed to a Dependent Care Spending Account or a Health Care Spending Account sponsored by Conoco Inc. as authorized by Section 125 of the Code. Notwithstanding the foregoing, "Compensation" shall not exceed $200,000 per year, or such other amount as may be prescribed by the Secretary of the Treasury. The maximum amount of annual compensation that shall be taken into account under this Plan for any year shall not exceed the amount prescribed in Code Section 401(a)(17).

    J. "Conoco" shall mean Conoco Inc., a Delaware corporation, and/or any Affiliated Company participating in the Plan as hereinafter provided in
        Article XIII.

    K. "Corporate Employer" shall mean an employer as defined in Code Section 414(b) and 414(c), as modified by Section 415(h) of the Code.

    L. "Defined Benefit Plan" shall mean any plan qualified under the Internal Revenue Code which is not a Defined Contribution Plan.

    M. The "Defined Benefit Plan Fraction" for any year shall mean a fraction, the numerator of which is an amount representing the total Projected Annual Benefit of the Participant under all Defined Benefit Plans of the Corporate Employer, determined as of the close of the year, and the denominator of which is the lesser of (i) the product of 1.25 multiplied by $90,000 (or such greater amount as may be allowable in accordance with regulations, rulings, or other official announcements issued by the Secretary of Treasury or his delegate), or (ii) the product of 1.4 multiplied by 100% of the Participant's average compensation for his high 3 years.

    N. "Defined Compensation" shall mean a Participant's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Corporate Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses). Earned income from sources without the United States otherwise excluded from the gross income of a Participant for the purposes of his federal tax return and amounts received through accident or health insurance, to the extent includable in his gross income, shall be considered "Defined Compensation". "Defined Compensation" shall exclude:

        (a) Contributions by a Participant to a plan of deferred compensation to the extent the contributions are not includable in gross income of the Participant for the taxable year in which contributed, and distributions from such a plan whether or not includable in the gross income of the Participant when distributed, except that amounts received under an unfunded nonqualified deferred compensation plan shall be considered "Defined Compensation";

        (b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by a Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

        (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

        (d) Other amounts which receive special tax benefits.

        Amounts shall be considered "Defined Compensation" for any limitation year only if actually paid or made available during such year. Notwithstanding the foregoing, "Defined Compensation" shall not exceed $200,000 per year, or such other amount as may be prescribed by the Secretary of the Treasury.

    O. "Defined Contribution Plan" shall mean a plan qualified under the Code which provides for an individual account for each Participant and for benefits based solely on the amounts contributed to the Participant's Account, and any income, expenses, gains, and losses which may be allocated to such Participant's Employee Account.

    P. The "Defined Contribution Plan Fraction" for any year shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Employee Account in all Defined Contribution Plans of the Corporate Employer as of the close of the year, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Corporate
        Employer: (i) the product of 1.25 multiplied by the dollar limitation under Section 415(c)(1)(A) of the Code for such year (determined without regard to Section 415(c)(6) of the Code), or (ii) the product of 1.4 multiplied by 25% of the Employee's Defined Compensation for such year. In applying this definition with respect to years beginning before January 1, 1976:

        1. The aggregate amount taken into account in determining the numerator of the Defined Contribution Plan Fraction may not exceed the aggregate amount taken into account in determining the denominator of the Defined Contribution Plan Fraction, and

        2. The amount taken into account in determining the amount of a Participant's Employee Contributions in excess of 6 percent of his Defined Compensation for any year concerned shall be an amount equal to:

            a. the excess of the aggregate amount of Employee Contributions for all years beginning before January 1, 1976, during which the Employee was an active Participant in the Defined Contribution Plan(s) of the Corporate

                 Employer, over 10 percent of the Participant's aggregate Defined Compensation for all such years, multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of years beginning before January 1, 1976, during which the Employee was an active Participant in the Defined Contribution Plan.

                 For the purpose of 2 above, Employee Contributions made on or after October 2, 1973, shall be taken into account only to the extent that the amount of such contributions does not exceed the maximum amount of Employee Contributions permissible under the Defined Contribution Plan(s) as in effect on October 2, 1973.

        An amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under Code section 415(e)(1) does not exceed 1.0 for Plan Years after 1985.

    Q. "Du Pont" shall mean E. I. du Pont de Nemours and Company, a Delaware corporation.

    R. "Employee" shall mean any person in the employ of Conoco, other than a person who is receiving a pension, severance pay, retainer, commission or fee under contract or an individual who must be treated as an employee of Conoco for limited purposes under the "leased employee" provisions of Section 414(n) of the Code, but shall exclude all persons engaged exclusively in the operation of tankers, boats, and barges except:

        1.  in the Gulf Intercoastal Waterway; and

        2. offshore supply boats serving Conoco lightening operations in the Gulf of Mexico.

        Any person shall cease to be an Employee, as defined herein, on termination of service, and shall not again become an Employee for purposes of this Plan prior to his reemployment date unless he is rehired prior to incurring a One-Year Break-in-Service.

    S. "Employee(s) Account(s)" or "Employee's Account" shall mean all cash and other assets held by the Trustee under the Plan for the account of a Member.

        1. "Regular Account" shall mean all cash and other assets held by the Trustee which resulted from contributions made to the Plan, or earnings thereon, other than those in a Member's Before-Tax Account.

        2. "Before-Tax Account" shall mean all cash and other assets held by the Trustee which resulted from contributions made to the Plan designated for the Before-Tax Account, or earnings thereon, pursuant to a cash or deferred arrangement of Section 401(k) of the Code.

    T. "Employee Contributions" shall mean all Basic Deposits made by a Participant to his Employee Account and all Supplemental Deposits made by a Participant or a Transferred Member to his Employee Account. Employee Contributions shall not include Basic Deposits made by a Participant to his Before Tax Account for purposes of Article II.B.

    U. "Employment Date" shall mean the date on which an Employee is first employed by Conoco and on which an Employee completes one hour of service.

    V. "Fund Transfer" shall mean an instruction by a Member to the Trustee to sell, liquidate, or redeem any investment in an Investment Option Fund in such Member's Employee Account, and transfer the proceeds to another Investment Option Fund in his Employee Account pursuant to the terms of the Plan. A Fund Transfer may not be made from an Investment Option Fund in a Member's Regular Account to an Investment Option Fund in a Member's Before Tax Account, or vice versa.

    W. "Hardship" shall mean a showing by a Participant (1) that he has an immediate and heavy financial need and (2) that the hardship distribution is necessary to satisfy the immediate and heavy financial need.

        A.  Immediate and Heavy Financial Need

            A Participant may establish the existence of an immediate and heavy financial need in one of two ways.

            1.   Facts and Circumstances Need Requirements

                 A Participant may demonstrate by facts and circumstances the existence of an immediate and heavy financial need created by an emergency or extraordinary circumstance.

            2.   Deemed Need Requirements

                 A Participant may show that his immediate and heavy financial need results from one of the following deemed hardship conditions:

                 a. Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependents of the Participant.

                 b. Purchase (excluding mortgage payments) of a principal residence for the Participant.

                 c. Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents; or

                 d. The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

        B.  Necessity of Hardship Distribution

            A Participant may establish that the hardship distribution is necessary to satisfy his immediate and heavy financial need in one of two ways. Under no circumstances will a distribution be considered necessary to satisfy an immediate and heavy financial need if it is in excess of that need.

            1.   Facts and Circumstances Distribution Requirements

                 A Participant may demonstrate by all relevant facts and circumstances that the distribution is necessary to satisfy the hardship need. Under this facts and circumstances option, a Participant must establish in a sworn and notarized statement that the immediate and heavy financial need cannot be relieved:

                 a. Through reimbursement or compensation by insurance or otherwise;

                 b. By reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

                 c. By cessation of Employee elective deferrals and Employee savings under the Thrift Plan; or

                 d. By other distributions or loans from any plans maintained within the Du Pont controlled group of companies or from plans maintained by any other employer or by borrowing from commercial sources on reasonable commercial terms.

                 For purposes of the preceding paragraph, assets of the Participant include assets of the Participant's spouse and minor children reasonably available to the Participant. Property held for a Participant's child under any irrevocable trust or under the Uniform Gifts to Minors Act shall not, however, be treated as an available resource of the Participant.

            2.   Deemed Distribution Requirements

                 A Participant's request for a distribution to meet an immediate and heavy financial need may be deemed necessary to satisfy the need. Under this option, a Participant must establish in a sworn and notarized statement that:

                 a. The distribution is not in excess of the amount of the Participant's immediate and heavy financial need; and

                 b. The Participant has obtained all distributions, other than hardship distributions, and all loans currently available under all plans maintained by the Du Pont controlled group of companies.

                 If a Participant elects to have the establishment of "necessary to satisfy the immediate and heavy financial need" handled under the deemed standard set forth in paragraph B.2. above, the following consequences shall, in all cases, apply:

                     (1) the Participant will be prohibited from making any
                         Employee elective deferrals and Employee Contributions under the Thrift Plan and all other plans, with the exception of health and welfare benefit plans, maintained by the Du Pont controlled group of companies for a period of twelve (12) months after receipt of the hardship distribution; and

                     (2) the Participant will be prohibited from making elective deferrals under the Thrift Plan and all other plans maintained by the Du Pont controlled group of companies for the Participant's taxable year immediately following the year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

        C.  Withdrawable Amount

            The amount which may be withdrawn cannot exceed the total of the Participant's contributions to his Before Tax Account (and income allocable thereto credited to a Participant's Before-Tax Account as of December 31, 1988) nor the amount necessary to satisfy the immediate and heavy financial need created by the hardship. At the request of the Participant, the amount of an immediate and heavy financial need may include any amounts necessary to pay any federal income taxes or penalties reasonably anticipated to result from the distribution.

    X. "Highly Compensated" shall mean those Participants or Employees who are highly compensated within the meaning of Code section 414(q).

    Y. "Hour(s) of Service" shall mean each hour for which an Employee is compensated or entitled to compensation for the performance of duties and includes each such hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by Conoco. An hour of service also includes each hour for which an Employee is compensated or entitled to compensation on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or Conoco approved leave of absence as well as hours of time required to be taken into account by reason of Sections 414(b) and 414(c) of the Code. Hours shall be credited to the computation period during which the duties are performed or to which the payment relates and, in the case of a period where no duties are performed, shall be credited on the basis of the number of regularly scheduled working hours during the period. All hours shall be calculated and credited in conformance with Sections 2530.200B-2(b) and (c) of Department of Labor regulations which are incorporated herein by reference.

    Z. "Incapacity" shall mean the condition of a Participant's health whereby he is unable to perform his job function as an Employee, as determined by the Benefit Board.

    AA. "Investment Direction" shall mean an instruction by a Participant to the Trustee to invest future deposits, contributions and income pursuant to the terms of the Plan.

    BB. "Investment Manager" shall mean an investment advisor registered under the Investment Advisors Act of 1940, a bank (other than the Trustee) as defined in that Act, or an insurance company qualified to perform investment management services which shall be designated or appointed as provided in Article XIV.A.4.

    CC. "Limitation on Annual Additions" shall mean the limitation on contributions to a Participant's Employee Account as provided in Article VI.

    DD. The masculine pronoun shall mean the feminine whenever appropriate.

    EE. "Member" shall mean any person for whom the Trustee holds an Employee
        Account, including a Participant with a zero Employee Account balance due to a withdrawal pursuant to Article X.C. who has elected to resume making Basic Deposits immediately upon the completion of the suspension imposed by Article X.C.1.b.

    FF. "Non-spouse Beneficiary Member" shall mean any person who is designated a beneficiary in accordance with Article XII. who is not a Spouse Beneficiary Member as defined in Article II. QQ. and for whom the Trustee holds an Employee Account.

    GG. "One-Year Break-in-Service" shall mean any 12 consecutive month period commencing upon an:

        1.  Employment Date, or anniversary thereof, or

        2.  Reemployment Date, or anniversary thereof,

        during which an Employee does not complete 500 Hours of Service.

        Notwithstanding anything in this Plan to the contrary, for absences beginning after December 31, 1984, and upon presentation of proof satisfactory to the Benefit Board, an Employee who is absent from work for reasons of the individual's pregnancy, birth or adoption of a child, or for purposes of caring for the child immediately following its birth or adoption, will be deemed to have completed up to a maximum of 501 hours of service during the period of 12 consecutive months commencing on the individual's most recent Employment Date, Reemployment Date, or anniversary thereof (whichever is applicable), commencing on the first date of such absence, unless such Employee has already earned more than 500 hours of service during such period of employment, then such Employee shall receive credit for up to a maximum of 501 Hours of Service in the subsequent 12-consecutive-month period for the purpose of preventing a One-Year Break-in-Service.

    HH. "Participant" shall mean an Employee who is eligible for and has commenced participation in this Plan in accordance with Article III. of this Plan.

    II. "Plan" shall mean this Thrift Plan for Employees of Conoco Inc. or in the case of employees of Continental Carbon Company, the Thrift Plan for Employees of Continental Carbon Company prior to its merger into this Plan.

    JJ. "Plan Year" shall mean a twelve month period commencing on January 1 and ending on December 31.

    KK. "Projected Annual Benefit" shall mean the benefits which are projected to be paid annually under all Defined Benefit Plans of the Corporate Employer to an Employee payable as a straight life annuity commencing at Normal Retirement Date. Such projection shall be based on the assumptions that:

        1. the Employee's compensation for all future years will equal his Compensation for the year of computation,

        2. the Employee's future participation in the Defined Benefit Plans of the Corporate Employer will continue uninterrupted until he has reached his Normal Retirement Date and that he will earn a full year of Creditable Service for each full year he participates in the Defined Benefit Plans of the Corporate Employer during that period, and

        3. all other relevant factors considered in computing the benefits, such as provisions of the Defined Benefit Plans of the Corporate Employer and social security benefit levels, will remain constant with the year of computation.

    LL. "QDRO Member" shall mean an individual for whom the Trustee holds an Employee Account pursuant to a Qualified Domestic Relations Order.

    MM. "Reemployment Date" shall mean the date following a One-Year
        Break-in-Service on which a previously employed person is reemployed and completes one hour of service.

    NN. "Retired Member" shall mean a former Participant who has taken normal, early or incapacity retirement under the Retirement Plan and for whom the Trustee holds an Employee Account.

    OO. "Retirement Plan" shall mean The Retirement Plan of Conoco Inc., which became effective July 1, 1947, as from time to time amended, or the Employees' Retirement Plan of Continental Carbon Company, which became effective July 1, 1945, as from time to time amended, or the Kayo Pension Plan of Kayo Oil Company which became effective April 26, 1954, as from time to time amended.

    PP. "Rollover Member" shall mean an Employee, who is not a Participant from whom the Trustee has accepted a rollover or trust-to-trust transfer of assets from a qualified plan or an individual retirement account in accordance with the provisions of Article XXIII. of this Plan.

    QQ. "Spouse Beneficiary Member" shall mean the spouse of a Participant or Retired Member at the time of such Participant's or Retired Member's death, who, in accordance with Article XII.A., is the designated beneficiary of such Participant or a Retired Member and for whom the Trustee holds an Employee Account.

    RR. "Supplemental Deposits" shall mean all deposits to a Member's Employee
        Account in excess of Basic Deposits and Company Contributions. Supplemental Deposits may not exceed the sum of:

        1. 12 percent of his compensation earned prior to January 1, 1976, for all years since he became a Participant in the Plan;

        2. 16 percent of his compensation earned after December 31, 1975, for all years since he became a Participant in the Plan; less

        3. the amount of Basic Deposits during such period which have not been withdrawn from his Employee Account.

        Only a Participant or a Transferred Member may make Supplemental
        Deposits.

    SS. "Terminated Member" shall mean a former Participant, who has terminated his employment with Conoco at a time when he was not eligible for normal, early or incapacity retirement under the Retirement Plan, for whom the Trustee holds an Employee Account.

    TT. "Transferred Member" shall mean a former Participant, who has been transferred from Conoco, at the request or with the consent of Conoco, to a nonparticipating Affiliated Company and who has left his Employee Account in the Plan.

    UU. "Trustee" shall mean the Trustee under the Plan hereinafter named in
        Article XIV.A. or any successor to said Trustee.

    VV. "Vesting (vested)" shall mean the nonforfeitable right of a Participant in the Plan to his total Regular Account, which shall be acquired only on the earlier of:

        1. Five years of participation since the most recent date of enrollment in the plan, a year of participation being defined as:

            a. On or after January 1, 1976, but prior to October 1, 1988, 12 consecutive months of Basic Deposits; and

            b. After September 30, 1988, 12 consecutive months during which a non-vested Participant maintains a positive account balance or makes at least one monthly contribution, except that the fifth year of participation under this Article II.VV.1.b. shall be deemed a year of participation upon the first day of the fifth month of the 12 month period; or

        2. On or after January 1, 1976, but before October 1, 1988, a total of ten cumulative years of service or, on or after October 1, 1988, a total of five cumulative years of service, including for any Participant whose Employment Date is January 1, 1993, or later, a total of five cumulative years of service that includes four years of participation in the Plan, any such year commencing upon an:

            a.   Employment Date, and anniversary date thereof; or

            b.   Reemployment Date, and anniversary date thereof,

            during which an Employee completes 1,000 or more hours of service, provided that any period during which an Employee declines to make contributions as required by the Plan, or any period before termination of employment if there was also a complete withdrawal from the Plan which occurred prior to January 1, 1976, shall not count for vesting purposes, and further provided that service subsequent to five consecutive One-Year Breaks-in-Service shall not count toward vesting a Participant's Employee Account which accumulated prior to such five One-Year Breaks-in-Service, or

        3.  Attaining the age of 65.

        A Member shall be vested in his Before-Tax Account and in that portion of his Regular Account derived from his Employee Contributions at all times.

    WW. "Year" shall mean the twelve month period commencing January 1 and ending the following December 31.

 III. ELIGIBILITY AND PARTICIPATION
      -----------------------------

      A.  Eligibility Requirements

          Except as hereinafter otherwise provided, eligibility for participation in the Plan shall be open to:

          1. any full time, regular Employee whose Employment Date or Reemployment Date is earlier than January 1, 1993, who became a member of the Retirement Plan before January 1, 1993 and continues to maintain membership therein;

          2. any regular, full time Employee who has completed at least one year of continuous service or who was eligible to participate in a qualified profit-sharing plan of an Affiliated Company from which he was transferred;

          3. any Employee who has completed a period of 12 consecutive months commencing on the Employee's Employment or Re-Employment Date, whichever is applicable, or a succeeding anniversary of such date, during which he completes 1,000 or more Hours of Service; and,

          4. any Employee, including a Member who is rehired and again becomes an Employee, who previously met the requirements of either paragraph 1., 2. or 3. of this Article III.A.

          For the purpose of Article III.A.2. only, "continuous service" is the period of time that has elapsed since the Employee's original Employ-ment Date or Reemployment Date since his last termination of employ-ment with Conoco.

          For purposes of this Article III.A. only, on and after January 1, 1993, a Participant will be treated as having completed 190 hours of service for each month in which he completes at least one hour of service.

      B.  Commencement of Participation

          1. An Employee may commence his participation on the first day of the calendar month in which he becomes eligible, provided he files with the Benefit Board or its delegee a notice of his election to become a Participant of the Plan, such notice to be in the manner prescribed by the Benefit Board, or in the event an eligible Employee does not elect to participate when first eligible, he may thereafter commence participation as of the first day of the calendar month following the date he files with the Benefit Board or its delegee a notice of his election to become a Participant in the Plan, provided, however, that no Employee who is on a Conoco approved leave of absence or is otherwise absent from work on the date he becomes eligible may become a Participant in the Plan until the day of his return from such absence. Commencement of participation in the Plan by an eligible Employee shall be accomplished by his election to make deposits as hereinafter provided.

          2.  Notwithstanding the effective date of participation set forth in
              Article III.B.1. above, an Employee who is transferred to Conoco on and after August 1, 1983, from an Affiliated Company or from a corporation that has adopted a profit sharing plan administered by an Affiliated Company and who was a participant

                                     III-1
                in the profit sharing plan thereof, may become a Participant in the Plan on the date he is employed by Conoco provided he has filed with the Benefit Board or its delegee a notice of his election to become a Participant in the Plan. In the event an eligible Employee has not filed the required notice with the Benefit Board or elects not to participate when first eligible, he may thereafter commence participation as of the first day of the calendar month following the date he files with the Benefit Board or its delegee a notice of his election to become a Participant in the Plan.

        C.  Participation in the Plan by an Employee shall be voluntary.

        D. Each Employee at the time of becoming a Participant in the Plan or within a reasonable period thereafter shall be given a copy of the Summary Plan Description, describing the Plan, as effective at that time.

        E.  Transfers to Conoco

            1. An employee of a nonparticipating Affiliated Company or of a corporation that has adopted a profit sharing plan administered by a nonparticipating Affiliated Company, who is transferred at the request of such Affiliated Company or corporation and Conoco to the employ of Conoco, may participate in this Plan provided such Employee has satisfied the requirement of Article III. A.2., 3., or 4. The years of participation by an Employee in the profit sharing plan of such nonparticipating Affiliated Company or corporation, if any, shall be included in determining an Employee's years of participation in this Plan. The years of service of an employee in a nonparticipating Affiliated Company or corporation profit sharing plan which would have been counted as years of service under this Plan had the Employee been a member of this Plan, shall be included in determining the Employee's years of service under this Plan.

            2. An Employee who is or has been transferred to Conoco from the Monsanto Company pursuant to a certain agreement between Conoco Inc. and the Monsanto Company (The "Monsanto Agreement"), dated October 16, 1981, shall have specified periods of employment with the Monsanto Company included in determining such Employee's years of participation and years of service in the Plan. The applicable periods of employment for individual Employees are specified in schedules contained in Exhibit GG, as amended and updated, of the Monsanto Agreement, as "Years of Service (Vesting)."

            3. Any Employee, who becomes a Participant in the Plan and who is or has been transferred to Conoco from an Affiliated Company or a corporation which has adopted a profit sharing plan administered by an Affiliated Company and has an Employee Account in the profit-sharing plan of said Affiliated Company or corporation, may request the Trustee, in the manner prescribed by the Benefit Board, to accept the transfer of his entire Employee Account, if any, from such other plan into his Employee Account in this Plan. Any transfer of an Employee Account to this Plan must be requested prior to the Participant's subsequent transfer of employment from Conoco. The Benefit Board shall determine whether the transfer of an Employee Account to this Plan shall be in cash or in kind on the basis of uniform rules applicable to all Participants on

                                     III-2
                the same basis. The amount in Employee Accounts so transferred, shall be categorized as being in a Regular or Before Tax Account as defined in this Plan and the amounts within such Employee Accounts shall be categorized as Basic Deposits, Supplemental Deposits, Company Contributions, and Earnings. Basic Deposits transferred to an Employee Account from other plans shall not be entitled to matching Company Contributions.

            4. For the purpose of a suspension due to a withdrawal under this Plan, a withdrawal by a Participant of any part of an Employee Account from a profit sharing plan of an Affiliated Company or from the plan of a corporation that has adopted a profit sharing plan administered by an Affiliated Company shall have the same effect as if the Participant had made a withdrawal from this Plan.

        F.  Termination of Participation

            1. A Participant shall cease being a Participant in this Plan at any time that he ceases being an Employee or takes a full withdrawal pursuant to Article X.B. or X.C. and elects not to resume Basic Contributions immediately upon the end of the suspension imposed under Article X.C.1.b.

                                     III-3

IV. EMPLOYEE PARTICIPATION
    ----------------------

    A.  Participation by Payroll Deduction

        To participate in the Plan, an Employee shall designate as a payroll deduction a percent of his monthly Compensation, in 1 percent increments, to be deposited in his Employee Account. The first 6 percent of the amount so designated will be deemed to be Basic Deposits, unless such Participant has a suspension of Basic Deposits. The Participant may elect to have up to 15 percent of his monthly Compensation, but not more than $7,000 per year deferred pursuant to a cash or deferred arrangement under Section 401(k) of the Code (the $7,000 shall be adjusted to reflect increases in the cost of living in accordance with Section 415(d) of the Code). The amount so designated will be deposited by Conoco to the Participant's Before Tax Account. Deposits in excess of that designated to the Before Tax Account shall be deposited to a Participant's Regular Account. The total amount which may be designated for deposit to a Participant's Employee Account shall be in accordance with Article II.RR.

    B.  Change in Participation

        The payroll deduction deposit percentage designated by the Participant shall continue in effect, notwithstanding any change in his compensation, until he shall change that percentage. A Participant may change such percentage at any time to be effective the first of the next succeeding calendar month. Such changes shall be by direction to the record keeper designated by Conoco in the form prescribed by the Benefit Board.

    C.  Benefit Board Authorized Change in Participation

        1. Notwithstanding anything else to the contrary, if the Benefit Board determines that the discrimination standards of Code Sections 401(k) and/or 401(m) may not be satisfied, the Benefit Board shall have the authority to make the following changes in order to comply with limitations on Employee Contributions imposed by Sections 401(k) and 401(m) of the Code:

            a. The Benefit Board shall have the authority to change elected percentages of Highly Compensated Participants designated for Before Tax Accounts to Regular Accounts, or upon the request of the Participant, to pay the Participant the difference between the amount he had designated as a contribution to his Before Tax Account and the limit on such contribution under Section 401(k) of the Code.

            b. The Benefit Board shall have the authority to change elected percentages for Highly Compensated Participants designated for Regular Accounts to Before Tax Accounts, or upon the request of the Participant, to pay the Participant the difference between the amount he had designated as a contribution to his Regular Account and the limit on such contribution under
                 Section 401(m) of the Code.

        Changes to the elected percentages of Highly Compensated Participants will be made in one percent increments from 16% until the Benefit Board determines that the requirements of Code Section 401(k) and/or Section 401(m) are met.

        2. If it is determined after the close of a Plan Year that participation by Highly Compensated Participants has exceeded the discrimination standards of Code Sections 401(k) and/or 401(m), then the amount of such excess shall be refunded to said Highly Compensated Participants. The elected percentages that are the highest for contributions to Regular and/or Before Tax Accounts, as appropriate, will be reduced until the standards are satisfied. The reductions will be made in increments of one tenth of one percent, in the elected percentage that is the highest prior to each such reduction until the standards are satisfied.

        3. In the event of a redesignation of Before Tax Account deposits pursuant to Article IV.C.1., or a refund of Before Tax Account deposits pursuant to Article IV.C.2., all Highly Compensated Participants shall be treated in a uniform manner.

    D.  Participation by Direct Remittance

        1. In addition to payroll deduction, Basic and Supplemental Deposits may be made to a Participant's Regular Account in accordance with the provisions of Articles IV.E., IX.A.3., X.B.2.d.(2) and X.C.1.c. (relative to temporary Employees; employees on military, governmental, or disability leave; and nonvested redeposits).

        2. In the event a Participant is eligible to receive a refund pursuant to Article IV.C.2., such Participant may authorize that amounts, which were to be received, shall be deposited in his Regular Account.

        3. Supplemental Deposits to a Participant's Regular Account may be made by cash payment direct to the Trustee in accordance with regulations prescribed by the Benefit Board.

    E.  Temporary Employees--Insufficient Earnings

        Participants who are temporary Employees may make Basic and Supplemental Deposits to their Regular Accounts by direct cash payment to the Trustee if their earnings in the month of deduction are not sufficient to make such deposits by payroll deduction. Any month in which the Participant elects not to make such deposit will be considered a month of voluntary suspension in accordance with Article IX.B.

    F.  Transfer of Funds to Trustee

        The amount of payroll deductions and cash payments so made shall be transferred monthly by Conoco to the Trustee, and the Trustee shall hold the same for the respective Participants' Employee Accounts, subject to the provisions of the Plan.

    G.  Internal Revenue Code Limitations

        Notwithstanding anything else to the contrary in this Article IV. (Employee Participation), or in Article V. (Conoco Contributions),
        Article VI. (Limitation on Annual Additions), or elsewhere in the

        Plan, contributions to this Plan and benefits under this Plan shall be limited as required by Sections 415, 401(k), and 401(m) of the Code.

V.  CONOCO CONTRIBUTIONS
    --------------------

    A.  Amount of Company Contributions

        Conoco shall contribute out of its accumulated earnings and profits to a Participant's Regular Account an amount equal to 100 percent of each Participant's Basic Deposits, except as hereinafter provided in Article
        VI.  Such contributions shall be paid to the Trustee at least monthly.

    B.  Additional Conoco Contributions

        Conoco may from time to time voluntarily make additional contributions out of its accumulated earnings and profits subject to the following provisions, conditions, and limitations:

        1. No such additional contribution shall be made unless the same is specifically authorized by the Board within two months of the date on which such additional contribution is to be made.

        2. No such additional contribution shall be applicable to the employees of any Affiliated Company participating in the Plan unless such applicability to such employees is authorized by the board of directors of such Affiliated Company.

        3. The aggregate amount of any such additional contribution made in any one calendar year shall not exceed 2 percent of the consolidated net income of Conoco and its consolidated subsidiaries for the last preceding calendar year.

        4. Each such additional contribution shall be paid to the Trustee and shall thereupon be distributed by the Trustee among the Employee Accounts of all Plan Participants to whom such additional contribution is applicable in proportion to the respective Basic Deposits which such Participants deposited in their Employee Accounts pursuant to the provisions of Article IV. during the six calendar months immediately preceding the month in which such additional contribution is authorized by the Board.

    C.  Transfer of Funds to Trustee

        The Trustee shall hold Conoco's contributions for Participants in their respective Employee Accounts, subject to the provisions of the Plan; and no part of those contributions shall be recoverable by Conoco, nor shall they (except as hereinafter provided in Articles VI.A.2., VIII.A.2., VIII.A.3., VIII.A.4., VIII.A.5., X.B.2.f., X.B.5., and X.C.1.c(1)) be
        used for or diverted to any other purpose.

VI. LIMITATION ON ANNUAL ADDITIONS
    ------------------------------

    A.  Anything to the contrary notwithstanding:

        1. The maximum Annual Additions deposited to a Participant's Employee Account in any year either solely under the Plan or under an aggregation of the Plan with all other Defined Contribution Plans of the Corporate Employer may not exceed the lesser of $30,000 (or such greater amount as may be allowable in accordance with regulations, rulings or other official announcements issued by the Secretary of the Treasury or his delegate) or 25% of the Employee's Defined Compensation for the year; nor,

        2. When the Annual Additions are viewed in conjunction with a Participant's interest in all other Defined Benefit and Defined Contribution Plans of the Corporate Employer, including any interest of the Participant that has been assigned to an alternate payee pursuant to a Qualified Domestic Relations Order, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any year shall not exceed 1.0. Sections 235(b)(3) and
            (4) of the Tax Equity and Fiscal Responsibility Act of 1982 shall be applied when computing the limitation under this Article VI.A.2. If the limitation in Article VI.A.1. would be exceeded but for the language set out in this Article, the Annual Additions deposited under the Plan must be reduced and, or a Participant's Employee Deposits returned and, Corporate Employer Contributions removed from the Participant's Employee Account and applied to reduce the subsequent contribution of Conoco under the Plan, to the extent necessary, as determined by the Benefit Board. If the limitation in
            Article VI.A.2. would be exceeded but for the language set out in this Article, the benefits under the Defined Benefit Plans of the Corporate Employer shall be reduced to the extent necessary to avoid exceeding the limitation.

VII.  INVESTMENT PROVISIONS
      ---------------------

      A.  Investment Direction

          A Participant in the Plan shall instruct the Trustee in the form prescribed by the Benefit Board as to the Investment Direction for future deposits, contributions and income to his Employee Account, except that dividends on Du Pont stock payable to a Participant's Employee Account on and after January 1, 1993, shall be invested in Du Pont stock for the Participant's Employee Account if, on the date the dividend is payable into the Participant's Employee Account, any portion of the Participant's Employee Account is invested in Du Pont stock.

          1. Such direction shall be to invest in any one or more of the Plan Investment Options pursuant to Article VII. C., in multiples of 1 percent totaling 100 percent for the Participant's Regular Account and for the Participant's Before Tax Account, separately.

          2. Each Investment Direction shall be deemed a continuing direction unless changed by the Participant.

          3. A Participant may change his Investment Direction in the manner prescribed by the Benefit Board.

      B.  Fund Transfer(s)

          Any Plan Member, except a Non-Spouse Beneficiary, may instruct the Trustee in the manner prescribed by the Benefit Board to sell, redeem, or liquidate any investments in his Employee Account and to transfer the proceeds to another Investment Option. Such Fund Transfers shall specify the number of units or shares of stock in an Investment Option Fund, as provided for in Article VII.C, within the Member's Regular or Before Tax Account that is to be transferred to another Investment Option Fund within the same Account. Such transfer shall be made only in the Account from which the proceeds originated. A Member may not transfer proceeds from his Regular Account to his Before Tax Account or vice-versa.

      C.  Investment Option Funds

          The Trustee shall provide for the following Investment Option Funds for Plan Members.

          1.  Option A: Du Pont Stock Fund

              The purchase of shares of Du Pont common stock. Such purchases may be made in the open market or from Du Pont if it shall have made treasury or authorized but unissued shares available for such purchases, in which event the purchase price shall be the closing price of such stock as reported on the New York Stock Exchange--Composite Transactions on the last trading day preceding the date of such purchase from Du Pont.

          2.  Option B: Fixed Income Fund

              The purchase of units of participation in the Fixed Income Fund. The term "Fixed Income or "Fixed Income Fund" shall mean an account established by agreement between the Trustee and one or more insurance companies or other financial institutions as

                                     VII-1
              may from time to time be designated by the Benefit Board or, if not so designated, as selected by the Trustee in its discretion. The agreement shall provide for the payment of interest at a predetermined rate by such insurance company or other financial institution on all deposits made to the Fixed Income Fund. Short-term obligations of the United States Government, commercial paper or other investments of a short-term nature may be purchased and held pending the deposit of funds which such insurance company or other financial institution. All deposits to the Fixed Income Fund shall be expressed as units of participation in the Fixed Income Fund, which shall consist of all deposits to the Fixed Income Fund and all interest credited or accrued to such deposits pursuant to the agreement. No Member shall have any ownership in any particular asset in the Fixed Income Fund. The Fixed Income Fund shall be operated in accordance with the provisions established by the Benefit Board, which shall be equally applicable to all Members; provided, however, that the requirements set forth in any Fixed Income Fund agreement for use under the Plan shall be obligatory and binding upon all concerned with the same force and effect as though such requirements were set forth at length in and constituted part of this Plan.

          3.  Option C: Mutual Funds

              The purchase of shares in one or more mutual funds contained in a family of mutual funds designated by the Trustee with the advice and consent of the Benefit Board, as directed by Members.

              A Member with assets invested in one or more mutual funds pursuant to this Option C. that are discontinued effective January 1, 1993, may, for the period of time commencing on January 1, 1993 and ending on January 8, 1993 issue a Fund Transfer to sell such assets and invest the proceeds in a specified fund designated by the Trustee, which shall be invested in the Fixed Income Fund as of January 13, 1993, or as soon thereafter as is practicable.

          4.  Option D: Three Way Asset Allocation Fund

              The purchase of units in a three way asset allocation fund consisting of a portfolio diversified among the stock, bond and cash sectors of the securities market place. Assets invested pursuant to this Option D. shall be transferred among these sectors in a manner and to such extent as the Trustee or designated Investment Manager shall elect.

          5.  Option E: Loan Account Fund

              The unpaid principal of a loan granted in accordance with Article
              XI. of the Plan. This option shall be designated the Loan Account Fund.

      D.  Uninvested Funds

          Any funds in the hands of the Trustee at any time on and after January 13, 1993, not invested pursuant to Fund Transfers or Investment Directions of the Member as above provided, shall be held by the Trustee in the Fixed Income Fund.

                                     VII-2

      E.  Trustee Action

          The Trustee will comply with Investment Directions and Fund Transfers of a Member as soon as practicable after receipt thereof.

          In the event an Investment Option, or any mutual fund designated under Option C. is discontinued under the Plan, notice to such effect shall be given to all Members and such Members shall be given the opportunity to issue a new Investment Direction affecting future deposits and income subject to such discontinued Option or fund and a Fund Transfer directing the sale of units or shares in the discontinued Option or fund and the transfer of such proceeds to any other Option or fund provided pursuant to Article VII.C. Such notice shall also provide that the failure of a Member to issue a new Investment Direction or a Fund Transfer shall be deemed to be an Investment Direction or a Fund Transfer specifying investment in an Option or fund as specified in the notice.

          If a Member fails to issue a new Investment Direction or a Fund Transfer with respect to future deposits and income or units or shares invested in or directed to be invested in a discontinued Option or fund, the Trustee shall sell such units or shares and invest the proceeds and any future deposits and income as specified in the notice provided to all Members.

          The Trustee may, in accordance with regulations to be prescribed by the Benefit Board, for the purpose of reducing brokerage commissions and other expenses, defer the execution of instructions to purchase or sell securities pursuant to Option A. until the Trustee has accumulated instructions to purchase or sell the quantities prescribed in such regulations. The Trustee in its discretion, may limit the daily volume of its purchases or sales of Du Pont stock to the extent that such action is deemed by the Trustee to be in the best interest of the Members from whom it has received instructions for such purchases or sales.

      F.  Trustee--Maintenance of Plan Assets

          All cash and securities in Employee Accounts shall, until disposed of pursuant to the provisions of the Plan, be held in the possession of the Trustee or its designated agent. Transferable securities may be registered in the name of the Trustee or in the name of its nominee. Nontransferable government bonds shall be issued in such name or names as the Trustee may elect, subject to any applicable laws or regulations at the time in effect with respect thereto. In the sole discretion of the Trustee, investments in a particular security issue made at the instruction of more than one Member may be represented by a single bond or a single stock certificate, as the case may be.

          1. Shares of stock of Du Pont included in the Employee Account of a Member as of the record date shall be voted or caused to be voted at meetings of the stockholders of the Company or any adjournment thereof in accordance with written instructions given by such Member to the Trustee in such form as prescribed by the Benefit Board. The Trustee shall have the voting rights with respect to all shares of stock of Du Pont held in trust pursuant to the terms of the Plan for which voting instructions for a particular stockholder's meeting are not received.

                                     VII-3

          2. In the event of any distribution to all stockholders of Du Pont of any rights to purchase any securities, such rights pertaining to the shares of stock held under the Plan shall be dealt with and disposed of by the Trustee in accordance with the following provisions, conditions, and limitations:

              a. The Trustee shall notify each Member whose Employee Account includes shares of Du Pont stock to which the purchase rights pertain concerning the distribution of such rights. Such notice shall specify a period of time (as prescribed by the Benefit Board) within which the Member may elect that such rights pertaining to any share of stock held in his Employee Account should be allowed to expire by its own terms.

              b. If the Member elects that such purchase rights should be allowed to expire, he shall notify the Trustee to that effect within such period of time and in such form and manner and subject to such other regulations as the Benefit Board may prescribe.

              c. After the expiration of the period of time prescribed as aforesaid, the Trustee shall endeavor to sell all of the purchase rights with regard to which the said Trustee did not receive an instruction from the Member to which such rights were applicable.

                   The total net proceeds realized from such sales shall be credited pro rata to the Employee Accounts of the Members entitled thereto (i.e., in proportion to the number of such purchase rights pertaining to the shares of Du Pont stock held in respect of the Employee Accounts of such Members but not including those shares in the Employee Accounts of Members who elected to allow the rights allocated to their Employee Accounts to expire). The amounts so credited to the Employee Accounts of Members shall for all purposes of the Plan be treated as income.

              d. In no event may the Trustee exercise for the Employee Account of any Member any purchase rights pertaining to the shares of stock held under the Plan.

          3. The assets of the Fixed Income Fund and the Three-Way Asset Allocation Fund under this Plan may be held by the Trustee in trust in common with funds of the same name under the Investment Plan for Salaried Employees of Consol Inc. In such case, the Trustee shall be under no duty to earmark or keep separate the assets of such commingled funds and a determination on the valuation date of the value of such funds under this Plan shall be determined in conjunction with the corresponding determinations made under Options B. and D. of Article VII.C. of the Investment Plan for Salaried Employees of Consol Inc. as though such funds under this Plan and the corresponding funds under the Investment Plan for Salaried Employees of Consol Inc. were one fund for this purpose. The Trustee shall, however, maintain a separate account reflecting the equitable share in the assets of the Fixed Income Fund and the Three-Way Asset Allocation Fund under this Plan and the corresponding funds under the Investment Plan for Salaried Employees of Consol Inc. Conoco may, at any time, direct the Trustee to segregate and withdraw the equitable share in such

                                     VII-4
              assets of the Fixed Income Fund and the Three-Way Asset Allocation Fund of this Plan. The Trustee's valuation of assets for the purpose of such withdrawals shall be conclusive.

                                     VII-5

VIII.   CREDITS AND CHARGES TO EMPLOYEE ACCOUNTS
        ----------------------------------------

    A.  Allocation of Income and Costs on Investments

        1. All interest, dividends, and other income received by the Trustee and all gains or losses upon the sale or redemption of investments in the Member's Regular or Before Tax Account, as determined by the Trustee, shall be credited or charged to such Member's Employee Account.

        2. The share value of securities in a Member's Employee Account purchased pursuant to Option A. shall be based on the closing price of such securities as calculated and provided to the Trustee by the New York Stock Exchange ("NYSE") at the end of each NYSE business day.

            The cost to a Member's Employee's Account of securities purchased under Option A. shall be the daily average weighted purchase price of all securities purchased by the Trustee on the same day at the direction of Members. The proceeds credited to a Member's Employee Account upon the sale or redemption of such securities shall be based on the daily average weighted sale price received by the Trustee for all securities sold by Trustee on the same day at the direction of Members.

            Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase or sale of securities shall be added to the cost of such securities or deducted from the proceeds thereof, as the case may be. Taxes, if any, on any assets held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the Members' Employee Accounts as the Trustee shall determine.

        3. The unit value of units of participation purchased pursuant to Option B. shall be based on the accrued value, which shall include principal value plus accrued interest, of all investment vehicles within the fund divided by the total outstanding units within the Plan as of the close of the previous business day. The cost to a Member's Employee Account of units of participation purchased pursuant to Option B. and the proceeds credited to a Member's Employee Account upon the sale of units of participation in Option
            B. shall be based on the unit value as of the close of the previous business day.

        4. The share value of any Merrill Lynch mutual fund and the Merrill Lynch Equity Index Trust purchased under Option C. shall be the Net Asset Value calculated by Merrill Lynch Asset Management, which shall be calculated once each day the New York Stock Exchange is open for trading. Such Net Value shall include all costs and charges used by Merrill Lynch Asset Management to establish the Net Asset Value.

            The share price of the Fidelity Megellan Fund purchased pursuant to Option C. shall be the Net Asset Value as determined by Fidelity Service Co. on each New York Stock Exchange Business Day. Such Net Asset Value shall include all costs and charges used by Fidelity Service Co. to establish the Net Asset Value.

                                    VIII-1

        5. The unit value of units purchased under Option D. shall be calculated by Wells Fargo Nikko Investment Advisors each business day. Such unit value shall include all costs and charges used by Wells Fargo Nikko Investment Advisors to establish the unit value, except that for the period of time commencing on January 1, 1993 and ending on April 30, 1993, the unit value shall not be reduced by the management/administrative fee used to calculate the unit value.

                                    VIII-2

IX. SUSPENSION OF DEPOSITS
    ----------------------

    A.  Involuntary Suspension of Deposits

        If a Participant is absent from the performance of his duties for Conoco, and, as a consequence of such absence, his Compensation for any calendar month is sixty percent, or less, of his normal Compensation for such month, all deposits to his Employee Account with respect to such month shall be automatically suspended; subject, however to the following limitations and conditions:

        1. If a Participant is absent pursuant to a Company approved leave of absence, the automatic suspension of such deposits may continue only for the duration of such leave of absence. If the Participant is absent for any other reason, the automatic suspension of deposits may not continue without interruption for longer than 12 months.

        2. If a Participant is absent pursuant to a Company approved leave of absence, or because of his sickness or other disability, the period of automatic suspension of deposits shall be included in determining the length of such Participant's years of participation in the Plan.

        3. If a Participant is absent pursuant to a company-approved leave of absence under Conoco's military leave policy or serving the government in a nonmilitary capacity, or because of sickness or other disability, then, in any such event, he may elect, in the manner prescribed by the Benefit Board, to continue to make deposits to his Regular Account (and thus avoid automatic suspension thereof). A Participant making such an election may not change his rate of deposit during such absence. In the event of such election, the Participant's deposits may, in accordance with regulations prescribed by the Benefit Board, either be deducted from any Compensation or other regular payments which such Participant may be entitled to receive from Conoco, or may be paid currently in cash by the Participant to the Trustee. Failure of a Participant to make such cash deposit on the date when it becomes payable shall be treated as an election by him to permit his deposits to be automatically suspended, as hereinabove provided in this Article IX.A. from and after the date of his last previous deposit.

    B.  Voluntary Suspension of Deposits

        A Participant, by direction to the Benefit Board in the manner prescribed by the Benefit Board, or by electing not to make a direct cash payment in accordance with Article IV.D., may voluntarily elect to suspend all monthly Basic and Supplemental Deposits under the Plan, subject, however, to the following limitations:

        1. A voluntary suspension by direction or failure to elect or to make a direct remittance will be applicable to all deposits to the Plan;

        2. A voluntary suspension will remain in effect for the number of months elected by the Participant unless the Participant shall revoke such election by making an election pursuant to Article IV.B.

        3. The right of a Participant to make cash Supplemental Deposits to his Regular Account shall not be affected by a voluntary suspension;

        4. The nonreceipt of a direct remittance from a temporary Employee, in accordance with Article IV.E. within 30 days of the mailing of notification of such right, will be deemed to be a voluntary suspension;

    C.  Company Contributions During Suspension

        During the period or periods of automatic and/or voluntary suspension of monthly deposits as provided in Article IX.A. and B., Company Contributions to the Employee Account of such Participant will be automatically and correspondingly suspended. Company Contributions not made during any such period of suspension shall not be accumulated or carried forward for later payment.

X.  WITHDRAWALS
    -----------

    A.  Full Withdrawals--Retirement

        1. A Participant or Transferred Member shall be entitled to his entire Employee Account in the event of a normal, early, or incapacity retirement from the Retirement Plan. At any time prior to such retirement, a Participant or Transferred Member may, by written direction to the Trustee in the manner prescribed by the Benefit Board, make an election to receive his Employee Account pursuant to the options set forth in Article X.

        2.  Defer to Age 70 1/2

            Any Plan Participant or Transferred Member who is entitled to normal, early, or incapacity retirement under the Retirement Plan may, prior to such retirement, by direction to the Trustee in the manner prescribed by the Benefit Board, make an election to defer the withdrawal of his Employee Account. In the event that a Participant or a Transferred Member makes such an election:

            a. No further Basic Deposits pursuant to Article IV., Supplemental Deposits or contributions pursuant to Article V. shall be made to his Employee Account after the date of his retirement;

            b. During the period of time following his retirement, such Retired Member (or, in a proper case, his legal representative or designated beneficiary) shall be entitled to withdraw his entire Employee Account, under the same terms applicable to withdrawals pursuant to Article X.B., or make one or more partial withdrawals pursuant to terms of Article X.C; and

            c. No later than April 1 of the calendar year following the calendar year in which a Retired Member attains age 70 1/2, such Retired Member (or, in the proper case, his legal representative or designated beneficiary) shall be required to withdraw his entire Employee Account then held by the Trustee.

            d. Prior to attaining age 70 1/2, such Retired Member may elect to receive his Employee Account pursuant to Article X.A.3.

        3.  Periodic Payment Options

            If a Retired Member receiving payments pursuant to one of the options listed in paragraphs a., b., c., d. e. or f. below is reemployed by Conoco, payments shall cease at the time such Retired Member is rehired. If payments cease and the Retired Member subsequently is entitled to an early, normal or incapacity retirement, he may designate any form of distribution of the balance of his Employee Account permitted under Article X.A. of the Plan. The balance of his Employee Account shall include contributions, if any, made after reemployment and earnings on those contributions.
            If payments cease pursuant to this paragraph, they shall resume no later than April 1 of the year following the year in which the Employee reaches age 70 1/2.

            Any Retired Member, who has not attained age 70 1/2 and who, before January 1, 1993, received one or more payments under the Lifetime Cash Payment Option or the Fixed Cash Payment Option as they existed prior to January 1, 1993, or who made an election pursuant to
            Article X.A.2.d. or Article X.A.3.e. or f. may revoke his prior election and elect to receive his Plan assets pursuant to Article X.A.3.c. or d. as amended effective January 1, 1993.

            Any Retired Member, including a Retired Member who retired prior to January 1, 1993, who has not attained the age of 70 1/2 and who has received one or more Periodic Payments pursuant to this Article X.A.3. may, in the manner designated by the Benefit Board, revoke his election and elect any other Periodic Payment Option under this
            Article X.A.3., effective January 1 of the year following the year in which the revocation and new election is made. A Retired Member may make such a revocation and new election once each calendar year.

            a.   Periodic Payment Option--Lifetime

                 A Participant or Transferred Member, prior to his effective retirement date or, a Retired Member pursuant to an election made in accordance with Article X.A.2.d. shall, in the manner designated by the Benefit Board, elect to have the Lifetime Periodic Payment Option calculated based on his actuarial life or on his and his beneficiary's actuarial lives. The electing Member's Employee Account shall be valued as of the effective date of the Periodic Payment Option election and thereafter, on December 31 of each year. In the event of an election to receive annual payments pursuant to this Option, the amount of each such annual payment shall be calculated by dividing the value of the Member's Employee Account on the effective date of the Periodic Payment Option election (or the December 31 next preceding such payment, as the case may be) by the number of years then remaining in the electing Member's actuarial life (or if the Member so elects, in the actuarial lives of the Member and the beneficiary designated at the time of the Periodic Payment Option election).

                 In the event an election is made to receive monthly payments pursuant to this Option, the amount of such monthly payments shall be calculated by dividing the annual payment that would be received, calculated as provided in this Article X.A.3.a, by 12.

                 If an election is made to receive either monthly or annual payments pursuant to this Option, the assets in the electing Member's Before Tax and Regular Accounts shall be liquidated on a pro rata basis, based on the value of each investment in his Before Tax and Regular Accounts to the extent necessary to make such payments. The assets in the Before Tax and Regular Accounts shall be distributed on a pro rata basis based on the value the Before Tax Account and the Regular Account has to the Member's entire Employee Account to the extent necessary to make such payments.

             b.  Periodic Payment Option--Variable

                 A Participant or a Transferred Member, prior to his effective retirement date, or a Retired Member pursuant to an election made in accordance with Article X.A.2.d., shall, in the manner designated by the Benefit Board, designate the number of years over which he elects to receive payments, provided however, that such number of years shall not be less than two years nor more than a period which would pay the account balance during the electing Member's actuarial life or if the electing Member has designated a beneficiary, over the actuarial lives of the electing Member and his beneficiary. The electing Member's Employee Account shall be valued as of the effective date of the Periodic Payment Option election and on December 31 of each year following such election. In the event an election is made to receive monthly payments pursuant to this Option, the amount of each such monthly payment shall be calculated by dividing the value of the electing Member's Employee Account on:

                     (i) the effective date of his Periodic Payment Option
                         election by the number of months under which he has elected to receive monthly payments; and

                    (ii) on January 1 of each year subsequent to the effective date of his Periodic Payment Option election by the number of months under which he elected to receive payments less the number of months since the effective date of his Periodic Payment Option election.

                 In the event an election is made to receive annual payments pursuant to the terms of this Option, the amount of such annual payment shall be calculated by dividing the value of the electing Member's Employee Account as of:

                     (i) the effective date of his Periodic Payment Option
                         election by the number of years under which he has elected to receive annual payments; and

                    (ii) on January 1 of each year subsequent to the effective date of his Periodic Payment Option by the number of years under which he elected to receive annual payments less the number of years since the effective date of his Periodic Payment Option election.

            c.   Periodic Payment Option--Fixed

                 A Participant or a Transferred Member, prior to his effective retirement date or, a Retired Member, pursuant to an election made in accordance with X.A.2.d., shall in the manner designated by the Benefits Board, elect to have the Fixed Periodic Payment Option calculated on the basis of an annual or monthly amount designated by the electing Member. The designated amount shall be paid on an annual or monthly basis to the electing Member until such time as his Employee Account balance is zero.

            d.   Periodic Payment Option--Level

                 A Participant or Transferred Member, prior to his effective retirement date or, a Retired Member, pursuant to an election made in accordance with Article X.A.2.d., shall in the manner designated by the Benefit Board, elect to have the Level Periodic Payment Option calculated by amortizing the electing Member's Employee Account balance over the actuarial life of the electing Member at an interest rate that approximates the expected rate of return for the Fixed Income Fund as of the month payments under this Article X.A.3.d. commence.

                 If the actual interest rate earned over the duration of the payments is greater than the established rate of return, any remaining account balance will be included in the final payment. If the actual interest rate earned over the duration of the payments is less than the established rate of return, payments shall only be made until the account balance is zero.

                 In the event an election is made to receive monthly periodic payment under this Option, the amount of such monthly payments shall be calculated by dividing the annual periodic payment that would be received, calculated as provided in this Article X.A.3.d., by 12.

            e. Any Retired Member who before April 1, 1986 received one or more payments under a Lifetime Cash Payment Option may continue to receive his Plan assets pursuant to Article X.A.3.a. as it existed prior to April 1, 1986. Alternatively, he may elect to receive his Plan assets pursuant to Article X.A.3.a. as amended effective April 1, 1986 by written direction to the Trustee filed at a time and in a form prescribed by the Benefit Board. Such election shall be made before the anniversary of the Retired Member's Cash Payment Option election next following April 1, 1986.

            f. Any Retired Member who before October 1, 1988, received one or more payments under the Fixed Cash Payment Option (now designated the "Variable Periodic Payment Option") may continue to receive his Plan assets pursuant to Article X.A.3.b. as it existed prior to October 1, 1988. Alternately he may elect to receive his Plan assets pursuant to Article X.A.3.b. as amended effective October 1, 1988, by written direction to the Trustee filed at a time and in a form prescribed by the Benefit Board.

    B.  Full Withdrawal--Other Than Upon Retirement

        1.  Plan Mandated Withdrawals

            Payment of the vested portion of an Employee Account shall be paid as soon as is practical to a Terminated Member after his termination of employment with Conoco and as soon as is practical to an Alternate Payee, or a Non-Spouse Beneficiary Member upon the Trustee's receipt of a request for a lump sum payment, but no later than 12 months following the event of the death of the Member whose Employee Account is to be distributed to the Non-Spouse Beneficiary.

            Provided, however, that a lump-sum payment of the amount in an Employee Account to which a Terminated Member or an Alternate Payee is entitled, which has a vested balance that exceeds $3,500, or a vested balance of less than $3,500 if the Terminated Member has been terminated at a time he was subject to Article X.B.2.c.(1). (termination due to a spousal transfer, job abolishment or incapacity), shall not be made during the lifetime of the Terminated Member or Alternate Payee unless the Terminated Member or Alternate Payee, consents in writing to the distribution or until April 1 of the year following the year in which the Terminated Member or the Member from whom the Alternate Payee received his Employee Account reaches age 70 1/2.

            The amount of any loan balance in any Member's Employee Account shall be included in determining whether an Employee Account has a vested balance of $3500 or less, but any distribution of a Loan Balance shall be treated as a Deemed Withdrawal and no further cash or distribution in kind shall be made.

        2.  Member Initiated Regular Account Withdrawals

            Any Member, by written direction to the Trustee in the manner prescribed by the Benefit Board, shall be entitled to withdraw his Regular Account as follows:

            a.   If he is vested, he may withdraw his entire Regular Account.

            b.   If he is not vested, he may withdraw the greater of either:

                 (1) An amount equal to the sum of his total deposits to the date of withdrawal and all income added to his Regular Account (but not more than his entire Regular Account).

                 (2) The value of his entire Regular Account less an amount equal to the total of Conoco's contributions to his Regular Account to the date of withdrawal.

                 (3) Any Company contributions remaining in the Member's
                     Employee account shall be forfeited except as provided in X.B.2.d.(2).

            c.   (1) If a Participant is not vested and the sole reason for the termination of his employment by Conoco was (i) that his spouse was transferred by Conoco to an employment location outside the immediate geographical area, (ii) that the position or job he held with Conoco was abolished, or (iii) because of his incapacity, he may withdraw his entire Regular Account. Withdrawals under this paragraph arising from the termination of a Participant due to a transfer of his spouse by Conoco, the fact that the position or job he held with Conoco was abolished, or the incapacity of such Participant are subject to prior approval by the Benefit Board, provided that in the case of a termination for the reason of incapacity, such approval by the Benefit Board shall be based upon one or more reports by qualified medical doctors. Every Participant, the termination of whose employment by Conoco falls within the terms of this Article X.B.2.c., shall be treated the same as all other such Participants under the same or similar circumstances.

            d.   Conditions of Withdrawal from Regular Account

                 Withdrawals by a Participant from his Employee Account shall be subject to the following conditions:

                 (1) The withdrawing Participant shall be ineligible to make
                     Basic Deposits to the Plan for a period of six months from the date of withdrawal. Suspensions under this Article X.B.2. and suspensions under X.B.3. and X.C. shall run concurrently.

                 (2) If subsequent to a withdrawal described in Article X.B.2.b.
                     and within the limits of subparagraphs (i) and (ii) below, such withdrawing Participant redeposits to his Regular Account the amount specified in subparagraph (i) below, then in such event, Conoco shall contribute to the Regular Account of the Participant an amount equal to the amount of Company Contributions forfeited on the date of withdrawal.

                     (i) Any Member who made a complete withdrawal after
                         termination of employment and any Participant who terminated participation in the Plan at the time he made the withdrawal, must redeposit the full amount of the withdrawal, valued as of the date of withdrawal. If the Participant did not terminate participation in the Plan at the time of withdrawal, he must redeposit either the total amount of Basic Deposits withdrawn or the total amount of the withdrawal valued as of the date of withdrawal.

                    (ii) Only a Participant or an employee of an Affiliated
                         Company who has an Employee Account, which does not consist exclusively of funds received by the Trustee under Article XXIII., in the Plan is entitled to make the redeposit described above and the redeposit must be made no later than the close of the first period of five consecutive One-Year Breaks-in-Service commencing after the withdrawal.

            e. Upon termination or partial termination of the Plan by Conoco Inc. or any affiliate which has adopted the Plan, or upon complete discontinuance of all Company Contributions under the Plan or complete discontinuance of contributions thereunder by any affiliate of Conoco Inc., the rights of Participants affected by such termination, partial termination, or complete discontinuance of contributions, to their respective Regular Account balances shall become nonforfeitable and such Participants shall be entitled to withdraw their entire Regular Accounts.

            f. If a Member terminates employment with Conoco at a time when he is not entitled to withdraw his entire Regular Account, after five One-Year Breaks-in-Service, he immediately shall forfeit that part of his Regular Account that is the difference between the full value of his Regular Account on the date the forfeiture occurs and the amount he is entitled to withdraw under the provisions of Article X.B.2.b. on the date the forfeiture occurs.

        3.  Member Initiated Before Tax Account Withdrawals.

            Any Member, by written direction to the Trustee in the manner prescribed by the Benefit Board shall be entitled to withdraw his Before Tax Account upon retirement, separation from service, or upon attaining the age of 59 1/2. In the event of the death of a Member, his designated beneficiary shall be entitled to withdraw the Member's Before Tax Account. Prior to age 59 1/2 and while employed by Conoco, a Participant may not make a withdrawal from his Before Tax Account except upon prior approval of the Benefit Board, or one to whom the Benefit Board has specifically delegated the authority to determine Hardship, who shall grant a full withdrawal from his Before Tax Account only upon proof of Hardship requiring the entire sum of his Before Tax Account. A Hardship withdrawal of an amount less than the entire Employee Account shall be made pursuant to
            Article X.C.2. A Participant who is making a complete withdrawal for reason of Hardship shall be required to first withdraw funds from his Regular Account as provided to meet the definition of Hardship in Article II.W. A Participant shall not be granted a withdrawal under this Article X.B.3. unless he proves he meets the definition of Hardship set forth in Article II.W. The Benefit Board, or its delegee will determine whether the definition of Hardship has been met.

            If the withdrawing Member is also a Participant in the Plan, he shall be ineligible to participate in the Plan for a period of six full months from the date of his withdrawal, except that if the withdrawing Participant has a Regular Account subsequent to the withdrawal, deposits to his Employee Account may continue during this six month period, except as otherwise provided in Article II.W.B.2. Suspensions under Articles X.B.2., X.B.3. and X.C. shall run concurrently.

        4.  Special Provisions Applicable to Transferred Employees

            Withdrawals pursuant to the provisions of this Article X.B.4. shall be subject to the following conditions:

            a. A transfer of employment from Conoco to an Affiliated Company or a corporation which has adopted a profit sharing plan administered by an Affiliated Company, or between Affiliated Companies or corporations which have adopted a profit sharing plan administered by an Affiliated Company, shall not be considered as a termination of or separation from employment.

            b. If a Member is transferred at the request or with the consent of Conoco to the employ of an employer not participating in the Plan or to otherwise noneligible employment, such Member may continue his Employee Account during the period of such employment but with no further deposits or contributions during such period, except as provided for in Article X.B.4.d. If such transfer is to the employ of an Affiliated Company or corporation which has adopted a profit sharing plan administered by an Affiliated Company, participation in the profit sharing plan of such corporation shall be included in determining the Member's years of participation and years of service in this Plan. If such transfer is to the employ of an employer which does not permit participation in the profit sharing plan of an Affiliated Company, the period of employment with such employer shall be included in determining years of participation and years of service in this Plan.

            c. A Member who is or has been transferred at the request or with the consent of Conoco, from Conoco to an Affiliated Company or a corporation which has adopted a profit-sharing plan administered by an Affiliated Company, may request the Trustee, in the manner prescribed by the Benefit Board, to transfer his entire Employee Account in the Plan to the profit-sharing plan maintained by his employer, unless his Employee Account is collaterally pledged pursuant to Article XVI. The transfer of an Employee Account will not be considered a withdrawal from this Plan. The Benefit Board shall determine whether the transfer of an Employee Account shall be in cash or in kind on the basis of uniform rules applicable to all Members on the same basis.

            d. A Member who is or has been transferred from Conoco to an Affiliated Company, which is a member of the Du Pont controlled group or a corporation which has adopted a profit-sharing plan administered by an Affiliated Company, which is a member of the Du Pont controlled group and who continues his Employee Account pursuant to X.B.4.b., may make the maximum amount of Supplemental Deposits allowable under Article II.RR. to his Employee Account.

        5.  Loss of Part of Regular Account on Withdrawal

            In case any Member shall, by reason of any withdrawal under any provision of this Article X., lose his interests and rights in any part of his Employee Account, the amount so lost shall be applied to reduce the subsequent contributions of Conoco under the Plan, or if the Plan shall be terminated, the Trustee shall credit any amount not so applied ratably to the Employee Accounts of all other Participants in the Plan at the time of termination. To the extent required for such purposes, the Trustee shall sell or turn in for redemption any security purchased at the direction of the withdrawing Member.

        6.  Method of Payment

            Upon any withdrawal under the provisions of this Article X. except pursuant to Article X.A.3., the Trustee shall determine whether to make payment in cash or in kind, or both, and for the purpose of any such payment in cash, the Trustee may sell or turn in for redemption any security that shall have been purchased at the direction of the withdrawing Member. To the extent practicable, the Trustee will make payment in kind only if the withdrawing Member shall so request. For the purpose of valuing an Employee Account in connection with any withdrawal under the provisions of this Article X. or Article XIX.B. and for the purpose of any distribution in kind, securities shall be valued pursuant to uniform regulations to be issued and published by the Benefit Board or as otherwise set out in the Plan.

        7. Special Provisions Relating to Former Employees of Conoco Inc. Employed by Vista Chemical Company pursuant to Asset Purchase Agreement.

            a. The trustee of the Thrift Plan will, effective October 1, 1985, transfer to the trustee of the Vista Plan an amount in cash or property equal to the aggregate account balances of the Vista Employees who have not withdrawn their entire account balances as of the time of transfer of assets to the Vista Plan. The trustee will transfer the Thrift Plan Account of each Vista Employee in cash except that all whole shares of Du Pont stock in the account on the date of transfer will be transferred in kind and all units of Deposit Account will be transferred in the form of such units.

            b. As of the date of transfer of assets from this Plan to the Savings and Investment Plan of Vista Chemical, neither this Plan nor the Company will have any obligation for benefits under the Plan to any Vista employee for whom a transfer of assets was made pursuant to Article X.B.7.a. of the Plan.

    C.  Partial Withdrawals

        1.  Member Initiated Regular Account Withdrawals.

            By written direction to the Trustee in the manner prescribed by the Benefit Board, any Member, except a Non-spouse Beneficiary, may make a maximum of three partial withdrawals from his Regular Account each calendar year. Notwithstanding the preceding sentence, at no time may:

                (i) a Member withdraw more than the remaining credit to his Regular Account, exclusive of any loan balance;

                (ii) a Member withdraw his entire Regular Account under this
                     Article X.C.1., unless such Member also has a Before Tax Account;

               (iii) nonvested Member withdraw an amount that is not reduced by the amount of Company Contributions that must remain in his Employee Account to ensure that he does not receive an amount greater than the amount to which he would be entitled if he were making a withdrawal pursuant to Article X.B.2.b.

            Partial withdrawals shall be subject to the suspension provisions of
            Article X.C.1.b.

            a.  Sequence of Withdrawal of Funds.

                For the purpose of determining whether a withdrawal subject to a suspension as described in Article X.C.1.b.

                has occurred, all partial withdrawals shall be made in the following sequence from a Participant's Regular Account. If the Participant is not entitled to withdraw Company Contributions, the sequence of withdrawal shall be as stated below but omitting the items referring to Company Contributions.

                (1)  Supplemental Deposits;

                (2)  Rollover Assets;

                (3)  Basic Deposits in the Regular account more than 24 months;

                (4) Company Contributions in the Regular account more than 24 months;

                (5)  Earnings (including profit and loss);

                (6)  Basic Deposits in the Regular account 24 months or less;
                     and

                (7) Company Contributions in the Regular account 24 months or less.

        /*/[[a.      Sequence of Withdrawal of Funds.

                For the purpose of determining whether a withdrawal subject to a suspension as described in Article X.C.1.b. has occurred, all partial withdrawals shall be made in the following sequence from a Participant's Regular Account. If the Participant is not entitled to withdraw Company Contributions, the sequence of withdrawal shall be as stated below but omitting the items referring to Company Contributions.

                (1)  Supplemental Deposits;

                (2)  Rollover Assets;

                (3)  Earnings (including profit and loss);

                (4)  Basic Deposits in the Regular account more than 24 months;

                (5) Company Contributions in the Regular Account more than 24 months;

                (6)  Basic Deposits in the regular Account 24 months or less;
                     and

                (7) Company Contributions in the Regular Account 24 months or less;]]

- --------------------
     /*/Plan provisions in double brackets are effective upon approval by the Internal Revenue Service.

          /*/b. Suspensions Due to Partial Withdrawal.

                In the case of any partial withdrawal under Article X.C.1. or XVI.B.4., of the type of funds described in X.C.1.a(5), (6) or
                (7) [[X.C.1.a(6) or (7)]], a Member, who is a Participant may not make any Basic Deposits to his Employee Account for a period of six months following his most recent withdrawal. If a Participant makes a partial withdrawal during the time he is precluded from making Basic Deposits pursuant to this Article X.C.1.b., the six-month period imposed for any previous withdrawal shall run concurrently with the six-month period following his most recent withdrawal. This period shall be included in determining the Participant's years of participation under the Plan and shall not be deemed to be a suspension for the purpose of Article IX of the Plan.

                During the period of suspension provided for in this Article X.C.1.b., a Participant who is making Supplemental Deposits will continue making such deposits until he voluntarily elects to suspend such deposits in accordance with Article IX.B.

            c.  Redeposits and Interests Remaining upon Partial Withdrawals.

                Upon any withdrawal pursuant to this Article X.C.1.:

                (1) A nonvested Member forfeits the matching Company Contributions attributable to the Basic Deposits he withdraws, provided, however, that if a nonvested Member who is a Participant redeposits the total amount of Basic Deposits which he withdrew or the total amount of the withdrawal, valued as of the date of withdrawal, then in such event, Conoco shall contribute to the Employee Account of the Participant an amount equal to the amount of Company Contributions forfeited under this paragraph. Only an Employee, who is a Participant, or an employee of an Affiliated Company who has an Employee Account in the Plan is entitled to make such a redeposit and the redeposit must be made no later than the close of the first period of five consecutive One-Year Breaks-in-Service commencing after the withdrawal.

                (2) A vested Member shall not lose his interest in or his rights in respect to the balance of his Employee Account.

        2.  Applicable to A Member's Before Tax Account

            a.  Eligibility to Make Withdrawal

                A Member, if not employed by Conoco, by written direction to the Trustee in the manner prescribed by the Benefit Board, shall be entitled to make a partial withdrawal from his Before Tax Account upon his retirement or upon separation from service. A Participant, by direction to the Trustee, in the manner prescribed by the Benefit Board, shall be entitled to make a partial withdrawal from his Before Tax Account upon attaining the age of 59 1/2

                (subject to procedures implemented by the Benefit Board to implement Code Section 72(e)(8)(1)) or upon proof of Hardship.
                A Participant may not make a Hardship withdrawal except by prior approval of the Benefit Board or its delegee, unless the Participant certifies that the need for the withdrawal is a result of medical expense, college education expense, or the purchase of a principal residence for the Participant or his dependent. The amount of a partial Hardship withdrawal will be limited to the amount of immediate financial need demonstrated by the Participant to the Benefit Board, or its delagee.

            b.  Conditions of Partial Withdrawal of Before Tax Account.

                (1)  A Participant shall not be granted a withdrawal under
                     Article X.C.2 unless he proves he has attained age 59 1/2 or that he meets the definition of Hardship set forth in
                     Article II.W. The Benefit Board or its delegee will determine whether the definition of Hardship has been met.

                (2) A nonvested Member forfeits the matching Company Contributions attributable to the Basic Deposits he withdraws from his Before Tax Account, unless such nonvested Member is a Participant who subsequently redeposits the total amount of such withdrawal to his Regular Account pursuant to Article X.B.2.d(2) and subsequently vests in such Company Contributions. The amount of Basic Deposits that may be withdrawn by a nonvested Member will be reduced by the amount of Company Contributions which must remain in the Member's Regular Account to insure that he would receive the amounts to which he would be entitled if he were making a full withdrawal of his Employee Account.

                (3) A Member who makes a partial withdrawal from his Before Tax Account shall make such withdrawals of Basic Deposits and Earnings in his Before Tax Account in the same order and under the same terms and conditions relating to suspension from participation in the Plan and frequency of withdrawals as would apply to his Regular Account pursuant to Article X.C.1. but subject to the limitations on withdrawal of this
                     Article X.C.2., except that if such withdrawal shall be by a Participant for reason of Hardship it shall not be counted as one of the three partial withdrawals allowable during a calendar year.

        3. If, at any time pursuant to the provisions of Article X.C., a Member withdraws the entire amount credited to his Employee Account, he shall be deemed to have made a full withdrawal pursuant to Article X.B.

    D. Separation from service during or after the year in which a Participant attains age 55 shall be considered to be on account of early retirement under this Plan solely for the purpose of enabling the Member to qualify for an exemption under Section 72(t)(2)(A)(v) of the Internal Revenue Code.

    E.  Compliance with Minimum Distribution Rules

        1. Notwithstanding any other provision of this Plan, beginning January 1, 1985, a Member shall receive Minimum Distributions. "Minimum Distributions" shall mean distributions in such amounts as are required to satisfy section 401(a)(9) of the Code, the incidental death benefit rule of section 401(a)(9)(G) of the Code, and regulations under both of those Code sections, and which are made no later than required to satisfy section 401(a)(9) of the Code and regulations thereunder. Except as provided in Article X.E.2., 3. and 4., below, a Member shall receive his Minimum Distributions in the form of a lump sum payment of his entire Employee Account.

        2. If a Member has not terminated employment with the Company on April 1 of the calendar year following the calendar year in which he attained age 70 1/2, his minimum distribution will begin no later than that date in the form of a lump sum distribution, if he is not eligible for Early or Normal retirement under the Retirement Plan, or, in the form of a Lifetime Periodic Payment calculated on the actuarial life of the Member, if he is eligible for Early or Normal retirement under the Retirement Plan.

        3. If a Retired Member makes an election under Article X.A.3. of the Plan to receive a Periodic Payment Option and the payments begin before April 1 of the calendar year following the calendar year in which the Retired Member attains age 70 1/2, the payments will be adjusted no later than April 1 of the calendar year following the calendar year in which the Retired Member attained age 70 1/2, as necessary, to ensure that the Retired Member receives Minimum Distributions. If the Retired Member has made such an election but the payments do not begin before April 1 of the calendar year following the calendar year in which the Retired Member attained age 70 1/2, Minimum Distributions will begin no later than that date in the form elected by the Retired Member, adjusted as necessary to ensure that the Retired Member receives Minimum Distributions.

        4. Payments in the form of a Lifetime Periodic Payment calculated on the actuarial life of the Member shall commence on April 1 of the calendar year following the calendar year in which any Member who is a Spouse Beneficiary, attained age 70 1/2.

        5. A lump sum payment shall be made to any Member, who is an Alternate Payee, no later than April 1 of the calendar year following the calendar year in which the Member, from whom the Alternate Payee received the Employee Account, attained or would have attained age 70 1/2.

XI. LOANS
    -----

    A.  Eligibility for a Loan

        1. The Loan Administrator (as provided for in Article XI.K.1. may grant a loan to any Plan Member who at the time of loan closure is eligible to make Basic Deposits pursuant to Article IV., or who would be eligible to make Basic Deposits but for the suspension provisions of Articles IX.B. or X.C. and to any Plan Member with an Employee Account who is a participant of the Investment Plan for Salaried Employees of CONSOL Inc. (the "Investment Plan") entitled to make Basic Deposits under Article IV. of the Investment Plan, or who would be eligible to make Basic Deposits, but for the Suspension provisions of Articles IX.B., X.B. or X.C. of the Investment Plan. The Loan Administrator may also grant a loan to any "party-in-interest" (as defined in 29 U.S.C. (S)1002(14)) with an Employee Account or to any person who has a vested Employee Account under the Plan and who is employed by a Corporate Affiliate. A loan may not be granted to those Members eligible to make Basic Deposits pursuant to Article IX.A.3. or who have their Employee Accounts collaterally pledged pursuant to Article XVI.B. For the purpose of this Article XI., a person to whom a loan is granted shall be referred to as a "Borrowing Participant." For the purpose of this
            Article XI., Corporate Affiliate shall mean a corporation that has adopted the Plan or any other profit sharing plan and is a member of the controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to
            Section 1563(a)(4) and Section 1563(3)(3)(C)) of which Du Pont is parent, and any corporation which is not a member of said controlled group of corporations but has adopted any profit sharing plan administered by a plan administrator appointed by any member of said controlled group.

        2. The Loan Administrator may grant up to five loans, but never more than one loan on any day, from such Borrowing Participant's vested Employee Account, provided, however, that no loans may be granted on the basis of a Borrowing Participant's Employee Account to which he has not contributed Basic Deposits, and may direct the Trustee to disburse trust funds to such Borrowing Participant, provided that such loans are available to all persons described in Article XI.A.1. on a reasonably equivalent basis and the terms and conditions of such loans comply with this Article XI. and such other terms and conditions as the Benefit Board may from time to time prescribe.

        3. Application for a loan shall be in the manner prescribed by the Benefit Board. Each loan shall be evidenced by a promissory note which shall set forth the principal amount of the loan, the rate of interest, the repayment schedule, identification of any security interest or collateral, and such other items as may be determined by the Benefit Board.

        4. Notwithstanding anything to the contrary, a loan shall not be granted if it would adversely affect either the status of the Plan as one which qualifies as a profit sharing plan pursuant to Section 401 of the Internal Revenue Code of 1954, as amended, or which would adversely affect the trust maintained pursuant to Article XIV.A. as a trust which is exempt from

            Federal Income Tax pursuant to Section 501 of the Internal Revenue Code of 1954, as amended.

    B.  Obtaining Funds For a Loan

        Upon approval of the Loan Administrator of the loan application, such Borrowing Participant shall direct the Trustee to sell, turn in for redemption, or liquidate, as may be appropriate, any investments in his Employee Account under any one or more of Options A., B., C., or D. as is necessary to make funds available for the loan granted to such Borrowing Participant and direct the Trustee to disburse such funds to the Borrowing Participant, provided such loan shall not be prohibited by any law including, but not limited to, Section 4975 of the Code of 1954, as amended, or Section 406 of the Employee Retirement Income Security Act, as amended.

        1. Such sale, redemption, or liquidation shall be by Fund Transfer Order or such other direction or form as prescribed by the Benefit Board, however, to the extent the funds are available for the loan amount in a Borrowing Participant's Regular Account, such sale will be made from any one or more of Options A., B., C., or D. of said Regular Account.

        2. Any funds disbursed as a loan to a Borrowing Participant shall be deemed invested in Option E. (Loan Account).

     C. Maximum Amount of Loan

        The amount of any loan from the Plan, determined by aggregating the outstanding balances of loans from the Plan and loans from profit sharing plans adopted by any Corporate Affiliate, shall not be less than $1,000.00 nor greater than the lesser of (i) $50,000.00 reduced by the excess, if any, of (1) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made over (2) the outstanding balance of loans from the Plan on the date on which such loan was made; or (ii) 50 percent of the vested portion of the Borrowing Participant's Employee Account. The value of the Borrowing Participant's Employee Account for the purpose of this Article XI.C. shall be determined by the Loan Administrator from the most recent valuation information that is available at the time of receipt of the loan application, as adjusted by any contributions or withdrawals made after receipt of the loan application and prior to loan closure, subject to the following additional provisions:

        1. Solely for the purpose of determining whether the amount of any loan made under the Plan as adopted by any corporation which is a member of the controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(C)) of which Du Pont is parent, exceeds 50 percent of the value of the vested portion of the Borrowing Participant's Employee Account, the Loan Administrator shall include the vested portion of the Borrowing Participant's Employee Account in the Plan, and the Du Pont Savings and Investment Plan, exclusive of the Borrowing Participant's Employee Account in the Plan, the Investment Plan for Salaried Employees of CONSOL Inc. and the Du Pont Savings and Investment Plan as such plans have been adopted by corporations which are not members of said controlled group of corporations.

        2. The maximum amount of any loan shall in no event exceed 50 percent of the vested portion of the Borrowing Participant's Employee Account, exclusive of any Employee Account established pursuant to a QDRO or to which the Borrowing Participant is entitled as a beneficiary under Article XII., as determined from the most recent valuation information that is available at the time of loan closure. For purposes of the preceding sentence, when loans are made simultaneously to a Borrowing Participant under the Plan, as adopted by Corporate Affiliates which are members of the control group and as adopted by members which are not members of the controlled group (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(C)), no such loan shall be considered to exceed 50 percent of value of the vested portion of the Borrowing Participant's Employee Account if the aggregate amount of said loans does not exceed 50 percent of the sum of the Borrowing Participant's Employee Accounts under the Plan, as adopted by said corporations.

    D.  Loan Payment Period

        The period of any loan shall be as requested by the Borrowing Participant and as agreed to by the Loan Administrator, provided that the minimum period of any loan shall be 12 months, with additional monthly increments, through a maximum loan period of 60 months, provided, however, that such maximum loan period may be greater than 60 months and not more than 120 months for a loan granted to a Borrowing Participant who has furnished evidence satisfactory to the Benefit Board that the loan will be used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as the principal residence of the Participant.

    E.  Rate of Interest

        1. The rate of interest that shall be charged for a loan granted pursuant to Article XI. shall be determined on the last work day of the calendar month preceding the receipt of the loan application, or any other date as designated from time to time by the Benefit Board, and shall be the average rate for secured personal loans (rounded to the next lower one-quarter percent) than in effect at a group of financial institutions, as designated from time to time by the Benefit Board, provided, however, that the interest rate shall not exceed the maximum amount allowed by law.

        2. The rate of interest, with respect to any loan, shall be constant throughout the term of the loan and shall not exceed the rate of interest permitted under applicable law. Each Borrowing Participant shall receive from the Loan Administrator, at the time of loan closure, a statement regarding the amount of the loan, the annual percentage rate, the amount of interest, and total repayment schedule of the loan, and any additional information required by applicable law.

    F.  Frequency of Loans

        A loan shall not be granted more frequently than once during any 24-consecutive-hour period.

    G.  Method of Loan Repayment

        Unless otherwise provided in this Article XI., repayment of the outstanding principal and accrued interest on any loan shall be accomplished through the deduction of equal amounts (or nearly equal amounts) from the monthly Compensation of the Borrowing Participant during the term of the loan. The repayment amount representing principal shall be credited first to a Borrowing Participant's Before Tax Account until or unless the loan account balance of such Before Tax Account is equal to zero. The repayment amount representing interest shall be credited to earnings in the Borrowing Participant's Regular or Before Tax Account as applicable. The loan repayment amounts shall be invested pursuant to the Borrowing Participant's current Investment Direction as provided for in Article VII. If the monthly Compensation of a Borrowing Participant is not sufficient to obtain or the Borrowing Participant does not authorize the scheduled principal and interest payment which becomes due and payable ("Loan Payment"), unless the Loan Payment or interest payment is being made by direct remittance as provided for in Article XI.H., a default will be declared pursuant to
        Article XI.J.1.

    H.  Exceptions to Normal Method of Repayment

        1. A Borrowing Participant who is on an authorized leave of absence or an absence due to layoff or strike and is not paid his Compensation nor entitled to such Compensation because of such absence shall be permitted for a period not to exceed 12 consecutive months, to remit directly to the Loan Administrator the amount of any scheduled Loan Payment. The payment of less than the scheduled Loan Payment will be declared a default pursuant to Article XI.J.1. If, at the conclusion of a 12-consecutive-month period of absence, the Borrowing Participant has not returned, the amount of the Loan Account shall be cancelled pursuant to Article XI.J.3.

        2. If it is determined by the Loan Administrator that the procedure of payroll deduction as a method of Loan Payment is not feasible with respect to a Borrowing Participant, such Borrowing Participant shall remit directly to the Loan Administrator the amount of any scheduled Loan Payment. The payment of less than the scheduled Loan Payment will be declared a default pursuant to Article XI.J.1.

        3. Notwithstanding a declaration of a default pursuant to Article XI.J.1., due to a Borrowing Participant's termination of employment, a Borrowing Participant who has elected early, normal, or incapacity retirement and has elected to defer withdrawal of his Employee Account pursuant to Article X.A.2. may, for such period of deferral, remit directly to the Loan Administrator the amount of any scheduled Loan Payment. The payment of less than the scheduled Loan Payment will be declared a default pursuant to Article XI.J.1.

        4. In the event that any Borrowing Participant fails to make direct remittance as provided under this Article XI.H. of any scheduled principal and interest payment under Article XI.H.1., 2, and 3 by the 45th day after such payment is due, a default will be declared pursuant to Article XI.J.1.

        5.  Notwithstanding anything to the contrary, no provision of this
            Article XI.H. shall extend the approved term of the loan.

    I.  Prepayment of Loan Balance

        Notwithstanding any other provisions of this Article XI., a Borrowing Participant shall retain the right to repay, at any time prior to the end of the loan period, without penalty, the full amount of any loan granted pursuant to this Article XI. Such payment shall be made in cash, a certified or cashier's check, or such other form of guaranteed payment as permitted by the Loan Administrator, or by an election on the part of the Borrowing Participant to incur a Deemed Withdrawal from such Borrowing Participant's Employee Account pursuant to the terms of
        Article XI.J.4.

    J.  Loan Defaults

        1. While any portion of a loan in a Member's Employee Account is outstanding, a default will be declared as described in Article XI.G., XI.H.1, 2, 3, or 4, or upon the termination of employment of any Borrowing Participant, who is not eligible for Early or Normal retirement under the Retirement Plan and has elected to defer distribution of his Employee Account, such termination including, but not limited to, retirement, death, disability, or resignation but excluding any transfer of employment to any Corporate Affiliate and any transfer of employment as stated in Article X.B.4. (Declaration of Default). Except as provided in Article XI.J.3., a notice (Notice of Default) will be issued upon a Declaration of Default.

        2. In the event of the termination of employment of a Borrowing Participant, who is not eligible for Early or Normal retirement under the Retirement Plan or who is eligible, but has not elected to defer distribution of his Employee Account, a Declaration of Default shall occur upon the later of the effective date of such Borrowing Participant's termination of employment or the first day immediately following the month in which the last Loan Payment was received from such Borrowing Participant.

        3. A Deemed Withdrawal pursuant to Article XI.J.4. will be made from the Borrowing Participant's Employee Account without the issuance of a Notice of Default at the end of any direct remittance period provided in Article XI.H.1 or 3. A Deemed Withdrawal will be made for loans granted prior to January 1, 1993, upon the third occurrence of a Declaration of Default with respect to the loan for which the Declaration of Default was issued, and for loans granted after December 31, 1992, upon the occurrence of a Declaration of Default with respect to the loan for which the Declaration of Default was issued, for the Loan Balance of a loan granted pursuant to this Article XI. if all Loan Payments are not made prior to 45 days after the first Loan Payment was not made by the Borrowing Participant.

        4. If the Loan Administrator does not receive payment of any unpaid scheduled Loan Payment or payments due pursuant to Article XI.H.4. within 30 days of the issuance of a Notice of Default, the Loan Account and accrued interest (Loan Balance) shall be deemed withdrawn (Deemed Withdrawal) as follows:

            a. If the Loan Account is in a Member's Regular Account only, a Deemed Withdrawal shall be made from the Borrowing Participant's Regular Account for the amount of the Loan Balance.

            b. If the Loan Account is in a Member's Before Tax Account and the Borrowing Participant is not age 59 1/2 or over, a Deemed Withdrawal shall be made consistent with the provisions of
                 Article XI.J.4.d.

            c. If the Loan Account is in a Member's Before Tax Account and the Borrowing Participant is eligible to make a withdrawal from such account, then a Deemed Withdrawal shall be made from the Borrowing Participant's Before Tax Account unless the Member elects otherwise.

            d. Notwithstanding the preceding, no Deemed Withdrawal shall occur if such withdrawal would adversely affect the status of the Plan under Section 401(a) or 401(k) of the Code of 1954, as amended. In that event, the Plan Administrator may take such other action as it deems necessary to ensure repayment of loans made under this Article and in compliance with applicable law. If a Deemed Withdrawal under Article XI.J.4. would adversely affect the status of the Plan under Section 401(a) or 401(k) of the Code:

                 1. The Member's entire Regular Account shall be distributed to the Member, subject to Article X.B.2.a. and b. in accordance with the previously given consent of the Member.

                 2. If the Member is a Participant in the Plan, he shall be suspended from making Supplemental Deposits during the period beginning 45 days from the date the first payment is missed and ending with the last day of the month in which all Past Due Loan Payments are made; and

                 3. If the Member is a Participant in the Plan, he shall be suspended from making Basic Deposits and from receiving Company Contributions during the period beginning 45 days from the date the first payment is missed and ending with the last day of the month in which all the Past Due Loan Payments are made or the expiration of six months whichever is later.

                 4. The amount of any Deemed Withdrawal shall be considered to have been distributed from the Borrowing Participant's Employee Account pursuant to the sequence of withdrawals specified in Article X.C. and shall be subject to the suspensions thereof, but such Deemed Withdrawal will not be considered as one of the three partial withdrawals allowable in a calendar year.

        5.  A Deemed Withdrawal may be initiated by the:

            a. Borrowing Participant upon a voluntary election to cancel the Loan Account, or

            b.   Loan Administrator pursuant to conditions described in this
                 Article XI.J.

    K.  Loan Administrator's Authority/Responsibility

        1. Subject to the direction of the Board, the Benefit Board shall have overall responsibility for the administration and operation of the loan procedure under this Article XI., which responsibility it shall in part discharge by the appointment of a Loan Administrator.

        2. The Loan Administrator shall be one or more persons appointed by the Benefit Board. In the absence of such appointment, the Benefit Board shall be the Loan Administrator.

            Each person serving as the Loan Administrator shall remain in office at the will of the Benefit Board, and the Benefit Board may from time to time remove any person serving as the Loan Administrator with or without cause and shall appoint his successor. The Loan Administrator shall have the general responsibility for the administration of loans to Borrowing Participants under the Plan.

        3. Each person, upon being appointed Loan Administrator, shall file an acceptance thereof in writing with the Benefit Board. Any person serving as Loan Administrator may resign by delivering his written resignation to the Benefit Board, and such resignation shall become effective upon the date specified therein. In the event more than one person is serving as Loan Administrator, the remaining persons serving as Loan Administrator shall constitute the Loan Administrator with full power to act until said vacancy is filled.

        4. The Loan Administrator shall administer loans to Borrowing Participants in accordance with the terms of the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the following:

            a. To process, approve, or disapprove applications for loans to Borrowing Participants, based upon objective criteria applied consistently;

            b. To decide all questions arising in the administration of loans, including those relating to eligibility for a loan, the terms and conditions for such loan, and the repayment of such loan;

            c. The authorize the Trustee to make payment of funds to the Borrowing Participant. Further, to submit to the Trustee amounts received in repayment of principal and interest and advise the Trustee of the Plan options such funds are to be invested in;

            d. To execute on behalf of the Benefit Board, as creditor, any note, security agreement, or other evidence of credit or security arrangement created pursuant to the provisions of this Article;

            e. To communicate to Participants any changes regarding the terms and conditions upon which a loan shall be granted, including the applicable rate of interest charged with respect to a loan, and the effective date with respect to any such changes.

        5. The Loan Administrator shall have authority to delegate, from time to time, all or any part of its responsibilities under the Plan to such person or persons as it may deem advisable and in the same manner revoke any such delegation of responsibility. Any action of the delegate shall have the same force and effect for all persons hereunder as if such action had been taken by the Loan Administrator.

    L.  Suspension of Loans

        The Benefit Board may from time to time suspend the granting of loans under the Plan for such purposes as the Benefit Board may determine, including, but not limited to, the proper discharge of its fiduciary duties under law.

XII.  BENEFICIARIES, TERMINATED EMPLOYEES, AND ALTERNATE PAYEES
      ---------------------------------------------------------

      A.  Beneficiary Designation

          Any Member, except an Alternate Payee or a Non-spouse Beneficiary, may file with the Trustee a written designation, in the form prescribed by the Benefit Board, of the beneficiary or beneficiaries to receive all or part of his Employee Account upon his death. If however, a Member is married, such Member may not designate anyone other than his spouse as beneficiary under the Plan, unless the Member's spouse consents in writing (such consent being duly notarized) to the designation of any other beneficiary. A Member who is single, or a married Member with spousal consent may from time to time change or cancel the existing beneficiary designation. The last such designation received by the Trustee shall be controlling over any testamentary or other disposition; provided, however, that no designation, or change or cancellation thereof, under this Plan shall be effective unless received by the Trustee prior to the Member's death, and in no event shall it be effective as of a date prior to such receipt.

          Notwithstanding the preceding sentence, if a beneficiary or beneficiaries disclaims Plan assets to which he is entitled as a properly designated beneficiary under this Article XII.A., the benefits will be paid to the contingent beneficiary or beneficiaries designated by the deceased Member. If there is no properly designated contingent beneficiary or the contingent beneficiary disclaims the Plan assets to which he is entitled as a properly designated beneficiary under this Article XII.A., then the deceased Member's Employee Account shall be paid as set forth in Article XII.B., below. Any such disclaimer shall be:

          1.  a qualified disclaimer, as defined in the Internal Revenue Code
              Section 2518, and

          2. received by the Plan no later than 9 months after the death of the Employee.

      B.  Payment to Beneficiary(s)

          1. Upon the death of a Member, his entire Employee Account shall be paid or distributed in lump sum to his spouse, if any, unless his spouse has consented to the designation of a beneficiary or beneficiaries, as set forth in Article XII.A above, then to the beneficiary or beneficiaries designated by him as provided in
              Article XII.A. or, in the absence of such designation to the beneficiary or beneficiaries entitled thereto under his last will and testament; or, in the absence of such will and testament, to the beneficiary or beneficiaries entitled thereto under the intestacy laws governing the disposition of his estate. If the Trustee shall be in doubt as to the right of any beneficiary, the Trustee may pay the amount in question to the estate of the deceased Member, in which event the Trustee, Conoco, and the Benefit Board shall not be under any further liability to anyone.

          2. Payment to beneficiaries shall be in accordance with the following rules:

              a. If the beneficiary is the surviving spouse of a person who died while employed by the Company or by an Affiliated

                                     XII-1

                   Company or the surviving spouse of a person who retired under the Early, Normal, or Incapacity retirement provisions of the Retirement Plan, at a time when he was employed by the Company or by an Affiliated Company, said beneficiary:

                   (1) shall have the rights set out in Article X.A of the Plan
                       (deferral, Periodic Payment Options and withdrawals), to the extent such rights are consistent with Section 401(a)(9) of the Code, as if he were a Member eligible for early, normal, or incapacity retirement;

                   (2) shall have the rights set out in Articles VII.
                       (Investments) and VIII. (Charges and Credits) of the Plan as if he were a Participant in the Plan, and

                   (3) must, if the beneficiary defers distribution, either
                       elect to begin receiving a Periodic Payment Option or withdraw the entire Employee Account to which he is entitled by the end of the year during which the deceased Member from whom the Spouse Beneficiary Member received his Employee Account, would have reached age 70 1/2.

              b. If the beneficiary is a person not described in Article XII.B.2.a. above or is a trust or other entity, a lump sum payment of the account to which the beneficiary is entitled shall be made upon the election of the beneficiary but no later than 12 months following the death which caused the designated beneficiary to be entitled to the Employee Account.

    C.  Payment to Terminated Employees (Terminated Members)

        Payment to former Employees who terminated employment with Conoco other than by Normal, Early or Incapacity Retirement under the Retirement Plan shall be according to the provisions of Articles X.B.1. and X.B.2.f.

    D.  Payment to Alternate Payees

        A lump sum payment of the Employee Account shall be made as soon as practical following the Trustee's receipt of the alternate payee's written request for a lump sum payment or, if earlier, on April first of the calendar year following the calendar year in which the Member, from which the alternate payee received an Employee Account, attained age 70 1/2.

    E.  Compliance with Minimum Distribution Rules

        Notwithstanding any other provision of this Plan, beginning January 1, 1985, distribution to a beneficiary, Terminated Member, terminated Employee, or alternate payee will be made in the amount and no later than at the time required by Section 401(a)(9) of the Code and regulations thereunder and shall not be less than the amount required by the incidental death benefit rule of Section 401(a)(9)(G) of the Code and regulations thereunder.

                                     XII-2

    F.  Sale of Business or Facility

        1. An Employee or former Employee who has an Employee Account and whose employment with Conoco or an Affiliated Company is to be terminated in connection with the sale by Conoco or an Affiliated Company of any business or facility (such Employee or former Employee is hereinafter referred to as "Sale-Terminee") may, at any time prior to termination of employment, make an irrevocable election to have the balance of his Employee Account paid directly to the trustee of a qualified defined contribution plan maintained by the purchaser of the business or facility, if such plan will accept the transfer of assets. If he so elects, the following provisions will apply, notwithstanding anything else to the contrary in the Plan.

            a. On or after the valuation date occurring as soon as is practicable pursuant to procedures established by the Benefit Board, after termination of the Sale-Terminee's employment with Conoco or an Affiliated Company, the balance of his Employee Account shall, upon approval by the Benefit Board, be allocated to the Fixed Income Account.

            b. If the receiving plan will permit transfer of loans and the purchaser of the business or facility agrees to make deductions from monthly compensation of the Sale-Terminee for loan payments, the Sale-Terminee's termination of employment with Conoco or an Affiliated Company shall not cause a Declaration of Default to occur. Except as provided in this paragraph b., the provisions of Section XI.J., "Loan Default", will apply to such loan prior to its transfer to the receiving plan and for the purpose of applying Section XI.J., termination of employment or retirement from the purchaser of the business or facility shall be considered a termination of employment or retirement from Conoco.

            c. Payment to the trustee of the receiving plan will be made after Conoco receives satisfactory proof that the requirements of
                 Section 414(l) of the Code will be satisfied in the transfer of assets. Payment will be based on the value of the Employee Account as of the valuation date occurring after Conoco receives such proof, pursuant to procedures established by the Benefit Board, and will be made in cash and/or promissory notes.

            d. When the Sale-Terminee's Employee Account is transferred to the trustee of the receiving plan, the entire Employee Account shall be transferred whether or not the Sale-Terminee was entitled to withdraw his entire Employee Account at the time of termination of employment with Conoco or an Affiliated Company.

            e. After the Sale-Terminee has elected to transfer his Employee Account and has terminated employment with Conoco or an Affiliated Company and prior to the transfer of his Employee Account to the receiving plan the following rules shall apply:

                 (1) The Sale-Terminee may not make partial withdrawals or loans or sell or purchase assets but may make a full

                                     XII-3
                     withdrawal. Payment of a full withdrawal shall be made in cash as of the valuation date applicable to withdrawal requests. If a Sale-Terminee makes such a full withdrawal, paragraph d. of this Section XII.E. shall not apply and he may withdraw his entire Employee Account.

                 (2) If the Sale-Terminee terminates employment with the
                     purchaser of the business or facility, he or his beneficiary will be entitled to his entire Employee Account.

        2.  If the Sale-Terminee does not make the election described above in
            Article XII.E.1., he or his beneficiary will be entitled to his entire Employee Account following his termination with Conoco or an Affiliated Company solely for the reason of a sale of any business or facility.

        3. If prior to his scheduled termination of employment with Conoco or an Affiliated Company in connection with the sale of a business or facility the Sale-Terminee terminates employment for any reason other than death or disability, Article XII.E.1. and 2. shall not apply and the Sale-Terminee election to transfer assets shall be void.

                                     XII-4

XIII.  AFFILIATED COMPANIES
       --------------------

    A.  Affiliated Company Participation

        Any corporation which is an Affiliated Company of Conoco and the employees of which are admitted to membership in the Retirement Plan and have satisfied the eligibility requirements of Article III. may participate in this Plan upon the following conditions:

        1. Such Affiliated Company shall make, execute, and deliver such instruments as Conoco and the Trustee shall deem necessary or desirable.

        2. Such Affiliated Company shall appoint Conoco as its agent to act for it in all transactions in which Conoco believes such agency will facilitate administration of the Plan; and the Benefit Board shall act with respect to such Affiliated Company and its employees as well as with respect to Conoco and its employees.

        3. Any Affiliated Company may, by action of its board of directors, withdraw from participation upon notice to Conoco and the Trustee, and such withdrawal shall automatically effect the termination and liquidation of the Plan insofar as it relates to such withdrawing Affiliated Company and its employees.

        4. No modification of the Plan shall be effective in respect of any Affiliated Company and its employees unless agreed to in writing by such Affiliated Company in a form satisfactory to Conoco. If any such modification shall not be so agreed by such Affiliated Company within 90 days, it shall be deemed to have elected to withdraw from participation in the Plan with the effect provided in Article XIII.A.3.

    B.  Affiliated Company Authority

        It is the intent of this Article XIII. that the authority of each Affiliated Company to act independently and in accordance with its own best judgment shall not be prejudiced or diminished and at the same time that the several Affiliated Companies may act collectively in respect to the Trustee, the Benefit Board, and general administration in order to secure administrative economics and maximum uniformity.

                                    XIII-1

XIV.  ADMINISTRATION
      --------------

      A.  Trustee

          Conoco and Merrill Lynch Trust Company of America, a New Jersey Corporation, have entered into a Trust Agreement pursuant to which said trust company is to act as Trustee under the Plan. Conoco may, without further reference to or action by a Member, an Employee or any affiliate of Conoco participating in the Plan:

          1. from time to time enter into such further agreements with the Trustee or other parties and make such amendments to said Trust Agreement or such further agreements, as Conoco Inc. may deem necessary or desirable to carry out the Plan;

          2. from time to time designate successor Trustees which in each case shall be a bank or trust company having capital and surplus of not less than $10,000,000;

          3. from time to time take such other steps and execute such other instruments as Conoco may deem necessary or desirable to put the Plan into effect or to carry it out. The Board shall determine the manner in which Conoco shall take any such action; and

          4. from time to time by action of its Board of Directors designate or appoint such Investment Managers as the Board deems necessary to manage and invest any portion or all of the Plan assets and by action of an officer of the Company who is a member of the Benefit Board remove such Investment Managers.

      B.  Employee Benefit Plans Board

          The Board shall create a committee of at least three members, which shall be known as the Employee Benefit Plans Board (Plan Administrator). The Board shall from time to time designate the members of the Benefit Board, and for each of such members, an alternate, who shall have the full power to act due to the absence or inability to act of such member. The Benefit Board shall act by a majority of its members, and the action of a majority of the Benefit Board, with or without a meeting, shall be the action of the Benefit Board. No bond or other security shall be required of any member of the Benefit Board, or alternate, as such other than as may be required by law. The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in the Benefit Board. The Benefit Board is authorized to allocate such of its fiduciary responsibilities and to designate persons or groups of persons, whether employed by the Company or otherwise, to carry out fiduciary responsibilities under the Plan. The Trustee shall be subject to the directions of the Benefit Board, and shall comply with such directions, except with regard to the custody of the assets, the voting with respect to shares held by the Trustee, and the purchase and sale or redemption of securities which shall be Trustee responsibilities.

      C.  Thrift Plan Regulations

          The Benefit Board may from time to time prescribe regulations for the administration of the Plan, provided that such regulations are consistent with the provisions hereof. Without limiting the generality of the foregoing, the Benefit Board may adopt such

                                     XIV-1
          regulations with respect to the signature by a Member and/or the spouse of a Member to any directions or other papers to be signed by Employees and similar matters as the Benefit Board shall determine to be necessary or advisable in view of the laws of any state or states.

      D.  Recognition of Agency for A Member

          The Trustee need not recognize the agency of any party for a Member unless it shall receive documentary evidence thereof satisfactory to it and thereafter from time to time, as the Trustee may determine, additional documentary evidence showing the continuance of such agency. Until such time as the Trustee shall receive documentary evidence satisfactory to it of the cessation or modification of any agency, the Trustee shall be entitled to rely upon the continuance of such agency and to deal with the agent as if such agent were the Member.

      E.  Thrift Plan Audit

          The independent accountants who audit the books and accounts of Conoco Inc. shall annually examine the records of Conoco and the Benefit Board in respect of the Plan and, on the basis of such examination, make such report to the Trustee as it may request, with copies of the report to the Board and the Benefit Board. The records of the Trustee and (subject to such report by said independent accountant) the records of Conoco and the Benefit Board shall be conclusive in respect of all matters involved in the administration of the Plan.

      F.  Reporting to Plan Members

          The Trustee shall, annually in or prior to the month of July of each calendar year, mail to each Plan Member a statement as of the end of the previous year, in such form as the Trustee shall determine, setting forth the Employee Account of such Member based on the fair market value of his Employee Account as of that date. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Trustee within 30 days after the mailing of such statement to the Member.

      G.  Administrative Liability

          No member of the Benefit Board or alternate and no director, officer, or Employee of Conoco shall be personally liable for any act or omission to act in connection with the operation or administration of the Plan, except for his own willful misconduct or gross negligence or as may otherwise be provided in Section 410 of the Employee Retirement Income Security Act of 1974 (ERISA).

      H.  Administrative Expense

          Except as otherwise provided in Articles VI.A.2., VIII.A.2., 3., 4. and 5., X.B.2.f., X.B.5. and X.C.1.a.(1) hereof, all costs and expenses incurred in administering the Plan, including the expenses of the Benefit Board, the fees and expenses of the Trustee, the fees of its counsel, and other administrative expenses, shall be ratably shared by Conoco Inc. and its affiliated companies participating in the Plan on such basis as shall be mutually agreed upon or, failing such agreement, as shall be determined by the Trustee.

                                     XIV-2

      I.  Claims by Members

          The Benefit Board or its delegee shall review all claims for benefits under the Plan which are submitted by a Member in the manner prescribed by the Benefit Board, and shall advise such Member in writing of any denial or partial denial of benefits based on such claims and shall set forth the following:

          1.  Specific reasons for such denial or partial denial;

          2. Reference to pertinent Plan provisions on which the denial or partial denial is based; and

          3. Describe any additional material or information required for claimant to perfect his claim.

          In the event of a denial or partial denial of such claim, the Member may request the Benefit Board to review such denial or partial denial, provided such review request is submitted to the Benefit Board within 60 calendar days after notice of the denial or partial denial is received by the member. The Benefit Board will render a written decision of such review to the Member within 60 calendar days following receipt of such review request.

          In carrying out their responsibilities under the Plan, the Board shall have full and exclusive discretionary authority to interpret the terms of the Plan and to determine all issues concerning eligibility for and entitlement to Plan benefits in accordance with the terms of the Plan.

                                     XIV-3

XV.  NOTICES AND OTHER COMMUNICATIONS
     --------------------------------

     A.  Plan Communication to Members

         All notices, reports, and statements given, made, delivered, or transmitted to a Plan Member shall be deemed duly given, made, delivered, or transmitted when mailed, by such class of mail as the Trustee or the Benefit Board may deem appropriate, with postage prepaid and addressed to the Member at the address last appearing on the books of the Trustee. A Member may change his address from time to time by written notice in the form prescribed by the Benefit Board.

     B.  Member Communications to the Plan

         Written directions, notices, and other communications, from Plan Members, to Conoco, the Trustee, or the Benefit Board shall be mailed by first-class mail or delivered to such location as shall be specified in regulations or upon the forms or in the manner prescribed by the Benefit Board and shall be deemed to have been given when received at such location.

     C.  Third Party Communication to the Plan

         Any notice or communication, other than from a Member, intended for Conoco, one of its affiliates participating in the Plan, the Trustee, or the Benefit Board, may be delivered to an officer of the corporation for whom such notice or communication is intended or to a member of the Benefit Board, as the case may be, at the address hereinafter specified of the party intended, or may be mailed by first-class registered mail, with postage prepaid and addressed to such party at such address. Any such notice so mailed will be deemed to have been given on the day when received. All such notices and communications shall be addressed,

         1.  if intended for Conoco Inc. or the Benefit Board, to:

             Benefits Administration
             P. O. Box 1267
             Ponca City, Oklahoma  74603

         2. if intended for an affiliate of Conoco Inc. participating in the Plan, to the principal place of business of such affiliate, or;

         3.  if intended for the Trustee, to:

             Merrill Lynch Trust Company of America
             33 West Monroe Street
             Suite 2550
             Chicago, Illinois  60603

         Conoco, its affiliates participating in the Plan, the Trustee, or the Benefit Board may change the address to which notices and other communications intended for it shall be addressed by written notice of such change to the Trustee, in which event the Trustee shall advise all parties concerned of the change in such manner as the Trustee may deem appropriate.

XVI.  NONASSIGNABILITY
      ----------------

      A.  Assignments After January 1, 1976

          No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, of charge the same shall be void, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit.

      B.  Assignments Prior to January 1, 1976

          Notwithstanding anything to the contrary, in the event a Member pledged his account as collateral for a loan prior to January 1, 1976, the Member shall be subject to the following provisions, conditions, and limitations:

          1. Until the loan collaterally secured by pledge of the Member's Employee Account is paid in full, the Member shall not be permitted, without the lender's consent in writing:

              a. to cause to be sold or turned in for redemption, under the provisions of Article VII.B. hereof, any of the securities in the Member's Employee Account, provided that such Participant may change his Investment Direction as to future Basic and Supplemental Deposits and Conoco Contributions; or

              b. to make any withdrawal under the provisions of Article X.A.3., X.B., X.C.1.a(2), (3), (4), (5), (6) and (7) except for the purpose of liquidating the Member's Employee Account and applying the amount withdrawn therefrom, or such portion of the amount withdrawn as may be required, to pay off the loan. The Member shall in such cases have the burden of submitting evidence satisfactory to the Trustee that the loan has been, or is being, paid off.

              c. a withdrawal pursuant to Article X.C.1.a(1) shall not require the lender's consent.

          2. In the event of a withdrawal of an Employee Account under the provisions of Article X.A. and X.B. hereof, the amount of such withdrawal, or so much thereof as may be required, shall be applied to payment of any loan collaterally secured by pledge of the Employee Account, as permitted by the provisions of this
              Article XVI., before any part of such account is paid or turned over to the Member or, in a proper case, to his legal representative or designated beneficiary.

          3. No pledge of an Employee Account as collateral for the loan shall impair the Member's voting rights as provided for in Article VII.F.1. hereof.

          4. In the event of a default in respect of the loan secured collaterally by pledge of an Employee Account:

              a. The Trustee may rely absolutely upon any written statement of the lender and acknowledged by the Member in writing

                                     XVI-1
                   indicating the existence of a default and the amount owing to the lender. In the alternative, the Trustee may rely only upon a final, unappealable order entered by a court or other judicial or administrative body having jurisdiction in the premises, properly finding the fact of default and the amount thereof.

              b. Upon compliance with the requirements set out above, the Trustee may liquidate by selling or turning in for redemption any securities in the Member's Employee Account in order to provide funds to pay the lender, and the Trustee may pay to the lender, out of the Member's Employee Account, the amount demanded by the lender, or, if the Member's Employee Account is insufficient for that purpose, the Trustee may pay the lender the whole of such Employee Account after all securities therein have been liquidated. The lender shall not be entitled to receive in kind any of the securities in the Member's Employee Account but shall be entitled to be paid in cash only.

      C.  Trustee Payments to Lenders

          1. Any liquidation of securities in an Employee Account and any payment to the lender out of such account, as provided above in this Article XVI.B.4. shall be binding upon the Member, his heirs, legal representatives, and designated beneficiaries and shall not subject the Trustee, the Benefit Board, or Conoco to any liability whatsoever.

          2. Any withdrawal from an Employee Account or any payment made therefrom to the lender, as provided above in this Article XVI.C., shall be treated as a partial withdrawal if the amount of such withdrawal or payment does not exceed the value of the amount remaining in the Employee Account, as determined by the Trustee, and Article X.C.1.b. shall be applicable. Otherwise, such withdrawal or payment shall be treated as a complete withdrawal and Article X.B.1. shall be applicable.

                                     XVI-2

XVII.  TERMS OF EMPLOYMENT UNAFFECTED
       ------------------------------

    Participation in the Plan by an Employee shall in no way affect any of Conoco's rights to assign such Employee to a different job or position; to change his title, authority, duties, or rate of compensation; or to terminate his employment.

                                    XVII-1

XVIII.  CONSTRUCTION
        ------------

    The Plan shall be governed by and construed in accordance with the laws of the State of Texas. Any interpretation of the Plan by the Benefit Board shall be conclusive and may be relied upon by the Trustee and all parties in interest.

                                    XVIII-1

XIX.  MODIFICATION AND TERMINATION
      ----------------------------

      A.  Method of Modification

          Conoco, by action of its Board, or by action of the Employee Benefit Plans Board as directed by the Board, may modify Chapter 1 of the Plan at any time and from time to time or may at any time terminate such Chapter. Any such modification or termination shall be effective at such date as the Board may determine but not earlier than the date on which Conoco shall have given notice of such modification or termination to the Trustee and may be effective as to all affiliates of Conoco, or as to one or more of them, and their respective employees. The Trustee shall promptly give notice of any such modification or termination to all affiliates of Conoco Inc. affected thereby and their respective employees. A modification which affects the rights or duties of the Trustee may be made only with the consent of the Trustee. A modification may affect Employees participating in the Plan at the time thereof as well as future participants but may not diminish the account of any Employee as of the effective date of such modification.

      B.  Rights of Members As A Result of Modification

          In the event that any modification of Chapter 1 of the Plan shall adversely affect the rights of any Employee participating therein as to the use of or withdrawal from his account, such Employee, for a period of 90 days after the effective date of such modification, shall have the option, to be exercised by written notice to the Trustee in form prescribed by the Benefit Board (a copy of which form of notice shall accompany the notice of modification), to withdraw his entire vested Employee Account as of the effective date of such modification, in which event, he shall be ineligible for participation in the Plan, as so modified, for a period of 6 full months from such effective date.

      C.  Merger, Transfer or Consolidation of Plan

          Conoco, by action of its Board, may at any time, and for any reason, merge, consolidate, or transfer assets and liabilities to another plan, provided that if such merger, consolidation or transfer, or assets and liabilities, occurs after September 2, 1974, each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after such merger, consolidation, or transfer of assets and liabilities, which is equal to or greater than the benefit to which he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                                     XIX-1

XX. EFFECTIVE DATE
    --------------

    A.  Board of Directors' Approval

        Chapter 1 of the Plan shall not go into effect unless the Board shall duly vote to do so. The Board shall require that before Chapter 1 of the Plan goes into effect,

        1. rulings with respect to Chapter 1 of the Plan, which are satisfactory to the Chairman of the Board of Conoco Inc. or to any other officer thereof designated by the Chairman or by the Board, shall be obtained under the Internal Revenue Code, Securities Act of 1933, Exchange Act of 1934, and any other applicable legislation;

        2. all other legal requirements pertaining to Chapter 1 of the Plan shall be complied with; and

        3. all other steps necessary for the operation of Chapter 1 of the Plan shall be taken.

    B.  Trustee Certification

        Chapter 1 of the Plan shall go into effect on or after such date as may be fixed by the Board upon certification to the Trustee as follows:

        1. Certification by the Secretary or an Assistant Secretary of Conoco Inc. of duly adopted resolutions of the Board directing that such Chapter of the Plan go into effect and fixing the date on or after which such Chapter of the Plan may become effective;

        2. Certification by the General Counsel or Deputy General Counsel of Conoco Inc. that, in his opinion, all necessary rulings with respect to Chapter 1 of the Plan have been obtained under the Internal Revenue Code and other applicable legislation and all other legal requirements pertaining to such Chapter of the Plan have been complied with; and

        3. Certification by the Chairman of the Board of Conoco Inc. or any other officer thereof designated by the Chairman or by the Board;

            a. that the rulings obtained under the Internal Revenue Code and other applicable legislation are satisfactory to Conoco Inc. and;

            b. that all other steps necessary for the operation of Chapter 1 of the Plan have been taken.

            Such certifications may be given, and Chapter 1 of the Plan may go into effect as aforesaid from time to time with respect to one or more of Conoco Inc.'s affiliates and/or with respect to employees located in one or more particular states. Such certifications may be withheld with respect to employees located in any state or states if, in the judgment of the Benefit Board, compliance with the laws of such state or states would involve disproportionate inconvenience and expense to Conoco.

    C. Any Employee who is now or may hereafter become a member of the Plan who is or becomes subject to Chapter 2 thereof may become a member subject to the provisions of Chapter 1, provided that the union by whom he is represented shall have, by proper and legal negotiation with such Employee's employer, adopted the provisions of Chapter 1 by contract with such employer. All Employees subject to Chapter 2 hereof shall be given the opportunity to become members subject to Chapter 1, provided, however, that no such Employee, nor the Union by whom he is represented, shall be given the opportunity to adopt the provisions of Chapter 1 of the Plan prior to the effective date of Chapter 1 of the Plan nor prior to the termination date of the Union negotiated contract to which such Employee is subject as of the effective date of Chapter 1 of the Plan (or as otherwise provided in such contract).

XXI.  OPERATION OF THE PLAN AS A TOP-HEAVY PLAN
      -----------------------------------------

      If it is determined that the Plan is a top-heavy plan, within the meaning of Section 416(g) of the Code, for any Plan Year, this Article will apply for such Plan Year, any provisions to the contrary notwithstanding.

      A.  Minimum Vesting

          Each Participant shall have a nonforfeitable right to a percentage of his accrued benefit derived from Company Contributions, as determined in accordance with the following table:

                 Years of                          Nonforfeitable
                 Service                                 0 Percentage
                 2 but less than 3                       20%
                 3 but less than 4                       40%
                 4 but less than 5                       60%
                 5 but less than 6                       80%
                 6 or more                              100%

          Periods of service disregarded under Article II.VV.2.b shall be disregarded for purposes of the preceding sentence. This Article XXI.A shall not apply if the Participant's nonforfeitable percentage of accrued benefit derived from Company Contributions would be greater if determined under Article II.VV. A Participant during any Plan Year in which the Plan is determined to be top-heavy who has completed five years of service, as determined pursuant to applicable Treasury Regulations, may irrevocably elect to have this Article XXI.A apply to all subsequent Plan Years in which the Plan is not top-heavy.

      B.  Minimum Contributions

          1. Contributions by Conoco, including Before Tax Savings under the Plan, in aggregation with all Defined Contribution Plans required to be aggregated under Code Section 416(g)(2)(A)(i), on behalf of each Participant who has not separated from service at end of the Plan Year and is a non-key Employee, shall not be less than 3 percent of his Defined Compensation.

          2. Notwithstanding Article XXI.B.1, no minimum contribution shall be required for any Participant who receives the minimum benefit under a Defined Benefit Plan of the Corporate Employer that is determined to be top-heavy for a year ending in a Plan Year for which the Plan is determined to be top-heavy.

      C.  Compensation Limitation

          For any Plan Year in which the Plan is a top-heavy plan, the compensation limitation set forth in Code Section 416(a) shall apply.

      D.  Effect on Limitation on Annual Additions

          For any Plan Year in which the Plan is top-heavy, the combined limitation described in Article VI.A.2. shall be applied by substituting "1.0" for "1.25" wherever it appears in Article II.K. and N.

                                     XXI-1

      E. Definitions - For purposes of these top-heavy provisions, the following definitions shall apply:

          (a) Key Employees and non-Key Employees. In determining which employees are Key employees and which are non-Key employees, the criteria set forth in Code Section 416 and the regulations thereunder shall be applied.

          (b) Top-heavy ratio. The top-heavy ratio shall be computed in accordance with Code Section 416 and the regulations thereunder.

          (c) Aggregation Group. For purposes of determining if the Plan is a top-heavy plan for a particular Plan Year, each tax-qualified plan of the Company in which a Key Employee participates in the Plan Year containing the determination date, or any of the four preceding Plan Years, and each other tax-qualified plan of the Company which, during this period, enables any plan, in which a Key Employee participates, to meet the requirements of Code Sections 401(a)(4) or 410 shall be aggregated within the required aggregation group. All other tax qualified plans which are not required to be aggregated under the preceding sentence but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the required aggregation group shall also be aggregated.

          (d) Determination Date. The determination date for any Plan Year shall be December 31 of the preceding Plan Year.

          (e) Valuation Date. The valuation date applicable to the determi-nation date for any Plan Year shall be December 31 of the preceding Plan Year.

                                     XXI-2

XXII.  QUALIFIED DOMESTIC RELATIONS ORDERS
       -----------------------------------

    Notwithstanding other provisions of the Plan which restrict payments from the Plan to a non-Member, the Trustee may, upon receipt of a qualified domestic relations order, make payments from the Plan to persons other than the Member.

    A.  Status of a Qualified Domestic Relations Order

        A domestic relations order will not be deemed to be a qualified domestic relations order if it requires action by the Plan that does not relate to child support, alimony payments, or marital property rights, and does not conform to other requirements established by the Benefit Board, which requirements shall comply with Code Section 414(p).

    B.  Distribution of Before Tax Account Funds

        Distribution of Before Tax Account funds to an alternate payee pursuant to a Qualified Domestic Relations Order shall not be subject to the restrictions on withdrawal of Before Tax Account funds described in Articles X.B.3. and X.C.2. of the Plan.

                                    XXII-1

XXIII.  ROLLOVERS AND TRUST TO TRUST TRANSFERS
        --------------------------------------

    Subject to the requirements of the Code, the Plan and the Trustee may accept for:

    1. A Member with an Employee Account who, while employed by the Company or an Affiliated Company, has taken, prior to January 1, 1988, normal, early or incapacity retirement pursuant to Section 4.(2)(a), (b), or (c) or Section 23.(4)(a), (b) or (c) of the Retirement Plan of Conoco Inc. or the Spouse Beneficiary Member of such a deceased Member who has an Employee Account as a result of being named the beneficiary of such deceased Member, a trust-to-trust transfer of assets in or a rollover of assets received from the Conoco Employee Stock Ownership Plan and/or the Du Pont Tax Reform Act Stock Ownership Plan;

    2. A Member with an Employee Account who, while employed by the Company or an Affiliated Company, has taken, after December 31, 1987, normal, early or incapacity retirement pursuant to Section 4.(2)(a), (b), or (c) or
        Section 23.(4)(a), (b) or (c) of the Retirement Plan of Conoco Inc. or the Spouse Beneficiary Member of such a deceased Member who has an Employee Account as a result of being named the beneficiary of such deceased Member, a rollover of assets received from the Retirement Plan of Conoco Inc., and/or a defined benefit plan maintained by an affiliated corporation, and a trust-to-trust transfer of assets in or a rollover of assets received from the Conoco Employee Stock Ownership Plan and/or the Du Pont Tax Reform Act Stock Ownership Plan;

    3. A Member who, while employed by the Company or an Affiliated Company, has taken, after December 31, 1992, normal, early or incapacity retirement pursuant to Section 4.(2)(a), (b), or (c) or Section 23.(4)(a), (b) or (c) of the Retirement Plan or a Spouse Beneficiary Member, a Participant and an Employee, who would be eligible to be a Participant, except that he has not yet satisfied the requirements of
        Article III.A.2., 3. or 4. of the Plan , while employed by the Company, a rollover or trust to trust transfer of assets received from a defined contribution or defined benefit plan or assets received from an individual retirement account, as described in Code Section 408(d)(3)(A)(ii).

     4. A Member with an Employee Account who was employed by the Company in connection with the acquisition of a business or facility by the Company, while employed by the Company, a trust-to-trust transfer of assets in cash from the trustees of a qualified defined contribution plan, as provided for in an agreement between the Company, and the Seller of the business or facility maintaining or contributing to the plan from which the assets are to received. The cash received will be deposited in the Fixed Income Account Fund (Option B.) and allocated to each Employee Account based on the value of a unit on the day in which the transfer takes place. Any and all assets so transferred will not be eligible for matching Company contributions under Article V.A.

        Service with the seller by an Employee may be recognized for purposes of eligibility in this Plan; participation in the seller's plan by an Employee who enrolls in this Plan and whose entire account assets are transferred to this Plan, may be recognized for purposes of vesting in future benefits accrued under this Plan. All assets of an Employee transferred to this Plan pursuant to Article XXIII.4. shall be immediately vested.

                                    XXIII-1

    Any assets transferred or rolled over must be in the form of cash and/or
    Du Pont common stock. Any assets rolled over must be rolled over as provided in Code Section 402(a)(b) and must have been received by the Member or a Spouse Beneficiary Member in a qualified distribution from a qualified defined contribution plan, a qualified defined benefit plan or an individual retirement account as described in Code Section 408(d)(3)(A)(ii). Only taxable amounts may be rolled over under this Article XXIII. The cash received will be allocated to the Investment Options set forth in Article VII.C. of the Plan pursuant to the administrative rules adopted by the Plan Administrator. The Du Pont common stock received will be allocated to Option A. of Article VII.C. of the Plan and shall remain there until it may be transferred to the Investment Options set forth in Article VII of the Plan pursuant to the administrative rules adopted by the Plan Administrator.

                                    XXIII-2

                   THRIFT PLAN FOR EMPLOYEES OF CONOCO INC.
                   ----------------------------------------

                                   CHAPTER 2
                                   ---------


Those union-represented employees covered by a negotiated contract shall have the provisions of Chapter 1, applicable to those nonrepresented employees, except those unions listed on the appendices that follow shall not have the provisions of Chapter 1, so described for such appendices, applicable to their union-represented employees.

                           THRIFT PLAN OF CONOCO INC.

                                   Appendix B
                                   ----------

                                 August 1, 1983
                                 --------------


Those provisions adopted by the Board of Directors of Conoco Inc. at their meetings of December 6, 1981, and November 17, 1982, the primary provisions of which were: the change in the frequency and amounts in which an employee could make partial withdrawals from his employee account and; the reduction of the suspension period required upon the complete withdrawal of an employee's account.

International Brotherhood of Teamsters Local 705--Hammond, Indiana

Oil, Chemical, and Atomic Workers Local 4-555--Westlake, Louisiana--(Drivers and Mechanics)

International Chemical Workers Union Local 853--Baltimore, Maryland--(Plant)

International Chemical Workers Union Local 853--Baltimore, Maryland--(Lab. and Cler.)

Oil, Chemical, and Atomic Workers Locals 1-20, 1-128, and 1-534--Ventura, California

International Union of Operating Engineers Local 826--Abilene, Texas

Oil, Chemical, and Atomic Workers Local 4-544--Midland, Texas

Oil, Chemical, and Atomic Workers--Midland, Texas

Oil, Chemical, and Atomic Workers Local 4-555--Lake Charles,
Louisiana--(Refinery)

Oil, Chemical, and Atomic Workers Local 4-555--Lake Charles,
Louisiana--(Chemicals)

Oil, Chemical, and Atomic Workers Local 2-470--Billings, Montana--(Refinery)

Oil, Chemical, and Atomic Workers Local 2-477--Denver, Colorado--(Refinery)

International Brotherhood of Electrical Workers Local 444--Ponca City, Oklahoma--(Refinery)

Brotherhood of Boilermakers and Firemen Local 582--Ponca City,
Oklahoma--(Refinery)

Oil, Chemical, and Atomic Workers Local 5-857--Ponca City, Oklahoma--(Concarb Plant)

                                Appendix B - i

                           THRIFT PLAN OF CONOCO INC.

                             ---------------------

                                 August 1, 1983
                                 --------------



Oil, Chemical, and Atomic Workers Local 4-487--Sunray, Texas--(Concarb)

Oil, Chemical, and Atomic Workers Local 5-857--Ponca City, Oklahoma--(Quality Control Lab--Concarb)

Carpenters and Jointers Association Local 2008--Ponca City, Oklahoma

Oil, Chemical, and Atomic Workers Local 5-857--Ponca City, Oklahoma--(Clerical)

Oil, Chemical, and Atomic Workers Local 5-857--Ponca City, Oklahoma--(Refinery)

Oil, Chemical, and Atomic Workers Local 1-534--Santa Maria, California

                                Appendix B - ii

                           THRIFT PLAN OF CONOCO INC.

                                   Appendix C
                                   ----------

                                 August 1, 1983
                                 --------------



Those provisions adopted by the Board of Directors at their meeting of December 6, 1981, which provided for a member of the Thrift Plan for Employees of Conoco Inc. to obtain a loan from his Employee account and those provisions adopted by the Executive Benefit Board at their meeting of June 1, 1983, which provided for a member of the Thrift Plan for Employees of Conoco Inc. to have deposits made to the member's employee account as provided for in Section 401(k) of the Internal Revenue Code; and those amendments effective July 1, 1984, which allow deposits to the Plan in one percent increments, allow voluntary suspensions for an unlimited time, and do not count such periods of suspension as participation for the purpose of vesting.

International Brotherhood of Teamsters Local 705--Hammond, Indiana

Oil, Chemical, and Atomic Workers Local 4-555--Westlake, Louisiana--(Drivers and Mechanics)

International Chemical Workers Union Local 853--Baltimore, Maryland--(Plant)

International Chemical Workers Union Local 853--Baltimore, Maryland--(Lab. and Cler.)

Oil, Chemical, and Atomic Workers Locals 1-20, 1-128, and 1-534--Ventura, California

International Union of Operating Engineers Local 826--Abilene, Texas

Oil, Chemical, and Atomic Workers Local 4-544--Midland, Texas

Oil, Chemical, and Atomic Workers--Midland, Texas

Oil, Chemical, and Atomic Workers Local 4-555--Lake Charles,
Louisiana--(Refinery)

Oil, Chemical, and Atomic Workers Local 4-555--Lake Charles,
Louisiana--(Chemicals)

Oil, Chemical, and Atomic Workers Local 2-470--Billings, Montana--(Refinery)

Oil, Chemical, and Atomic Workers Local 2-477--Denver, Colorado--(Refinery)

International Brotherhood of Electrical Workers Local 444--Ponca City, Oklahoma--(Refinery)

                                Appendix C - i

                           THRIFT PLAN OF CONOCO INC.

                                   Appendix C
                                   ----------

                                 August 1, 1983
                                 --------------



Brotherhood of Boilermakers and Firemen Local 582--Ponca City,
Oklahoma--(Refinery)

Oil, Chemical, and Atomic Workers Local 5-857--Ponca City, Oklahoma--(Concarb Plant)

                                Appendix C - ii

                           THRIFT PLAN OF CONOCO INC.

                                   Appendix D
                                   ----------

                                 August 1, 1983
                                 --------------



Those provisions adopted by the Board of Directors of Conoco Inc. at their meeting of June 1, 1983, the primary provisions of which were to allow members being transferred to Affiliated Companies to count participation and service in one Plan as being applicable to the Plan of the Affiliated Company to which the employee was being transferred and related reciprocal Thrift Plan provisions.

Oil, Chemical, and Atomic Workers Local 4-487--Sunray, Texas--(Concarb)

Oil, Chemical, and Atomic Workers Local 5-857--Ponca City, Oklahoma--(Quality Control Lab--Concarb)
Carpenters and Jointers Association Local 2008--Ponca City, Oklahoma

Oil, Chemical, and Atomic Workers Local 5-857--Ponca City, Oklahoma--(Clerical)

Oil, Chemical, and Atomic Workers Local 5-857--Ponca City, Oklahoma--(Refinery)

Oil, Chemical, and Atomic Workers Local 1-534--Santa Maria, California

                                Appendix D - i

                     INVESTMENT PLAN FOR SALARIED EMPLOYEES

                                 OF CONSOL Inc.

                             RULES AND REGULATIONS










                   (As amended on or before December 31, 1992
                           effective January 1, 1993)










                                  CONSOL Inc.

                              SUMMARY OF CONTENTS

                                                                   PAGE
I.        PURPOSE                                                     1

II.       DEFINITIONS                                                 2

III.      ELIGIBILITY AND PARTICIPATION                              12
          A.  Eligibility Requirements
          B.  Commencement of Participation
          C.  Participation Non-Mandatory
          D.  Providing Plan Rules
          E.  Transfers to CONSOL Inc.
          F.  Termination of Participation

IV.       EMPLOYEE PARTICIPATION                                     14
          A.  Participation by Payroll Deduction
          B.  Change in Participation
          C.  Committee Authorized Change in Participation
          D.  Participation by Direct Remittance
          E.  Temporary Employees -- Insufficient Earnings
          F.  Transfer of Funds to Trustee
          G.  Internal Revenue Code Limitations

V.        CONSOL Inc. CONTRIBUTIONS                                  17
          A.  Amount of Company Contributions
          B.  Additional CONSOL Inc. Contributions
          C.  Transfer of Funds to Trustee

VI.       LIMITATION ON ANNUAL ADDITIONS                             18

VII.      INVESTMENT PROVISIONS                                      19
          A.  Investment Direction
          B.  Fund Transfer Orders
          C.  Investment Options
          D.  Uninvested Funds
          E.  Trustee Action
          F.  Trustee - Maintenance of Plan Assets

VIII.     CREDITS AND CHARGES TO EMPLOYEE ACCOUNTS                   23
          A.  Allocation of Income and Costs on Investments

IX.       SUSPENSION OF DEPOSITS                                     25
          A.  Involuntary Suspension of Deposits
          B.  Voluntary Suspension of Deposits
          C.  Company Contributions During Suspension
          D.  Involuntary Suspension of Deposits -
              Employees of CONSOL Affiliated Companies

X.        WITHDRAWALS                                                27
          A.  Full Withdrawals - Retirement
          B.  Full Withdrawals - Other Than Upon Retirement
          C.  Partial Withdrawals
          D.  Separation from Service After Age 55
          E.  Compliance with Minimum Distribution Rules

XI.       LOANS                                                      40
          A.  Eligibility for a Loan
          B.  Obtaining Funds for a Loan
          C.  Maximum Amount of Loan
          D.  Loan Payment Period
          E.  Rate of Interest


          F.  Frequency of Loans
          G.  Method of Loan Repayment
          H.  Exceptions to Normal Method of Repayment
          I.  Prepayment of Loan Balance
          J.  Loan Defaults
          K.  Loan Administrator -- Authority/Responsibility
          L.  Suspension of Loans

XII.      BENEFICIARIES, TERMINATED EMPLOYEES                        48
          AND ALTERNATE PAYEES
          A.  Beneficiary Designation
          B.  Payment to Beneficiary(s)
          C.  Payment to Terminated Employees
          D.  Payment to Alternate Payees
          E.  Sale of Business or Facility
          F.  Compliance with Minimum Distribution Rules

XIII.     AFFILIATED COMPANIES                                       52
          A.  CONSOL Affiliated Company Participation
          B.  CONSOL Affiliated Company Authority

XIV.      ADMINISTRATION                                             53
          A.  Trustee
          B.  Investment Plan Committee
          C.  Investment Plan Regulations
          D.  Recognition of Agency for a Member
          E.  Investment Plan Audit
          F.  Report to Plan Members
          G.  Administrative Liability
          H.  Administrative Expense
          I.  Claims by Members

XV.       NOTICES AND OTHER COMMUNICATIONS                           56
          A.  Plan Communication to Members
          B.  Member Communications to the Plan
          C.  Third Party Communications to the Plan

XVI.      NONASSIGNABILITY                                           57
          A.  Assignments After January 1, 1976
          B.  Trustee Payments to Lenders

XVII.     TERMS OF EMPLOYMENT UNAFFECTED                             58

XVIII.    CONSTRUCTION                                               59

XIX.      MODIFICATION AND TERMINATION                               60
          A.  Method of Modification
          B.  Members' Rights Upon Modification
          C.  Merger, Transfer or Consolidation of Plan

XX.       EFFECTIVE DATE                                             61
          A.  Board Approval
          B.  Trustee Certification

XXI.      OPERATION OF THE PLAN AS A TOP-HEAVY PLAN                  62
          A.  Minimum Vesting
          B.  Minimum Contributions
          C.  Compensation Limitation
          D.  Annual Additions
          E.  Definitions for Article XXI.

XXII.     QUALIFIED DOMESTIC RELATIONS ORDERS                        64
          A.  Status of QDRO
          B.  Distribution of Before Tax Funds



XIII.     ROLLOVERS AND TRUST TO TRUST TRANSFERS                     65


                                INVESTMENT PLAN
                           FOR SALARIED EMPLOYEES OF
                                  CONSOL Inc.
                           Effective January 1, 1953

                    As Amended and Restated January 1, 1992


PREAMBLE
- --------

Prior to January 1, 1992, this plan was called the Investment Plan For Salaried Employees of Consolidation Coal Company, and was sponsored by Consolidation Coal Company. Due to a corporate restructuring, the name of the plan was changed effective January 1, 1992, to the Investment Plan For Salaried Employees of CONSOL Inc. Effective the same day, CONSOL Inc. became the sponsor of this plan and Consolidation Coal Company became a CONSOL Affiliated Company participating in the plan.

I.   PURPOSE

     The purpose of this Plan is to encourage employees to save systematically a portion of their current compensation and to assist them to accumulate additional means for the time of their retirement.

II.  DEFINITIONS

     Unless the context otherwise requires, the following words as used herein shall have the following meanings:

     A. "Affiliated Company" or "Affiliated Companies" shall mean Conoco Inc. and any corporation(s) of which Conoco Inc. owns, directly or indirectly, at least 25 percent of the issued and outstanding stock entitled to vote for the election of directors, E. I. du Pont de Nemours and Company, and any corporation(s) of which E. I. du Pont de Nemours and Company owns, directly or indirectly, at least 25 percent of the issued and outstanding stock entitled to vote for the election of directors.

     B. "Annual Additions" shall mean the sum for any year of Corporate Employer contributions, including contributions to a Participant's Before Tax Account, and the Participant's contributions; provided, however, that Annual Additions for any Plan year before 1987 shall not be recomputed to treat all the Employee Contributions as Annual Additions.

     C. "Basic Deposits" Shall mean all deposits made to an Employee Account prior to November 1, 1975, and after November 1, 1975, all deposits which are matched by Company Contributions pursuant to Article V., on a monthly basis, other than as provided in Article X.C.1.b. For the period after November 1, 1975, through June 30, 1984, Basic Deposits may be made only in increments of 2 percent of the Participant's then current Compensation.

     D. "Beneficiary Member" shall mean any entity (including, but not limited to, individuals, trusts, estates, partnerships, corporations, unincorporated organizations and associations, that has been designated as a beneficiary pursuant to Article XII.A. and for which the Trustee holds an Employee Account.

     E. "Board" shall mean the Board of Directors of CONSOL Inc., or the Executive Committee of CONSOL Inc.

     F.   "Code" shall mean the Internal Revenue Code of 1986 as amended.

     G. "Committee" shall mean the Investment Plan Committee created and appointed as provided in Article XIV.B.

     H. "Company Contributions" shall mean all contributions to a Participant's Account made by the Company pursuant to Article V. of the Plan. As used herein, this term shall not include deposits to a Participant's Before Tax Account.

     I. "Compensation" shall mean the regular compensation paid to a Participant for services rendered to the Company or which a Participant has elected to defer pursuant to a cash or deferred arrangement provided for under Section 401(k) of the Code excluding any bonuses, overtime, or special pay, under rules uniformly applicable to all Participants similarly situated. "Compensation" shall include amounts which a Participant contributed to a Dependent Care Spending Account or a Health Care Spending Account sponsored by CONSOL Inc. or a CONSOL Affiliated Company, as authorized by Section 125 of the Code. Notwithstanding the foregoing, "Compensation" shall not exceed $200,000 per year, or such other amount as may be prescribed by the Secretary of the Treasury. The maximum amount of annual compensation that shall be taken into account under this Plan for any year shall not exceed the amount prescribed in Code Section 401(a)(17).

     J. "CONSOL" shall mean CONSOL Inc., a Delaware corporation, and/or CONSOL Affiliated Company participating in the Plan as hereinafter provided in Article XIII.

     K. "CONSOL Affiliated Companies" shall mean any corporation in which CONSOL Inc. owns, directly or indirectly, at least 10 percent of the issued and outstanding stock entitled to vote for the election of directors.

     L. "Corporate Employer" shall mean an employer as defined in Section 414(b) and 414(c) of the Code, as modified by Section 415(h) of the Code.

     M. "Defined Benefit Plan" shall mean any plan qualified under the Code which is not a Defined Contribution Plan.

     N. "Defined Benefit Plan Fraction" for any year shall be a fraction, the numerator of which is an amount representing the total Projected Annual Benefit of the Participant under all Defined Benefit Plans of the Corporate Employer, determined as of the close of the year, and the denominator of which is the lesser of: (i) the product of 1.25 multiplied by $90,000 (or such greater amount as may be allowable in accordance with regulations, rulings, or other official announcements issued by the Secretary of Treasury or his delegate), or (ii) the product of 1.4 multiplied by 100% of the Participant's average compensation for his high 3 years.

     O. "Defined Compensation" shall mean a Participant's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Corporate Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). Notwithstanding the foregoing, "Defined Compensation" shall not exceed $200,000 per year, or such other amount as may be prescribed by the Secretary of the Treasury.

          Earned income from sources without the United States otherwise excluded from the gross income of a Participant for the purposes of his federal tax return and amounts received through accident or health insurance, to the extent includable in his gross income, shall be considered "Defined Compensation". "Defined Compensation" shall exclude:

          (a) Contributions by a Participant to a plan of deferred compensation to the extent the contributions are not includable in gross income of the Participant for the taxable year in which contributed, and any distributions from such a plan whether or not includable in the gross income of the Participant when distributed, except that amounts received under an unfunded non-qualified deferred compensation plan shall be considered "Defined Compensation";

          (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (d)  Other amounts which receive special tax benefits.

          Amounts shall be considered "Defined Compensation" for any limitation year only if actually paid or made available during such year. Notwithstanding the foregoing, "Defined Compensation" shall not exceed $200,000 per year, or such other amount as may be prescribed by the Secretary of the Treasury.

     P. "Defined Contribution Plan" shall mean a plan qualified under the Code which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's Account, and any income, expenses, gains and losses which may be allocated to such Participant's Account.

     Q. The "Defined Contribution Plan Fraction" for any year shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Employee Account in all Defined Contribution Plans of the corporate employer as of the close of the year, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Corporate Employer: (i) the product of 1.25 multiplied by the dollar limitation under Section 415(c)(a)(A) of the Code for such year [determined without regard to Section 415(c)(6) of the Code], or (ii) the product of 1.4 multiplied by 25% of the Employee's Defined Compensation for such year. In applying this definition with respect to years beginning before January 1, 1976:

          1. the aggregate amount taken into account in determining the numerator of the Defined Contribution Plan Fraction may not exceed the aggregate amount taken into account in determining the denominator of the Defined Contribution Plan Fraction, and

          2. the amount taken into account in determining the amount of a Participant's Employee Contributions in excess of 6 percent of his Defined Compensation for any year concerned shall be an amount equal to the excess of the aggregate amount of Employee Contributions for all years beginning before January 1, 1976, during which the Employee was an active Participant in the Defined Contribution Plan(s) of the Corporate Employer, over 10 percent of the Participant's aggregate Defined Compensation for all such years, multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of years beginning before January 1, 1976, during which the Employee was an active Participant in the Defined Contribution Plan.

               For the purpose of 2 above, Employee Contributions made on or after October 2, 1973, shall be taken into account only to the extent that the amount of such contributions does not exceed the maximum amount of Employee Contributions permissible under the Defined Contribution Plan(s) as in effect on October 2, 1973.

          An amount shall be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Fraction and Defined Contribution Fraction computed under Code Section 415(e)(1) does not exceed 1.0 for Plan years after 1985.

     R. "Du Pont" shall mean E. I. du Pont de Nemours and Company, a Delaware Corporation.

     S. "Employee" shall mean any person who is in the employ of CONSOL and is compensated on a salaried basis (except for persons classified as production and maintenance employees at mines other than the Buchanan No. 1 Mine), and any person who is in the employ of

          Fairmont Supply Company, Twin Rivers Towing Company, CONSOL Sales Company, CONSOL Pennsylvania Coal Company, Consolidation Coal Company of Kentucky and Enlow Fork Mining Company and compensated on a salaried basis.

          Notwithstanding the above, the term "Employee" shall not include persons who are or become members of a collective bargaining unit for which either:

          1. the members of the collective bargaining unit are covered by a pension Plan other than this Plan or the Employee Retirement Plan of CONSOL Inc. (the "CONSOL Retirement Plan") pursuant to collective bargaining negotiations; or

          2. the members of the collective bargaining unit are not covered by a pension plan other than this Plan or the CONSOL Retirement Plan after collective bargaining negotiations which included discussion of retirement benefits, unless such collective bargaining negotiations resulted in coverage under this Plan.

          Furthermore, the term "Employee" shall not include a person who is receiving a pension, severance pay, retainer or fee under contract or an individual who must be treated as an Employee of CONSOL for limited purposes under the "leased" provisions of Section 414(n) of the Code.

          If a person ceases to be an Employee because of becoming a member of a collective bargaining unit as described above, he shall cease to be an Employee as of the effective date of the collective bargaining agreement under which he becomes a member of the collective bargaining unit. If a person ceases to be an Employee because of termination of service, such person shall not again become an Employee for purposes of this Plan prior to his reemployment date unless he is rehired by CONSOL prior to incurring a one year break in service.

     T. "Employee(s) Account(s) or Employee's Account" shall mean all cash and other assets held by the Trustee under the Plan for the account of a Member.

          1. "Regular Account" shall mean all cash and other assets held by the Trustee which resulted from contributions made to the Plan, or earnings thereon, other than those in a Member's Before Tax Account.

          2. "Before Tax Account" shall mean all cash and other assets held by the Trustee which resulted from contributions made to the Plan which are designated for the Before Tax Account, or earnings thereon, pursuant to a cash or deferred arrangement of Section 401(k) of the Code.

     U. "Employee Contributions" shall mean all Basic Deposits made by a Participant to his Employee Account and all Supplemental Deposits made by a Participant or a Transferred Member to his Employee Account. Employee Contributions shall not include Basic Deposits made by a Participant to his Before Tax Account for purposes of Article II.B.

     V. "Employment Date" shall mean the date on which an Employee is first employed by CONSOL and on which an Employee completes one hour of service.

     W. "Fund Transfer" shall mean an instruction by a Member to the Trustee to sell, liquidate or redeem any investment in an Investment Option Fund in such Member's Employee Account, and transfer the proceeds to another Investment Option in his Employee Account pursuant to the terms of the Plan. A Fund Transfer may not be made from an Investment Option Fund in a Member's Regular Account to an Investment Option Fund in a Member's Before Tax Account, or vice versa.

     X. "Hardship" shall mean a showing by a Participant (1) that he has an immediate and heavy financial need and that (2) the hardship distribution is necessary to satisfy the immediate and heavy financial need.

          A. A Participant may establish the existence of an immediate and heavy financial need in one of two ways.

               1.   Facts and Circumstances Need Requirements

                    A Participant may demonstrate by facts and circumstances the existence of an immediate and heavy financial need created by an emergency or extraordinary circumstance.

               2.   Deemed Need Requirements

                    A Participant may show that his immediate and heavy financial need results from one of the following deemed hardship conditions:

                    a. Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant.

                    b. Purchase (excluding mortgage payments) of a principal residence for the Participant.

                    c. Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents; or

                    d. The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

          B.   Necessity of Hardship Distribution

               A Participant may establish that the hardship distribution is necessary to satisfy his immediate and heavy financial need in one of two ways. Under no circumstance will a distribution be considered necessary to satisfy an immediate and heavy financial need if it is in excess of that need.

               1.   Facts and Circumstances Distribution Requirements

                    A Participant may demonstrate by all relevant facts and circumstances that the distribution is necessary to satisfy the hardship need. Under this facts and circumstances option, a Participant must establish in a sworn and notarized statement that the immediate and heavy financial need cannot be relieved:

                    a. Through reimbursement or compensation by insurance or otherwise;

                    b. By reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

                    c. By cessation of Employee elective deferrals and Employee savings under the Investment Plan; or

                    d. By other distributions or loans from any plans maintained within the Consol Energy Inc. controlled group of companies or from plans maintained by any other employer or by borrowing from commercial sources on reasonable commercial terms.

                         For purposes of the preceding paragraph, assets of the Participant include assets of the Participant's spouse and minor children reasonably available to the Participant. Property held for a Participant's child under an irrevocable trust or under the Uniform Gifts to Minors Act shall not, however, be treated as an available resource of the Participant.

               2.   Deemed Distribution Requirements

                    A Participant's request for a distribution to meet an immediate and heavy financial need may be deemed necessary to satisfy the need. Under this option, a Participant must establish in a sworn and notarized statement that:

                    a. The distribution is not in excess of the amount of the Participant's immediate and heavy financial need; and

                    b. The Participant has obtained all distributions, other than hardship distributions, and all loans currently available under all plans maintained by the Consol Energy Inc. controlled group of companies.

                    If a Participant elects to have the establishment of "necessary to satisfy the immediate and heavy financial need" handled under the deemed standard set forth in paragraph B.2. above, the following consequences shall, in all cases, apply:

                         (1) the Participant will be prohibited from making any Employee elective deferrals and Employee Contributions under the Investment Plan and all other plans, with the exception of health and welfare benefit plans, maintained by the Consol Energy Inc. controlled group of companies for a period of twelve (12) months after receipt of the hardship distribution; and

                         (2) the Participant will be prohibited from making elective deferrals under the Investment Plan and all other plans maintained by the Consol Energy Inc. controlled group of companies for the Participant's taxable year immediately following the year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

          C.   Withdrawable Amount

               The amount which may be withdrawn cannot exceed the total of the Participant's contributions to his Before Tax Account (and income allocable thereto credited to a Participant's Before Tax Account as of December 31, 1988) nor the amount necessary to satisfy the immediate and heavy financial need created by the hardship. At the request of the Participant, the amount of an immediate and heavy financial need may include any amounts necessary to pay any federal income taxes or penalties reasonably anticipated to result from the distribution.

     Y. "Highly Compensated" shall mean those Participants or Employees who are highly compensated within the meaning of Code Section 414(q).

     Z. "Hour(s) of Service" shall mean each hour for which an Employee of CONSOL, a CONSOL Affiliated Company or an Affiliated Company is compensated or entitled to compensation for the performance of duties and includes each such hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by CONSOL. An hour of service also includes each hour for which such Employee is compensated or entitled to compensation on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or CONSOL approved leave of absence, as well as hours of time required to be taken into account by reason of Sections 414(b) and 414(c) of the Code. Hours shall be credited to the computation period during which the duties are performed or to which the payment relates and, in the case of a period where no duties are performed, shall be credited on the basis of the number of regularly scheduled working hours during the period. All hours shall be calculated and credited in conformance with Sections 2530.200b.2(b) and (c) of Department of Labor regulations, which are incorporated herein by reference.

     AA. "Incapacity" shall mean the condition of a Participant's health whereby he is unable to perform his job function as an Employee as determined by the Committee.

     BB. "Investment Direction" shall mean an instruction by a Participant to the Trustee to invest future deposits, contributions and income pursuant to the terms of the Plan.

     CC. "Investment Manager" shall mean an investment advisor registered under the Investment Advisors Act of 1940, a bank (other than the Trustee) as defined in the Act, or an insurance company qualified to perform investment management services which shall be designated or appointed as provided in Article XIV(A)(4).

     DD. "Limitation on Annual Additions" shall mean the limitation on contributions to a Participant's Employee Account as provided in
          Article VI.

     EE.  "Masculine pronouns" shall mean the feminine whenever appropriate.

     FF. "Member" shall mean any person for whom the Trustee holds an Employee Account, including a Participant with a zero Employee Account balance due to a withdrawal pursuant to Article X.C. who has elected to resume making Basic Deposits immediately upon the completion of the suspension imposed by Article X.C.1.b.

     GG. "Non-spouse Beneficiary Member" shall mean any person who is designated a beneficiary in accordance with Article XII. who is not a Spouse Beneficiary Member as defined in Article II. RR. and for whom the Trustee holds an Employee Account.

     HH. "One-Year-Break-in-Service" shall mean any 12 consecutive month period commencing upon:

          1.   Employment date, or anniversary date thereof; or

          2.   Reemployment date, or anniversary date thereof,

          during which an Employee does not complete more than 500 Hours of Service.

          Notwithstanding anything in this Plan to the contrary, for absences beginning after December 31, 1984, and upon presentation of proof satisfactory to the Committee, an Employee who is absent from work for reasons of the individual's pregnancy, birth or adoption of a child, or for purposes of caring for the child immediately following its birth or adoption, will be deemed to have completed up to a maximum of 501 Hours of Service during the period of 12 consecutive months commencing on the individual's most recent employment date, reemployment date, or anniversary thereof (whichever is applicable), commencing on the first date of such absence, unless such Employee has already earned 501 hours of service during such period of employment, then such Employee shall receive credit for up to a maximum of 501 hours of service in the subsequent 12 consecutive month period for the purpose of preventing a one-year break in service.

     II. "Participant" shall mean an Employee who is eligible for and has commenced participation in this Plan in accordance with Article III. of this Plan.

     JJ. "Plan" shall mean this Investment Plan for Salaried Employees of CONSOL Inc.

     KK. "Plan Year" shall mean a 12 month period commencing on January 1 and ending on December 31.

     LL. "Projected Annual Benefit" shall mean the benefits which are projected to be paid annually under all Defined Benefit Plans of the Corporate Employer to an Employee payable as straight life annuity commencing at his Normal Retirement Date. Such projection shall be based on the assumptions that:

          1. The Employee's Compensation for all future years will equal his Compensation for the year of computation;

          2. The Employee's future participation in the Defined Benefit Plans of the Corporate Employer will continue uninterrupted until he has reached his Normal Retirement Date and that he will earn a full year of Credited Service for each full year he participates in the Defined Benefit Plans of the Corporate Employer during that period; and

          3. All other relevant factors considered in computing the benefits, such as provisions of the Defined Benefit Plans of the Corporate Employer and social security benefit levels, will remain constant with the year of computation.

     MM. "QDRO Member" shall mean an individual for whom the Trustee holds an Employee Account pursuant to a Qualified Domestic Relations Order.

     NN. "Reemployment Date" shall mean the date following a One-Year Break-In-Service on which a previously employed person is reemployed and completes one Hour of Service.

     OO. "Retired Member" shall mean a former Participant who has taken normal, early or incapacity retirement under the Retirement Plan and for whom the Trustee holds an Employee Account.

     PP.  "Retirement Plan" shall mean the Employee Retirement Plan of CONSOL
          Inc.

     QQ. "Rollover Member" shall mean an Employee from whom the Trustee has accepted a rollover or trust-to-trust transfer of assets from a qualified plan or an individual retirement account in accordance with the provisions of Article XXIII. of this Plan.

     RR. "Spouse Beneficiary Member" shall mean the spouse of a Participant or Retired Member at the time of such Participant's or Retired Member's death, who, in accordance with Article XII.A., is the designated beneficiary of such Participant or a Retired Member and for whom the Trustee holds an Employee Account.

     SS. "Supplemental Deposits" shall mean all deposits to a Member's Employee Account in excess of Basic Deposits and Company Contributions. Supplemental Deposits may not exceed the sum of:

          1. 12 percent of his compensation earned prior to January 1, 1976, for all years since he became a Participant in the Plan;

          2. 16 percent of his compensation earned after December 31, 1975, for all years since he became a Participant under the Plan; less

          3. the amount of Basic Deposits during such period which have not been withdrawn from his Employee Account.

          Only a Participant or Transferred Member may make Supplemental
          Deposits.

     TT. "Terminated Member" shall mean a former Participant, who has terminated his employment with CONSOL at a time when he was not eligible for normal, early or incapacity retirement under the Retirement Plan, for whom the Trustee holds an Employee Account.

     UU. "Transferred Member" shall mean a former Participant, who has been transferred from CONSOL, at the request or with the consent of CONSOL, to a nonparticipating Affiliated Company or a nonparticipating CONSOL Affiliated Company or a nonparticipating CONSOL Affiliated Company and who has left his Employee Account in the Plan.

     VV.  "Trustee" shall mean the Trustee under the Plan hereinafter named in
          Article XIV.A.(1) or any successor to said Trustee.

     WW. "Vesting (Vested)" shall mean the nonforfeitable right of a Participant in the Plan to his total Regular Account, which shall be acquired only on the earlier of:

          1. Five years of participation since the most recent date of enrollment in the plan, a year of participation being defined as:

               a. on or after January 1, 1976, but prior to October 1, 1988, 12 consecutive months of Basic Deposits; and

               b. After September 30, 1988, 12 consecutive months during which a non-vested Participant maintains a positive account balance or makes at least one monthly contribution, except that the fifth year of participation under this Article II.WW.1.b. shall be deemed a year of participation upon the first day of the fifth month of the 12 month period; or

          2. On or after January 1, 1976, but before October 1, 1988, a total of ten cumulative years of service or on or after October 1, 1988, a total of five cumulative years of service, any such year commencing upon the:

               a.   Employment Date, and anniversary date thereof; or

               b.   Reemployment Date, and anniversary date thereof;

               during which an Employee of CONSOL, a CONSOL Affiliated Company, or an Affiliated Company completes 1,000 or more Hours of Service, provided that any period during which an Employee declines to make contributions as required by the Plan, or the comparable plan of the CONSOL Affiliated Company or the Affiliated Company, or any period before a termination of employment if there was also a complete withdrawal from the Plan which occurred prior to January 1, 1976, shall not count for vesting purposes, and further provided that service subsequent to five consecutive One-year Breaks-In-Service shall not count toward vesting a Participant's Employee Account which accumulated prior to such five one-year breaks in service, or

          3.   Attaining age 65.

          A Member shall be vested in his Before Tax Account and in that portion of his Regular Account derived from his Employee Contributions, at all times.

     XX. "Year" shall mean the twelve month period commencing January 1 and ending the following December 31.

III. ELIGIBILITY AND PARTICIPATION

     A.   Eligibility Requirements

          Except as hereinafter provided, any Employee shall be eligible to participate in the Plan upon the earlier of the following dates:

          1.   employment on a regular full-time basis, or

          2. on or after January 1, 1976, completion of a period of 12 consecutive months commencing upon his Employment Date or anniversary thereof, or if applicable, his Reemployment Date or anniversary thereof, during which the Employee completes 1,000 or more hours of service.

     An Employee who once satisfies the eligibility requirement shall thereafter always retain his eligibility to participate in the Plan until he ceases to be an Employee as defined in Article II.S. of the Plan.

     B.   Commencement of Participation

          1. An Employee may commence his participation on the first day of the calendar month next following the date he becomes eligible, provided he files with the Committee a notice of his election to become a Participant in the Plan, such notice to be provided in the manner prescribed by the Committee, or in the event an eligible Employee does not elect to participate when first eligible, he may thereafter commence participation as of the first day of the calendar month next following the date he files with the Committee a notice of his election to participate in the Plan, provided, however, that no Employee who is on CONSOL approved leave of absence, or is otherwise absent from work on the date he becomes eligible, may commence to participate in the Plan until the first day of the calendar month next following his return from such absence. Commencement of participation in the Plan by an eligible Employee shall be accomplished by his election to make deposits as hereinafter provided.

          2.   Notwithstanding the effective date of participation set forth in
               Article III.B.1. above, an Employee who is transferred to CONSOL on and after August 1, 1983, from an Affiliated Company or a CONSOL Affiliated Company or from a corporation that has adopted a profit sharing plan administered by an Affiliated Company and who was a participant in the profit sharing plan thereof, may commence his participation on the date he is employed by CONSOL, provided he files with the Committee a notice of his election to become a participant in the Plan within 30 days of his employment by CONSOL, such notice to be provided in the manner prescribed by the Committee.

     C.   Participation in the Plan by an Employee shall be voluntary.

     D. Each Employee at the time of becoming a Participant in the Plan or within a reasonable period thereafter shall be given a copy of the Summary Plan Description describing the Plan, as effective at that time.

     E.  Transfers to CONSOL

          1. An Employee of an Affiliated Company or CONSOL Affiliated Company who is transferred at the request of such Affiliated Company or CONSOL Affiliated Company and CONSOL to the employ of CONSOL may participate in this Plan provided such Employee satisfies the requirements of Article III.(A). The years of participation by an Employee in the profit sharing plan of such Affiliated Company or CONSOL Affiliated Company, if any, shall be included in determining the Employee's years of participation in this Plan. The years of service of an Employee in an Affiliated Company or CONSOL Affiliated Company plan which would have been counted as years of service under this Plan had the Employee been a member of this Plan, shall be included in determining the Employee's years of service under this Plan.

          2. Any Employee, who becomes a Participant in the Plan and who is or has been transferred to CONSOL from an Affiliated Company or CONSOL Affiliated Company and has an Employee Account in the profit sharing plan of said Affiliated Company or CONSOL Affiliated Company, may request the Trustee, in the manner prescribed by the Committee, to accept the transfer of his entire Employee Account, if any, from such other plan into his Employee Account in this Plan, provided such transfer is permitted by the plan of the transferor corporation. Any transfer of an Employee Account to this Plan must be requested prior to the Participant's subsequent transfer of employment from CONSOL. The Committee shall determine whether the transfer of an Employee Account to this Plan shall be in cash or in kind on the basis of uniform rules, applicable to all Participants on the same basis. The amount in Employee Accounts so transferred shall be categorized as being a Regular or Before Tax Account as defined in this Plan and the amounts within such Employee Accounts shall be categorized as Basic Deposits, Supplemental Deposits, Company Contributions, and Earnings. Basic Deposits transferred to an Employee Account from other plans shall not be entitled to matching Company Contributions.

          3. For the purpose of a suspension due to a withdrawal under the Plan, a withdrawal by a Participant of any part of an Employee Account from a profit sharing plan of an Affiliated Company shall have the same effect as if the Participant had made a withdrawal from this Plan.

     F.   Termination of Participation

          A Participant shall cease being a Participant in this Plan at any time that he ceases being an Employee or takes a full withdrawal pursuant to Article X.B. or X.C. and elects not to resume Basic Contributions immediately upon the end of the suspension imposed under Article X.C.1.b.

IV.  EMPLOYEE PARTICIPATION

     A.   Participation by Payroll Deduction

          To participate in the Plan, an Employee shall designate as a payroll deduction a percent of his monthly compensation in 1 percent increments, to be deposited in his Employee Account. The first 6 percent of the amount so designated will be deemed to be Basic Deposits, unless such Participant has a suspension of Basic Deposits. The Participant may elect to have up to 15 percent of his monthly compensation but not more than $7000 deferred pursuant to a cash or deferred arrangement under Section 401(k) of the Code (the $7000 shall be adjusted to reflect increases in the cost of living in accordance with Section 415(d) of the Code). The amount so designated will be deposited by CONSOL to the Participant's Before Tax Account. Deposits in excess of that designated to the Before Tax Account shall be deposited to a Participant's Regular Account. The total amount which may be designated for deposit to an Employee Account shall be in accordance with Article II.SS.

     B.   Change in Participation

          The payroll deduction deposit percentage designated by the Participant shall continue in effect, notwithstanding any change in his compensation, until he shall change that percentage. A Participant may change such percentage at any time to be effective the first of the next succeeding calendar month. Such changes shall be by direction to the record keeper designated by CONSOL in the form prescribed by the Committee.

     C.   Committee Authorized Change in Participation/1/

          1. Notwithstanding anything else to the contrary, if the Committee determines that the discrimination standards of Code Sections 401(k) and/or 401(m) may not be satisfied, the Committee shall have the authority to make the following changes in order to comply with limitations on Employee Contributions imposed by Sections 401(k) and 401(m) of the Code:

               a. The Committee shall have the authority to change elected percentages of Highly Compensated Participants designated for Before Tax Accounts to Regular Accounts, or upon the request of the Participant, to pay the Participant the difference between the amount he had designated as a contribution to his Before Tax Account and the limit on such contribution under Section 401(k) of the Code.

               b. The Committee shall have the authority to change elected percentages for Highly Compensated Participants designated for Regular Accounts to Before Tax Accounts, or upon the request of the Participant, to pay the Participant the difference between the amount he had designated as a contribution to his Regular Account and the limit on such contribution under Section 401(m) of the Code.

               Changes to the elected percentages of Highly Compensated Participants will be made in one percent increments from 16%

- ---------------
/1/Amended effective January 1, 1987. Amended effective January 1, 1993, to change "Key account" to "Before Tax Account" and "Employee" to "Participant".

               until the Committee determines that the requirements of Code
               Section 401(k) and/or Section 401(m) are met.

          2. If it is determined after the close of a Plan Year that participation by Highly Compensated Participants has exceeded the discrimination standards of Code Sections 401(k) and/or 401(m), then the amount of such excess shall be refunded to said Highly Compensated Participants. The elected percentages that are the highest for contributions to Regular and/or Before Tax Accounts, as appropriate, will be reduced until the standards are satisfied. The reductions will be made in increments of one tenth of one percent, in the elected percentage that is the highest prior to each such reduction until the standards are satisfied.

          3. In the event of a redesignation of Before Tax Account deposits pursuant to Article IV.C.1., or a refund of Before Tax Account deposits pursuant to Article IV.C.2., all Highly Compensated Participants shall be treated in a uniform manner.

     D.   Participation by Direct Remittance

          1. In addition to payroll deduction, Basic and Supplemental Deposits may be made to a Participant's Regular Account in accordance with the provisions of Articles IV.E., IX.A.3., X.B.2.d.(2) and X.C.1.c. (relative to temporary Employees; Employees on military, governmental, or disability leave; and non-vested redeposits).

          2. In the event an Participant is eligible to receive a refund pursuant to Article IV.C.2., such Participant may authorize that amounts which were to be received shall be deposited in his Regular Account.

          3. Supplemental deposits to a Participant's Regular Account may be made by cash payments direct to the Trustee in accordance with regulations prescribed by the Committee.

     E.   Temporary Employees -- Insufficient Earnings

          Participants who are temporary Employees may make Basic and Supplemental Deposits to their Regular Accounts by direct cash payment to the Trustee if their earnings in the month of deduction are not sufficient to make a deposit by payroll deduction. Any month in which the Participant elects not to make such deposit will be considered a month of voluntary suspension in accordance with Article IX.B.

     F.  Transfer of Funds to Trustee

          The amount of payroll deductions and cash payments so made shall be transferred monthly by CONSOL to the Trustee, and the Trustee shall hold the same for the respective Participants' Employee Accounts subject to the provisions of the Plan.

     G.   Internal Revenue Code Limitations

          Notwithstanding anything else to the contrary in Article IV. (Employee Participation), or in Article V. (CONSOL Contributions), Article VI. (Limitation on Annual Additions), or elsewhere in the Plan, contributions to this Plan, and benefits under this Plan, shall be limited as required by Sections 415, 401(k) and 401(m) of the Code.

V.   CONSOL CONTRIBUTIONS

     A.   Amount of Company Contributions

          CONSOL shall contribute out of its accumulated earnings and profits to a Participant's Regular Account an amount equal to 100 percent of each Participant's Basic Deposits, except as hereinafter provided in
          Article VI. Such contributions shall be paid to the Trustee at least monthly.

     B.   Additional CONSOL Contributions

          CONSOL may from time to time voluntarily make additional contributions out of its accumulated earnings and profits subject to the following provisions, conditions and limitations:

          1. No such additional contribution shall be made unless the same is specifically authorized by the Board within two months of the date on which such additional contribution is to be made.

          2. No such additional contribution shall be applicable to the employees of any Affiliated Company of or any CONSOL Affiliated Company participating in the Plan unless such applicability to such Employees is authorized by the Board of Directors of such Affiliated Company or CONSOL Affiliated Company.

          3. The aggregate amount of any such additional contribution made in any one calendar year shall not exceed 2 percent of the consolidated net income of CONSOL and its consolidated subsidiaries for the last preceding calendar year.

          4. Each such additional contribution shall be paid to the Trustee and shall thereupon be distributed by the Trustee among the Employee Accounts of all Plan Participants to whom such additional contribution is applicable in proportion to the respective Basic Deposits which such Participants deposited in their Employee Accounts pursuant to the provisions of Article IV. during the six calendar months immediately preceding the month in which such additional contribution is authorized by the Board.

     C.   Transfer of Funds to Trustee

          The Trustee shall hold CONSOL's contributions for the respective Employee Accounts, subject to the provisions of the Plan; and no part of those contributions shall be recoverable by CONSOL, nor shall they (except as hereinafter provided by Article VI.A.2, VIII.A.2., 3., 4. and 5., X.B.2.f., X.B.5., and X.C.1.c.(1)) be used for or diverted to any other purpose.

VI.  LIMITATION ON ANNUAL ADDITIONS

     A.   Anything to the contrary notwithstanding,

          1. The maximum Annual Additions deposited to an Employee Account in any year, either solely under the Plan or under an aggregation of the Plan with all other Defined Contribution Plans of the Corporate Employer, may not exceed the lessor of $30,000 (or such greater amount as may be allowable in accordance with regulations, rulings or other official announcements issued by the Secretary of the Treasury or his delegate) or 25% of the Employee's Defined Compensation for the year; nor,

          2. When the Annual Additions are viewed in conjunction with a Participant's interest in all other Defined Benefit and Defined Contribution plans of the Corporate Employer, including any interest of the Participant which has been assigned to an alternate payee pursuant to a Qualified Domestic Relations Order, the sum of the Benefit Plan Fraction and the Defined Contribution Plan Fraction for any year may not exceed 1.0. Sections 235(g)(3) and (4) of the Tax Equity and Fiscal Responsibility Act of 1982 shall be applied when computing the limitation under this Article VI.A.2. If the limitation in
               Article VI.A.1. would be exceeded but for the language set out in this Article, the Annual Additions deposited under the Plan must be reduced and, or deposits returned and, or Corporate Employer Contributions removed from the Participant's Employee Account and applied to reduce the subsequent contributions of CONSOL under the Plan, to the extent necessary, as determined by the Investment Plan Committee. If the limitation in Article VI.A.2. would be exceeded but for the language set out in this Article, the benefits under the Defined Benefit Plans of the Corporate Employer shall be reduced to the extent necessary to avoid exceeding the limitation.

VII. INVESTMENT PROVISIONS

     A.   Investment Direction

          A Participant in the Plan shall instruct the Trustee in the form prescribed by the Committee as to the Investment Direction for future deposits, contributions and income to his Employee Account, except that dividends on Du Pont stock payable to a Participant's Employee Account on and after January 1, 1993, shall be invested in Du Pont stock for the Participant's Employee Account if, on the date the dividend is payable into the Participant's Employee Account, any portion of the Participant's Employee Account is invested in Du Pont stock. If Du Pont stock no longer exists in the Participant's Account, any dividends payable shall be invested according to the Participant's current Investment Direction.

          1. Such direction shall be to invest in any one or more of the Plan Investment Options pursuant to Article VII.C., in multiples of 1 percent totaling 100 percent for the Participant's Regular Account and for the Participant's Before Tax Account, separately.

          2. Each Investment Direction shall be deemed a continuing direction unless changed by the Participant.

          3. A Participant may change his Investment Direction in the manner prescribed by the Committee.

     B.   Fund Transfer(s)

          Any Plan Member, except a Non-Spouse Beneficiary, may instruct the Trustee in the manner prescribed by the Committee to sell, redeem, or liquidate any investments in his Employee Account and to transfer the proceeds to another Investment Option. Such Fund Transfers shall specify the number of units or shares of stock in an Investment Option Fund, as provided for in Article VII.C, within the Member's Regular or Before Tax Account that is to be transferred to another Investment Option Fund within the same Account. Such transfer shall be made only in the Account from which the proceeds originated. A Member may not transfer proceeds from his Regular Account to his Before Tax Account or vice-versa.

     C.   Investment Options

          The Trustee shall provide for the following Investment Options for Plan members.

          1.   Option A:  Du Pont Stock Fund

               The purchase of Du Pont common stock. Such purchases may be made in the open market or from Du Pont if it shall have made treasury or authorized but unissued shares available for such purchases, in which event the purchase price shall be the closing price of such stock as reported on the New York Stock Exchange Composite Transactions on the last trading day preceding the date of such purchase from Du Pont.

          2.   Option B:  Fixed Income Fund

               The purchase of units of participation in the Fixed Income Fund. The term "Fixed Income Fund" shall mean an account established by agreement between the Trustee and one or more insurance companies or other financial institutions as may from time to time be designated by the Committee or, if not so designated, as selected by the Trustee in its discretion. The agreement shall provide for the payment of interest at a predetermined rate by such insurance company or other financial institution on all deposits made to the Fixed Income Fund. Short-term obligations of the United States Government, commercial paper or other investments of a short-term nature may be purchased and held pending the deposit of funds with such insurance company or other financial institution. All deposits to the Fixed Income Fund shall be expressed as units of participation in the Fixed Income Fund, which Fund shall consist of all of the deposits to the Fixed Income Fund and all interest credited or accrued to such deposits pursuant to the Agreement. No Member shall have any ownership in any particular asset in the Fixed Income Fund. The Fixed Income Fund shall be operated in accordance with the provisions established by the Committee, which shall be equally applicable to all Members, provided, however, that the requirements set forth in any Fixed Income Fund agreement for use under the Plan shall be obligatory and binding upon all concerned with the same force and effect as though such requirements were set forth at length in and constituted a part of this Plan.

          3.   Option C:  Mutual Funds

               The purchase of shares in one or more mutual funds contained in a family of mutual funds designated by the Trustee with the advice and consent of the Committee, as directed by Members.

          4.   Option D:  Three Way Asset Allocation Fund

               The purchase of units of participation in a three-way asset allocation fund consisting of a portfolio diversified among the stock, bond and cash sectors of the securities marketplace. Assets invested pursuant to this Option D. shall be transferred among these sectors in a manner and to such extent as the Trustee or Designated Investment Manager shall select.

          5.  Option E:  Loan Account Fund

               The unpaid principal of a loan granted in accordance with Article
               XI. of the Plan. This option shall be designated the Loan Account Fund.

     D.   Uninvested Funds

          Any funds in the hands of the Trustee at any time on and after January 13, 1993 not invested pursuant to Fund Transfers or Investment Directions of the Member as above provided, shall be held by the Trustee in the Fixed Income Fund.

     E.   Trustee Action

          The Trustee will comply with Investment Directions and Fund Transfers of a Member as soon as practicable after receipt thereof.

          In the event an Investment Option, or any mutual fund designated under Option C. is discontinued under the Plan, notice to such effect shall be given to all Members and such Members shall be given the opportunity to issue a new Investment Direction affecting future deposits and income subject to such discontinued Option or fund and a Fund Transfer directing the sale of units or shares in the discontinued Option or fund and the transfer of such proceeds to any other Option or fund provided pursuant to Article VII.C. Such notice shall also provide that the failure of a Member to issue a new Investment Direction or a Fund Transfer shall be deemed to be an Investment Direction or a Fund Transfer specifying investment in an Option or fund as specified in the notice.

          If a Member fails to issue a new Investment Direction or a Fund Transfer with respect to future deposits and income or units or shares invested in or directed to be invested in a discontinued Option or fund, the Trustee shall sell such units or shares and invest the proceeds and any future deposits and income as specified in the notice provided to all Members.

          The Trustee may, in accordance with regulations to be prescribed by the Committee, for the purpose of reducing brokerage commissions and other expenses, defer the execution of instructions to purchase or sell securities pursuant to Option A. until the Trustee has accumulated instructions to purchase or sell the quantities prescribed in such regulations. The Trustee in its discretion, may limit the daily volume of its purchases or sales of Du Pont stock to the extent that such action is deemed by the Trustee to be in the best interest of the Members from whom it has received instructions for such purchases or sales.

     F.   Trustee - Maintenance of Plan Assets

          All cash and securities in Employee Accounts shall, until disposed of, pursuant to the provisions of the Plan, be held in the possession of the Trustee or its designated agent. Transferable securities may be registered in the name of the Trustee or in the name of its nominee. Nontransferable government bonds shall be issued in such name or names as the Trustee may elect, subject to any applicable laws or regulations at the time in effect with respect thereto. At the sole discretion of the Trustee, investments in a particular security issue made at the instruction of more than one Member may be represented by a single bond or a single stock certificate as the case may be.

          1. Shares of stock of Du Pont included in the Employee Account of a Member as of the record date shall be voted or caused to be voted at meetings of the stockholders of the Company or any adjournment thereof in accordance with written instructions given by such Member to the Trustee in such form as prescribed by the Committee. The Trustee shall have the voting rights with respect to all shares of stock of Du Pont held in trust pursuant to the terms of the Plan for which voting instructions for a particular stockholders' meeting are not received.

          2. In the event of any distribution to all stockholders of Du Pont (or of Chrysler Corporation, as the case may be) of any rights to purchase any securities, such rights pertaining to the shares of stock held under the Plan shall be dealt with and disposed of by the Trustee in accordance with the following provisions, conditions and limitations:

               a. The Trustee shall notify each Member whose Employee Account includes shares of Du Pont stock (or Chrysler Corporation, as the case may be) to which the purchase rights pertain concerning the distribution of such rights. Such notice shall specify a period of time (as prescribed by the Committee) within which the Member may elect that such rights pertaining to any share of stock held in his Employee Account should be allowed to expire by its own terms.

               b. If the Member elects that such purchase rights should be allowed to expire, he shall notify the Trustee to that effect within such period of time and in such form and manner and subject to such other regulations as the Committee may prescribe.

               c. After the expiration of the period of time prescribed as aforesaid, the Trustee shall endeavor to sell all of the purchase rights with regard to which the said Trustee did not receive an instruction from the Member to which such rights were applicable.

                    The total net proceeds realized from such sales shall be credited pro rata to the Employee Accounts of the Members entitled thereto [i.e., in proportion to the number of such purchase rights pertaining to the shares of Du Pont stock (or Chrysler Corporation, as the case may be), held in respect of the Employee Accounts of such Members, but not including those shares in the accounts of Members who elected to allow the rights allocated to their Employee Accounts to expire]. The amounts so credited to the Employee Accounts of Members shall for all purposes of the Plan be treated as income.

               d. In no event may the Trustee exercise for the Employee Account of any Member any purchase rights appertaining to the shares of stock held under the Plan.

          3. The assets of the Fixed Income Fund and the Three-Way Asset Allocation Fund under this Plan may be held by the Trustee in trust in common with funds of the same name under the Thrift Plan for Employees of Conoco Inc. In such case, the Trustee shall be under no duty to earmark or keep separate the assets of such commingled funds and a determination on the valuation date of the value of such funds under this Plan shall be determined in conjunction with the corresponding determinations made under Options B. and D. of Article VII.C. of the Thrift Plan for Employees of Conoco Inc. as though such funds under this Plan and the corresponding funds under the Thrift Plan for Employees of Conoco Inc. were one fund for this purpose. The Trustee shall, however, maintain a separate account reflecting the equitable share in the assets of the Fixed Income Fund and the Three-Way Asset Allocation Fund under this Plan and the corresponding funds under the Thrift Plan for Employees of Conoco Inc. CONSOL may, at any time, direct the Trustee to segregate and withdraw the equitable share in such assets of the Fixed Income Fund and the Three-Way Asset Allocation Fund of this Plan. The Trustee's valuation of the assets for the purpose of such withdrawal shall be conclusive.

VIII. CREDITS AND CHARGES TO EMPLOYEE ACCOUNTS

     A.   Allocation of Income and Costs on Investments

          1. All interest, dividends and other income received by the Trustee in respect of Option A., and all gains or losses upon the sale or redemption of investments in the Member's Regular or Before Tax Account, as determined by the Trustee, shall be credited or charged, as the case may be, to the Member's Employee Account.

          2. The share value of securities in a Member's Employee Account purchased pursuant to Option A. shall be based on the closing price of such securities as calculated and provided to the Trustee by the New York Stock Exchange ("NYSE") at the end of each NYSE business day.

               The cost to a Member's Employee Account of securities purchased under Option A. shall be the daily average weighted price of all securities purchased by the Trustee on the same day at the direction of Members. The proceeds credited to a Member's Employee Account upon the sale or redemption of such securities shall be based on the daily average weighted sale price received by the Trustee for all securities sold by the Trustee on the same day at the direction of Members.

               Brokerage commissions, transfer taxes and other charges and expenses in connection with the purchase or sale of securities shall be added to the cost of such securities or deducted from the proceeds thereof, as the case may be. Taxes, if any, on any assets held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the Members' Employee Accounts as the Trustee shall determine.

          3. The unit value of units of participation purchased pursuant to Option B. shall be based on the accrued value, which shall include principal value plus accrued interest, of all investment vehicles within the fund divided by the total outstanding units within the Plan as of the close of the previous business day.
               The cost to a Member's Employee Account of units of participation purchased pursuant to Option B. and the proceeds credited to a Member's Employee Account upon the sale of units of participation in Option B. shall be based on the unit value as of the close of the previous business day.

          4. The share value of any Merrill Lynch mutual fund and the Merrill Lynch Equity Index Trust purchased under Option C. shall be the Net Asset Value calculated by Merrill Lynch Asset Management, which shall be calculated once each day the New York Stock Exchange is open for trading. Such Net Value shall include all costs and charges used by Merrill Lynch Asset Management to establish the Net Asset Value.

               The share price of the Fidelity Megellan Fund purchased pursuant to Option C. shall be the Net Asset Value as determined by Fidelity Service Co. on each New York Stock Exchange Business Day. Such Net Asset Value shall include all costs and charges used by Fidelity Service Co. to establish the Net Asset Value.

          5. The unit value of units purchased under Option D. shall be calculated by Wells Fargo Nikko Investment Advisors each business day. Such unit value shall include all costs and charges used by Wells Fargo Nikko Investment Advisors to establish the unit value, except that for the period of time commencing on January 1, 1993 and ending on April 30, 1993, the unit value shall not be reduced by the management/administrative fee used to calculate the unit value.

IX.  SUSPENSION OF DEPOSITS

     A.   Involuntary Suspension of Deposits

          If a Participant is absent from the performance of his duties for CONSOL and, as a consequence of such absence, his compensation for any calendar month is one-half, or less, of his normal compensation for such month, all deposits to his Employee Account with respect to such month shall be automatically suspended; subject, however, to the following limitations and conditions:

          1. If a Participant is absent pursuant to a company approved leave of absence, the automatic suspension of his deposits may continue only for the duration of such leave of absence. If the Participant is absent for any other reason, the automatic suspension of his deposits may not continue without interruption for longer than 12 months.

          2. If a Participant is absent pursuant to a company approved leave of absence, or because of his sickness or other disability, the period of automatic suspension of his deposits shall be included in determining the length of such Participant's years of participation in the Plan.

          3. If a Participant is absent pursuant to a company approved leave of absence under CONSOL military leave policy or to enable him to serve the government in a nonmilitary capacity, or because of his sickness or other disability, then in any such event, he may elect in the form prescribed by the Committee, to continue to make deposits to his Regular Account to the extent permitted by plan rules and the Code (and thus avoid automatic suspension thereof). A Participant making such an election may not change his rate of deposits during such absence. In the event of such election, the Participant's deposits may, in accordance with regulations prescribed by the Committee, either be deducted from any compensation or other regular payments which such Participant may be entitled to receive from CONSOL, or may be paid currently in cash by the Participant to the Trustee. Failure of a Participant to make such cash deposits on the date when it becomes payable may be treated as an election by him to permit his deposits to be automatically suspended, as hereinabove provided in this Article IX.A., from and after the date of his last previous deposit.

     B.   Voluntary Suspension of Deposits

          A Participant, by direction to the Committee in a form prescribed by the Committee, or by electing not to make a direct cash payment in accordance with Article IV.D., may voluntarily elect to suspend all monthly Basic and Supplemental Deposits under the Plan, subject however, to the following limitations:

          1. A voluntary suspension by direction or failure to elect or to make a direct remittance will be applicable to all deposits to the Plan;

          2. A voluntary suspension will remain in effect for the number of months elected by the Participant unless the Participant shall revoke such election pursuant to Article IV.B.

          3. The right to make cash Supplemental Deposits to a Participant's Regular Account shall not be affected by a voluntary suspension.

          4. The nonreceipt of a direct remittance from a temporary Employee, in accordance with Article IV.E., within 30 days of the mailing of notification of such right, will be deemed to be a voluntary suspension.

     C.   Company Contributions During Suspension

          During the period or periods of automatic and/or voluntary suspension of monthly deposits as provided in Article IX.A. and B, Company Contributions to the Employee Account of such Participant will be automatically and correspondingly suspended. Company Contributions not made during any such period of suspension shall not be accumulated or carried forward for later payment.

     D. Involuntary Suspension of Deposits - Employees of CONSOL Affiliated Companies

          If CONSOL elects with the consent of a CONSOL Affiliated Company to an involuntary suspension of deposits with respect to such CONSOL Affiliated Company and its employees in accordance with Article XIII.A.4., all deposits to such Participants' Employee Accounts shall be automatically suspended for an indefinite period; provided, however, the period of suspension of deposits shall be included in determining the length of such Participants' years of participation in the Plan.

X.   WITHDRAWALS

     A.   Full Withdrawals - Retirement

          1. A Participant or Transferred Member shall be entitled to his entire Employee Account in the event of a normal, early, or incapacity retirement. At any time prior to such retirement, a Participant or Transferred Member may, by written direction to the Trustee in the form prescribed by the Committee, make an election to receive his Employee Account pursuant to the options set forth in Article X.

               For purposes of Article X.A., "Retirement Plan" shall mean the Employee Retirement Plan of CONSOL Inc.

          2.   Defer to Age 70 1/2

               Any Employee participating in the Plan or Transferred Member who is entitled to normal, early, or incapacity retirement under the Retirement Plan may, prior to such retirement, by direction to the Trustee in the form prescribed by the Committee, make an election to defer the withdrawal of his Employee Account. In the event that a Participant or Transferred Member makes such an election:

               a. No further deposits pursuant to Article IV and no further contributions pursuant to Article V shall be made to his Employee Account after the date of his retirement;

               b. During the period of time following his retirement such Retired Member (or, in a proper case, his legal representative or designated beneficiary) shall be entitled to withdraw his entire Employee Account, under the same terms applicable to withdrawals pursuant to Article X.B., or make one or more partial withdrawals pursuant to the terms of Article X.C.; and

               c. No later than April 1 of the calendar year following the calendar year in which a Retired Member attains age 70 1/2, such Retired Member (or, in the proper case, his legal representative or designated beneficiary) shall be required to withdraw such Retired Member's entire Employee Account then held by the Trustee.

               d. Prior to April 1 of the year following the year the Employee attains age 70 1/2, such Retired Member may elect to receive his Employee Account pursuant to Article X.A.3.

          3.   Periodic Payment Options

               Any Employee participating in the Plan who is entitled to normal, early, or incapacity retirement under the Retirement Plan on the effective date hereof and thereafter may, prior to such retirement, or pursuant to an election in accordance with Article X.A.2.d., by written direction to the Trustee in the form prescribed by the Committee, make an election to receive his Plan assets pursuant to the terms of any one of the following options, provided that no further deposits pursuant to Article IV. and no further contributions pursuant to Article V. shall be made to such Participant's Employee Account after the date of his retirement. During the period of time following his retirement, such Retired Member (or, in a proper case, his legal representative or beneficiary) shall be entitled to withdraw his entire Employee Account under the same terms applicable to withdrawals pursuant to the terms of Article X.B. or may make one or more partial withdrawals pursuant to the terms of Article X.C.

               If a Retired Member receiving payments pursuant to one of the options listed in paragraph a., b., c., d., e. or f. below is reemployed by CONSOL, payments shall cease at the time such Retired Member is rehired. If payments cease and the Retired Member subsequently is entitled to an Early, Normal or Incapacity Retirement, he may designate any form of distribution of the balance of his Employee Account permitted under Article X.A. of the Plan. The balance of his Employee Account shall include contributions made after reemployment and earnings on those contributions. If payments cease pursuant to this paragraph, they shall resume no later than April 1 of the year following the year in which the Employee reaches age 70 1/2.

               Any Retired Member, who has not attained age 70 1/2 and who, before January 1, 1993, received one or more payments under the Lifetime Cash Payment Option or the Fixed Cash Payment Option as they existed prior to January 1, 1993, or who made an election pursuant to Article X.A.2.d. or Article X.A.3.e. or f. may revoke his prior election and elect to receive his Plan assets pursuant to Article X.A.3.c. or d. as amended effective January 1, 1993.

               Any Retired Member, including a Retired Member who retired prior to January 1, 1993, who has not attained the age of 70 1/2 and who has received one or more Periodic Payments pursuant to this
               Article X.A.3. may, in the manner designated by the Committee, revoke his election and elect any other Periodic Payment Option under this Article X.A.3., effective January 1 of the year following the year in which the revocation and new election is made. A Retired Member may make such a revocation and new election once each calendar year.

               a.   Periodic Payment Option - Lifetime

                    A Participant or Transferred Member shall, prior to his effective retirement date, or a Retired Member pursuant to an election made in accordance with Article X.A.2.d. in the manner designated by the Committee, elect to have the Lifetime Periodic Payment Option calculated based on his actuarial life or on his and his beneficiary's actuarial lives. The electing Member's Employee Account shall be valued as of the effective date of the Periodic Payment Option election and thereafter, on December 31 of each year. In the event of an election to receive annual payments pursuant to this Option, the amount of each such annual payment shall be calculated by dividing the value of the Member's Employee Account on the effective date of the Periodic Payment Option election (or the December 31 next preceding such payment, as the case may be) by the number of years then remaining in the electing Member's actuarial life (or if the Member so elects, in the actuarial lives of the Member and the beneficiary designated at the time of the Periodic Payment Option election).

                    In the event an election is made to receive monthly payments pursuant to this Option, the amount of such monthly payments shall be calculated by dividing the annual payment that would be received, calculated as provided in this Article X.A.3.a., by 12.

                    If an election is made to receive either monthly or annual payments pursuant to this Option, the assets in electing Member's Regular and Before Tax Accounts shall be liquidated on a pro rata basis, based on the value of each investment in his Regular and Before Tax Accounts to the extent necessary to make such payments. The assets in the Before Tax and Regular Accounts shall be distributed on a pro rata basis based on the value the Before Tax Account and the Regular Account has to the Member's entire Employee Account to the extent necessary to make such payments.

               b.   Periodic Payment Option - Variable

                    A Participant or Transferred Member, prior to his effective retirement date, or a Retired Member pursuant to an election made in accordance with Article X.A.2.d., shall, in the manner designated by the Committee, designate the number of years over which he elects to receive payments, provided, however, that such number of years shall not be less than two years nor more than a period which would pay the account balance during the electing Member's actuarial life, or if the Member has designated a beneficiary, over the actuarial lives of the electing Member and his beneficiary. The retiring Member's Employee Account shall be valued as of the effective date of the Periodic Payment Option election and on December 31 of each year following such election. In the event an election is made to receive monthly payments pursuant to this Option, the amount of each such monthly payment shall be calculated by dividing the value of the electing Member's Employee Account on:

                    (i) the effective date of his Periodic Payment Option election by the number of months under which he has elected to receive monthly payments; and

                    (ii) on January 1 of each year subsequent to the effective date of his Periodic Payment Option election by the number of months under which he elected to receive payments, less the number of months since the effective date of his Periodic Payment Option election.

                    In the event an election is made to receive annual payments pursuant to the terms of this Option, the amount of such annual payment shall be calculated by dividing the value of the electing Member's Employee Account as of:

                    (i) the effective date of his Periodic Payment Option election by the number of years under which he has elected to receive annual payments.

                    (ii) on January 1, of each year subsequent to the effective date of his Periodic Payment Option by the number of years under which he has elected to receive annual payments less the number of years since the effective date of his Periodic Payment Option election.

               c.   Periodic Payment Option--Fixed

                    A Participant or a Transferred Member, prior to his effective retirement date or, a Retired Member, pursuant to an election made in accordance with X.A.2.d., shall in the manner designated by the Committee, elect to have the Fixed Periodic Payment Option calculated on the basis of an annual or monthly amount designated by the electing Member. The designated amount shall be paid on an annual or monthly basis to the electing Member until such time as his Employee Account balance is zero.

               d.   Periodic Payment Option--Level

                    A Participant or Transferred Member, prior to his effective retirement date or, a Retired Member, pursuant to an election made in accordance with Article X.A.2.d., shall in the manner designated by the Committee, elect to have the Level Periodic Payment Option calculated by amortizing the electing Member's Employee Account balance over the actuarial life of the electing Member at an interest rate that approximates the expected rate of return for the Fixed Income Fund as of the month payments under this Article X.A.3.d. commence.

                    If the actual interest rate earned over the duration of the payments is greater than the established rate of return, any remaining account balance will be included in the final payment. If the actual interest rate earned over the duration of the payments is less than the established rate of return, payments shall only be made until the account balance is zero.

                    In the event an election is made to receive monthly payments under this Option, the amount of such monthly payments shall be calculated by dividing the annual periodic payment that would be received, calculated as provided in this Article X.A.3.d., by 12.

               e. Any Retired Member who before April 1, 1986 received one or more payments under a Lifetime Cash Payment Option may continue to receive his Plan assets pursuant to Article X.A.3.a. as it existed prior to April, 1986. Alternately, he may elect to receive his Plan assets pursuant to Article X.A.3.a. as amended effective April 1, 1986 by written direction to the Trustee filed at a time and in a form prescribed by the Committee. Such election shall be made before the anniversary of the Retired Member's Cash Payment Option election next following April 1, 1986.

               f. Any Retired Member who before October 1, 1988, received one or more payments under the Fixed Cash Payment Option (now designated the "Variable Periodic Payment Option") may continue to receive his Plan assets pursuant to Article X.A.3.b. as it existed prior to October 1, 1988. Alternately, he may elect to receive his Plan assets pursuant to Article X.A.3.a. or Article X.A.3.b. as amended effective October 1, 1988, by written direction to the Trustee filed at a time and in a form prescribed by the Committee.

               g. Any Retired Member who before October 1, 1988, received one or more payments under the Variable/Lifetime Cash

                    Payment Option may continue to receive his assets pursuant to Article X.A.3.a. as it existed prior to October 1, 1988. Alternatively, he may elect to receive his Plan assets pursuant to Article X.A.3.b. as amended effective October 1, 1988, by written direction to the Trustee filed at a time and in a form prescribed by the Committee.

     B.   Full Withdrawal -- Other Than Upon Retirement

          1.   Plan Mandated Withdrawals

               Payment of the vested portion of an Employee Account shall be paid as soon as is practical to a Terminated Member after his termination of employment with CONSOL and as soon as is practical to an Alternate Payee, or a Non-Spouse Beneficiary Member upon the Trustee's receipt of a request for a lump sum payment, but no later than 12 months following the event of the death of the Member whose Employee Account is to be distributed to the Non-Spouse Beneficiary.

               Provided, however, that a lump-sum payment of the amount in an Employee Account to which a Terminated Member or an Alternate Payee is entitled, which has a vested balance that exceeds $3,500, or a vested balance of less than $3,500 if the Terminated Member has been terminated at a time he was subject to Article X.B.2.c.(1). (termination due to a spousal transfer, job abolishment or incapacity), shall not be made during the lifetime of the Terminated Member or Alternate Payee unless the Terminated Member or Alternate Payee, consents in writing to the distribution or until April 1 of the year following the year in which the Terminated Member or the Member from whom the Alternate Payee received his Employee Account reaches age 70 1/2.

               The amount of any loan balance in any Member's Employee Account shall be included in determining whether an Employee Account has a vested balance of $3500 or less, but any distribution of a Loan Balance shall be treated as a Deemed Withdrawal and no further cash or distribution in kind shall be made.

          2.   Member Initiated Regular Account Withdrawals

               A Member, by written direction to the Trustee in the form prescribed by the Committee, shall be entitled to withdraw his Regular Account as follows:

               a.   If he is vested, he may withdraw his entire Regular Account.

               b.   If he is not vested, he may withdraw the greater of either:

                    (1) An amount equal to the sum of his total deposits to the date of withdrawal and all income added to his Regular Account (but not more than his entire Regular Account).

                    (2) The value of his entire Regular Account less an amount equal to the total of CONSOL's contributions to his Regular Account to the date of withdrawal.

                    (3) Any Company Contributions remaining in the Member's Employee Account shall be forfeited, except as provided in X.B.2.d.(2).

               c. If he is not vested and the sole reason for termination of his employment by CONSOL was (i) that his spouse was transferred by CONSOL to an employment location outside the immediate geographical area, (ii) that the position or job he held with CONSOL was abolished, or (iii) because of his incapacity, he may withdraw his entire Regular Account. Withdrawals under this paragraph arising from the termination of a Participant due to a transfer of his spouse by CONSOL, the fact that the position or job he held with CONSOL was abolished, or the incapacity of such Participant are subject to prior approval by the Committee, provided that in the case of a termination for the reason of incapacity, such approval by the Committee shall be based upon one or more reports by qualified medical doctors.
                    Every Participant, the termination of whose employment by CONSOL falls within the terms of this Article X.B.2.c. shall be treated the same as all other such Participants under the same or similar circumstances.

               d.   Conditions of Withdrawal From Regular Account

                    Withdrawals by a Participant from his Employee Account shall be subject to the following conditions:

                    (1) The withdrawing Participant shall be ineligible to make Basic Deposits to the Plan for a period of six full months from the date of withdrawal.

                    (2) If subsequent to a withdrawal described in Article X.B.2.b. and within the limits of subparagraphs (i) and
                         (ii) below, such withdrawing Participant redeposits to his Regular Account the amount specified in subparagraph (i) below, then in such event, CONSOL shall contribute to the Participant's Regular Account an amount equal to the amount of Company Contributions forfeited on the date of withdrawal.

                         (i) Any Member who made a complete withdrawal after termination of employment and any active Participant who terminated participation in the Plan at the time he made the withdrawal, must redeposit the full amount of the withdrawal, valued as of the date of withdrawal. If the Participant did not terminate participation in the Plan at the time of withdrawal, he must redeposit either the total amount of Basic Deposits withdrawn or the total amount of the withdrawal valued as of the date of withdrawal.

                         (ii) Only a Participant or an employee of a CONSOL
                              Affiliated Company who has an Employee Account in the Plan which does not consist exclusively of funds received by the Trustee under Article XXIII., is entitled to make the redeposit described above and the redeposit must be made no later than the close of the first period of five consecutive One-Year Breaks-in-Service commencing after the withdrawal.

               e. Upon termination or partial termination of the Plan by CONSOL or any affiliate which has adopted the Plan, or upon complete discontinuance of all Company Contributions under the Plan or complete discontinuance of contributions thereunder by any affiliate of CONSOL, the rights of Participants affected by such termination, partial termination, or complete discontinuance of contributions, to their respective Employee Account balances, shall become nonforfeitable and such Participants shall be entitled to withdraw their entire Regular Accounts.

               f. If a Member terminates his employment with CONSOL at a time when he is not entitled to withdraw his entire Employee Account, when he has 5 consecutive One-year Breaks-in-Service, he shall immediately forfeit that part of his Employee Account that he is not eligible to withdraw under Article X.B.2.b. on the date that he has 5 consecutive one-year breaks in service.

          3.   Member Initiated Before Tax Withdrawals

               Any Member, by written direction to the Trustee in a form prescribed by the Committee, shall be entitled to withdraw his Before Tax Account upon retirement, separation from service, or upon attaining the age of 59 1/2. In the event of the death of a Member, the Member's designated beneficiary shall be entitled to withdraw the Member's Before Tax Account. Prior to age 59 1/2, and while employed by CONSOL, a Participant may not make a withdrawal from his Before Tax Account except upon prior written approval of the Committee, or one to whom the Committee has specifically delegated the authority to determine Hardship, who shall grant a full withdrawal from a Participant's Before Tax Account only upon proof of Hardship requiring the entire sum of the Participant's Before Tax Account. A Hardship withdrawal of an amount less than the entire Employee Account shall be made pursuant to Article X.C.2. A Participant who is making a complete withdrawal for reason of Hardship shall be required to first withdraw funds from his Regular Account as provided to meet the definition of Hardship in Article II.X. A Participant shall not be granted a withdrawal under this Article X.B.3. unless he proves he meets the definition of Hardship set forth in Article II.X. The Committee or its delegee will determine whether the definition of Hardship has been met.

               If a withdrawing Member is also a Participant in the Plan, he shall be ineligible to participate in the Plan for a period of six full months from the date of his withdrawal, except that if the withdrawing Participant has a Regular Account subsequent to the withdrawal, deposits to the Employee Account may continue during this six-month period, except as otherwise provided in
               Article II.X.B.2. Suspensions under this Article X.B.3. and suspensions under X.B.2. and X.C. shall run concurrently.

          4.   Special Provisions Applicable To Transferred Employees

               Withdrawals pursuant to the provisions of this Article X.B.4. shall be subject to the following conditions:

               a. A transfer of employment from CONSOL to an Affiliated Company or a CONSOL Affiliated Company, from a CONSOL Affiliated Company to an Affiliated Company, or between CONSOL Affiliated Companies, shall not be considered as a termination of employment.

               b. If a Member is transferred at the request of or with the consent of CONSOL to the employ of an employer not participating in the Plan or to otherwise non-eligible employment, such Member may continue his Employee Account during the period of other employment but with no further deposits or contributions during such period, except as provided for in Article X.B.4.d. If such transfer is to the employ of an Affiliated Company or CONSOL Affiliated Company, participation in the profit sharing plan of such company, shall be included in determining the Member's years of participation and years of service in this Plan. If such transfer is to the employ of an employer which does not permit participation in the profit sharing plan of an Affiliated Company, the periods of employment with such employer shall be included in determining years of participation and years of service in this Plan.

               c. A Member who is or has been transferred at the request or with the consent of CONSOL from CONSOL to an Affiliated Company or a CONSOL Affiliated Company may request the Trustee, in the manner prescribed by the Committee, to transfer his entire Employee Account in the Plan to the profit-sharing plan maintained by his employer. The transfer of an Employee Account will not be considered a withdrawal from this Plan. The Committee shall determine whether the transfer of an Employee Account shall be in cash or in kind on the basis of uniform rules applicable to all Employees on the same basis.

               d. A Member who is or has been transferred from CONSOL to a CONSOL Affiliated Company, which is a member of the same controlled group of which Consol Energy Inc. is parent, and who continues his Employee Account pursuant to X.B.4.b., may make the maximum amount of Supplemental Deposits allowable under Article II.SS. to his Employee Account.

          5.   Loss of Part of Regular Account on Withdrawal

               In case any Member shall, by reason of any withdrawal under any provision of this Article X., lose his interests and rights in any part of his Employee Account, the amount so lost shall be applied to reduce the subsequent contributions of CONSOL under the Plan, or if the Plan shall be terminated, the Trustee shall credit any amount not so applied ratably to the accounts of all other Plan Participants at the time of termination. To the extent required for such purposes, the Trustee shall sell or turn in for redemption any security purchased at the direction of the withdrawing Member.

          6.   Method of Payment

               Upon any withdrawal under the provisions of this Article X., except pursuant to Article X.A.3., the Trustee shall determine whether to make payment to the Member in cash or in kind, or both, and for the purpose of any such payment in cash, the Trustee may sell or turn in for redemption any security that shall have been purchased at the direction of the withdrawing Member. To the extent practicable, the Trustee will make payment in kind only if the withdrawing Member shall so request. For the purpose of valuing an Employee Account in connection with any withdrawal under the provisions of this Article X. or Article XIX.B., and for the purpose of any distribution in kind, securities shall be valued pursuant to uniform regulations to be issued and published by the Committee, or as otherwise set out in the Plan.

     C.   Partial Withdrawals

          1.   Member Initiated Regular Account Withdrawals

               By written direction to the Trustee in the form prescribed by the Committee, any Member, except a Non-Spouse Beneficiary, may make a maximum of three partial withdrawals from his Regular Account each calendar year. Notwithstanding the preceding sentence, at no time may:

               (i) A Member withdraw more than the remaining credit to his Regular Account, exclusive of any loan balance.

               (ii)  A Member withdraw his entire Regular Account under this
                     Article X.C.1., unless such Member also has a Before Tax Account.

               (iii) A nonvested Member withdraw an amount that is not reduced by the amount of Company Contributions that must remain in the Employee Account to ensure that he does not receive an amount greater than the amount to which he would be entitled if he were making a withdrawal pursuant to Article X.B.2.b.

                     Partial withdrawals shall be subject to the suspension Provisions of Article X.C.1.b.

                     a.   Sequence of Withdrawal of Funds

                          For the purpose of determining whether a withdrawal subject to a suspension as described in Article X.C.1.b. has occurred, all partial withdrawals shall be made in the following sequence from a Participant's Regular Account. If the Participant is not entitled to withdraw Company Contributions, the sequence of withdrawal shall be as stated below but omitting the items referring to Company Contributions.

                          (1)  Supplemental Deposits;

                          (2)  Rollover Assets;

                          (3) Basic Deposits in the Regular account more than 24 months;

                         (4) Company Contributions in the Regular account more than 24 months;

                         (5)  Earnings (including profit and loss);

                         (6) Basic Deposits in the Regular account 24 months or less; and

                         (7) Company Contributions in the Regular account 24 months or less.

                 /2/*[[a.  Sequence of Withdrawal of Funds


                         For the purpose of determining whether a withdrawal subject to a suspension as described in Article X.C.1.b. has occurred, all partial withdrawals shall be made in the following sequence from a Participant's Regular Account.

                         If the Participant is not entitled to withdraw Company Contributions, the sequence of withdrawal shall be as stated below but omitting the items referring to Company Contributions.

                         (1)  Supplemental Deposits;

                         (2)  Rollover Assets;

                         (3)  Earnings (including profit and loss);

                         (4) Basic Deposits in the Regular account more than 24 months;

                         (5) Company Contributions in the Regular account more than 24 months;

                         (6) Basic Deposits in the Regular account 24 months or less; and

                         (7) Company Contributions in the Regular account 24 months or less.]]

                  /3/*b. Suspension Due to Partial Withdrawal

                         In the case of any partial withdrawal under Article X.C.1.or XVI.B.4, of the type of funds described in X.C.1.a(5), (6), or (7), [[X.C.1 (a)(6) or (7)]] a
                         Member, who is a Participant, may not make any Basic Deposits to his Employee Account for a period of six months following his most recent withdrawal. If a Participant makes a partial withdrawal during the time he is precluded from making Basic Deposits pursuant to this Article X.C.1.b., the six-month period

- --------------------
*Plan provisions in double brackets are effective upon approval by the internal revenue service.


*Plan provisions in double brackets are effective upon approval by the internal revenue service.

                         imposed for any previous withdrawal shall run concurrently with the six-month period following his most recent withdrawal. This six-month period shall be included in determining the Participant's years of participation under the Plan and shall not be deemed to be a suspension for the purpose of Article IX. of the Plan.

                         During the period of suspension provided for in this
                         Article X.C.1.b., a Participant who is making Supplemental Deposits will continue making such deposits until he voluntarily elects to suspend such deposits in accordance with Article IX.B.

                    c.   Redeposits and Interests Remaining Upon Partial
                         Withdrawals

                         Upon any withdrawal pursuant to this Article X.C.1.:

                         (1) A nonvested Member forfeits the matching Company Contributions attributable to the Basic Deposits he withdraws, provided, however, that if a nonvested Member, who is a Participant, redeposits the total amount of Basic Deposits which he withdrew or the total amount of the withdrawal, valued as of the date of withdrawal, then in such event, CONSOL shall contribute to the Employee Account of the Participant an amount equal to the amount of Company Contributions forfeited under this paragraph. Only an Employee, who is a Participant, or an employee of a CONSOL Affiliated Company who has an Employee Account in the Plan is entitled to make such a redeposit and the redeposit must be made no later than the close of the first period of five consecutive One-Year Breaks-in-Service commencing after the withdrawal.

                         (2) A vested Member shall not lose his interest in or his rights in respect to the balance of his Employee Account.

          2.   Applicable to Member's Before Tax Account

               a.   Eligibility to Make Withdrawal

                    A Member, if not employed by CONSOL, by written direction to the Trustee in a form prescribed by the Committee, shall be entitled to make a partial withdrawal from his Before Tax Account upon retirement, or upon separation from service. A Participant, by direction to the Trustee, in the manner prescribed by the Committee, shall be entitled to make a partial withdrawal from his Before Tax Account upon attaining the age of 59 1/2 (subject to procedures implemented by the Committee to implement Code Section 72(e)(8)(1)) or upon proof of Hardship. A Participant may not make a Hardship withdrawal except by prior approval of the Committee, or its delegee. The amount of a partial Hardship withdrawal will be limited to the amount of immediate financial need demonstrated by the Employee to the Committee, or one to whom the Committee has delegated such authority.

               b.   Conditions of Partial Withdrawal of Before Tax Account

                    (1)  A Participant shall not be granted a withdrawal under
                         Article X.C.2 unless he proves he meets the definition of Hardship set forth in Article II.X.

                         The Committee or its delegee will determine whether the definition of Hardship has been met.

                    (2) A nonvested Member forfeits the matching Company Contributions attributable to the Basic Deposits he withdraws from his Before Tax Account unless such nonvested Member is a Participant who subsequently redeposits the total amount of such withdrawal to his Regular Account pursuant to Article X.B.2.d.(2) and subsequently vests in such Company Contributions. The amount of Basic Deposits that may be withdrawn by a nonvested Member will be reduced by the amount of Company Contributions which must remain in the Member's Regular Account to insure that he would receive the amounts to which he would be entitled if he were making a full withdrawal of his Employee Account.

                    (3) A Member who makes a partial withdrawal from his Before Tax Account shall make such withdrawals of Basic Deposits and Earnings in his Before Tax Account in the same order and under the same terms and conditions relating to suspension from participation in the Plan and frequency of withdrawals as would apply to his Regular Account pursuant to Article X.C.1., but subject to the limitations on withdrawal of this Article X.C.2., except that if such withdrawal shall be by a Participant for reason of Hardship, it shall not be counted as one of the three partial withdrawals allowable during the calendar year.

                    (4) If, at any time pursuant to the provisions of Article X.C., a Member withdraws the entire amount credited to his Employee Account, he shall be deemed to have made a full withdrawal pursuant to Article X.B.

     D. Separation from service during or after the year in which a Participant attains age 55 shall be considered to be on account of early retirement under this Plan solely for the purpose of enabling the Member to qualify for an exemption under Section 72(t)(2)(A)(v) of the Code.

     E.   Compliance with Minimum Distribution Rules

          1. Notwithstanding any other provision of this Plan, beginning January 1, 1985, a Member shall receive Minimum Distributions. "Minimum Distributions" shall mean distributions in such amounts as are required to satisfy section 401(a)(9) of the Code, the incidental death benefit rule of section 401(a)(9)(G) of the Code, and regulations under both of those Code sections, and which are made no later than required to satisfy section 401(a)(9) of the Code and regulations thereunder. Except as provided in Article X.E.2., 3. and 4., below, a Member shall receive his Minimum Distributions in the form of a lump sum payment of his entire Employee Account.

          2. If a Member has not terminated employment with the Company on April 1 of the calendar year following the calendar year in which he attained age 70 1/2, his Minimum Distribution will begin no later than that date in the form of a Lifetime Periodic Payment calculated on the actuarial life of the Member, if he is eligible for Early or Normal retirement under the Retirement Plan.

          3. If a Retired Member makes an election under Article X.A.3. of the Plan to receive a Periodic Payment Option and the payments begin before April 1 of the calendar year following the calendar year in which the Retired Member attains age 70 1/2, the payments will be adjusted no later than April 1 of the calendar year following the calendar year in which the Retired Member attained age 70 1/2, as necessary, to ensure that the Retired Member receives Minimum Distributions. If the Employee has made such an election but the payments do not begin before April 1 of the calendar year following the calendar year in which the Retired Member attained age 70 1/2, Minimum Distributions will begin no later than that date, in the form elected by the Retired Member, adjusted as necessary to ensure that the Retired Member receives Minimum Distributions.

          4. Payments in the form of a Lifetime Periodic Payment calculated on the actuarial life of the Member shall commence on April 1 of the calendar year following the calendar year in which any Member who is a Spouse Beneficiary, attained age 70 1/2.

          5. A lump sum payment shall be made to any Member, who is an Alternate Payee, no later than April 1 of the calendar year following the calendar year in which the Member, from whom the Alternate Payee received the Employee Account, attained or would have attained age 70 1/2.

XI.  LOANS

     A.   Eligibility for a Loan

          1. The Loan Administrator (as provided for in Article XI.K.l.) may grant a loan to any Plan Member who at the time of loan closure is eligible to make Basic Deposits pursuant to Article IV., or who would be eligible to make Basic Deposits, but for the suspension provisions of Article IX.B. or Article X.B. or C. and to any Plan Member with an Employee Account who is a participant in the Thrift Plan for Employees of Conoco Inc. (the "Thrift Plan") or the Savings and Investment Plan of Du Pont (the "SIP") entitled to make Basic Deposits under Article IV. of the Thrift Plan and Article III. of the SIP, or who would be eligible to make Basic Deposits, but for the Suspension provisions of Articles IX.B., X.B. or X.C. of the Thrift Plan and Article XIV. of the SIP. The Loan Administrator may also grant a loan to any "party-in-interest" (as defined in 29 U.S.C. Subsection 1002
               (14)) with an Employee Account or to any person who has a vested Employee Account under the Plan and who is employed by a Corporate Affiliate. A loan may not be granted to those members eligible to make Basic Deposits pursuant to Article IX.A.3. For the purpose of this Article XI., a person to whom a loan is granted shall be referred to as a "Borrowing Participant." For the purpose of this Article XI, Corporate Affiliate shall mean a corporation that has adopted the Plan or any other profit sharing plan and is a member of the controlled group of corporations (within the meaning of Section 1563(s) of the Internal Revenue Code, determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(C)) of which Consol Energy Inc. is parent, and any corporation which is not a member of said controlled group of corporations but has adopted any profit sharing plan administered by a plan administrator appointed by any member of said controlled group.

          2. The Loan Administrator may grant up to five loans, but never more than one loan on any day, from such Borrowing Participant's vested Employee Account, provided, however, that no loans may be granted on the basis of a Borrowing Participant's Employee Account to which he has not contributed Basic Deposits, and may direct the Trustee to disburse trust funds to such Borrowing Participant, provided that such loans are available to all persons described in Article XI.A.1. on a reasonably equivalent basis and the terms and conditions of such loans comply with this
               Article XI. and such other items and conditions as the Committee may from time to time prescribe.

          3. Application for a loan shall be in the manner prescribed by the Committee. Each loan shall be evidenced by a promissory note which shall set forth the principal amount of the loan, the rate of interest, the repayment schedule, identification of any security interest or collateral, and such other items as may be determined by the Committee.

          4. Notwithstanding anything to the contrary, a loan shall not be granted if it would adversely affect either the status of the Plan as one which qualifies as a profit-sharing plan pursuant to
               Section 401 of the Code of 1954, as amended, or which would adversely affect the trust maintained pursuant to Article XIV.A. as a trust which is exempt from Federal Income

               Tax pursuant to Section 501 of the Internal Revenue Code of 1954, as amended.

     B.   Obtaining Funds for a Loan

          Upon approval by the Loan Administrator of the loan application, the Borrowing Participant shall direct the Trustee to sell, turn in for redemption, or liquidate, as may be appropriate, any investments in his account under any one or more of Options A., B., C., or D. as is necessary to make funds available for the loan granted to such Borrowing Participant and direct the Trustee to disburse such funds to the Borrowing Participant, provided such loan shall not be prohibited by any law including, but not limited to, Section 4975 of the Code of 1954, as amended, or Section 406 of the Employee Retirement Income Security Act, as amended.

          1. Such sale, redemption, or liquidation shall be by Fund Transfer Order or such other direction or form as prescribed by the Committee, however, to the extent the funds are available for the loan amount in a Borrowing Participant's Regular Account, such sale will be made from any one or more of Options A., B., C., or
               D. of said Regular Account.

          2. Any funds disbursed as a loan to a Borrowing Participant shall be deemed invested in Option E. (Loan Account).

     C.   Maximum Amount of Loan

          The amount of any loan from the Plan, determined by aggregating the outstanding balances of loans from the Plan and loans from profit-sharing plans adopted by any Corporate Affiliate, shall not be less than $1,000.00 nor greater than the lesser of (i) $50,000.00, reduced by the excess, if any, of (1) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made over (2) the outstanding balance of loans from the Plan on the date on which such loan was made; or (ii) 50 percent of the vested portion of the Borrowing Participant's Employee Account. The value of the Borrowing Participant's Employee Account, for the purpose of this Article XI.C., shall be determined by the Loan Administrator from the most recent valuation that is available at the time of receipt of the loan application, as adjusted by any contributions or withdrawals made after receipt of the loan application and prior to loan closure, subject to the following additional provisions:

          1. Solely for the purpose of determining whether the amount of any loan made under the Plan as adopted by any corporation which is a member of the controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(C) of which Consol Energy Inc. is parent, exceeds 50 percent of the value of the vested portion of the Borrowing Participant's Employee Account, the Loan Administrator shall include the vested portion of the Borrowing Participant's Employee Account in the Plan, and in any other plans adopted by a Corporate Affiliate, exclusive of the Borrowing Participant's Employee Account in the Plan(s) as such Plan(s) have been adopted by corporations which are not Members of said controlled group of corporations.

          2. The maximum amount of any loan shall in no event exceed 50 percent of the vested portion of the Borrowing Participant's Employee Account, exclusive of any Employee Account established pursuant to a QDRO or to which the Borrowing

               Participant is entitled as a beneficiary under Article XII., as determined from the most recent valuation information that is available at the time of loan closure. For purposes of the preceding sentence, when loans are made simultaneously to a Borrowing Participant under the Plan, as adopted by Corporate Affiliates which are members of the control group and as adopted by members which are not members of the controlled group (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(C)), no such loan shall be considered to exceed 50 percent of value of the vested portion of the Borrowing Participant's Employee Account if the aggregate amount of said loans does not exceed 50 percent of the sum of the Borrowing Participant's Employee Accounts under the Plans, as adopted by said corporations.

     D.   Loan Payment Period

          The period of any loan shall be as requested by the Borrowing Participant and as agreed to by the Loan Administrator, provided that the minimum period of any loan shall be 12 months, with additional monthly increments, through a maximum period of 60 months, provided, however, that such maximum loan period may be greater than 60 months and not more than 120 months for a loan granted to a Borrowing Participant who has furnished evidence satisfactory to the Committee that the loan will be used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as the principal residence of the Participant.

     E.   Rate of Interest

          1.   The rate of interest for a loan granted pursuant to this Article
               XI. shall be determined on the last work day of the calendar month preceding the receipt of the loan application, or any other date as designated from time to time by the Committee, and shall be the average rate for secured personal loans (rounded to the next lower one-quarter percent) then in effect at a group of financial institutions, as designated from time to time by the Committee, provided, however, that the interest rate shall not exceed the maximum amount allowed by law.

          2. The rate of interest, with respect to any loan, shall be constant throughout the term of the loan and shall not exceed the rate of interest permitted under applicable law. Each Borrowing Participant shall receive from the Loan Administrator, at the time of loan closure, a statement regarding the amount of the loan, the annual percentage rate, the amount of interest, and total repayment schedule of the loan, and any additional information required by applicable law.

     F.   Frequency of Loans

          A loan shall not be granted more frequently than once during any 24-consecutive-hour period.

     G.   Method of Loan Repayment

          Unless otherwise provided in this Article XI., repayment of the outstanding principal and accrued interest on any loan shall be accomplished through the deduction of equal amounts (or nearly equal amounts) from the monthly compensation of the Borrowing Participant during the term of the loan. The repayment amount representing principal shall be credited first to a Borrowing Participant's Before Tax Account until or unless the loan account balance of such Before Tax Account is equal to zero. The repayment amount representing interest shall be credited to earnings in the Borrowing Participant's Regular or Before Tax Account as applicable. The loan repayment amounts shall be invested pursuant to the Borrowing Participant's current Investment Direction as provided for in Article VII. If the monthly compensation of a Borrowing Participant is not sufficient to obtain or the Borrowing Participant does not authorize the scheduled principal and interest payment which becomes due and payable ("Loan Payment"), unless the Loan Payment or interest payment is being made by direct remittance as provided for in Article XI.H., a default will be declared pursuant to Article XI.J.1.

     H.   Exception to Normal Method of Repayment

          1. A Borrowing Participant who is on an authorized leave of absence or an absence due to layoff or strike (an "Absence") and is not paid his compensation nor entitled to such compensation because of such absence shall be permitted for a period, not to exceed 12 consecutive months, to remit directly to the Loan Administrator the amount of any scheduled Loan Payment. Such 12-consecutive-month period shall commence on the first day of the calendar month following the receipt of the last payroll deduction for the full amount of the scheduled Loan Payment. The payment of less than the scheduled Loan Payment will be declared a default pursuant to Article XI.J.1. If, at the conclusion of a 12-consecutive-month period of absence, the Borrowing Participant has not returned from his absence, the amount of the Loan Account shall be cancelled pursuant to Article XI.J.3.

          2. If it is determined by the Loan Administrator that the procedure of payroll deduction as a method of Loan Payment is not feasible with respect to a Borrowing Participant, such Borrowing Participant shall remit directly to the Loan Administrator the amount of any scheduled Loan Payment. The payment of less than the scheduled Loan Payment will be declared a default pursuant to
               Article XI.J.1.

          3. Notwithstanding a declaration of a default pursuant to Article XI.J.1., due to a Borrowing Participant's termination of employment, a Borrowing Participant who has elected early, normal or incapacity retirement and has elected to defer withdrawal of his Employee Account pursuant to Article X.A.2. may, for such period of deferral, remit directly to the Loan Administrator the amount of any scheduled Loan Payment. The payment of less than the scheduled Loan Payment will be declared a default pursuant to
               Article XI.J.1.

          4. In the event that any Borrowing Participant fails to make direct remittance as provided under this Article XI.H. of any scheduled principal and interest payment under Article XI.H.1., 2. and 3. by the 45th day after such payment is due, a default will be declared pursuant to Article XI.J.1.

          5.   Notwithstanding anything to the contrary, no provision of this
               Article XI.H. shall extend the approved term of the loan.

     I.   Prepayment of Loan Balance

          Notwithstanding any other provisions of this Article XI., a Borrowing Participant shall retain the right to repay, at any time prior to the end of the loan period, without penalty, the full amount of any loan granted pursuant to this Article XI. Such payment shall be made in cash, a certified or cashier's check, or such other form of guaranteed payment as permitted by the Loan Administrator, or by an election on the part of the Borrowing Participant to incur a Deemed Withdrawal from such Borrowing Participant's Employee Account pursuant to the terms of Article X.J.4.

     J.   Loan Defaults

          1. While any portion of a loan is outstanding, a default will be declared (Declaration of Default) as described in Article XI.G., XI.H.1., H.2., H.3., or H.4. or upon the termination of employment of any Borrowing Participant, who is not eligible for Early or Normal retirement under the Retirement Plan and has elected to defer distribution of his Employee Account, such termination including, but not limited to, retirement, death, disability or resignation, but excluding any transfer of employment to any Corporate Affiliate and any transfer of employment as stated in Article X.B.4. (Declaration of Default). Except as provided in Article XI.J.3., a notice (Notice of Default) will be issued upon a Declaration of Default.

          2. In the event of a termination of employment of a Borrowing Participant, who is not eligible for Early or Normal retirement under the Retirement Plan, or who is eligible but has not elected to defer distribution of his Employee Account, a Declaration of Default shall occur upon the later of the effective date of such Borrowing Participant's termination of employment or the first day immediately following the month in which the last Loan Payment was received from such Borrowing Participant.

          3. A Deemed Withdrawal, pursuant to Article XI.J.4., will be made from the Borrowing Participant's Employee Account without the issuance of a Notice of Default at the end of any direct remittance period provided in Article XI.H.1. or 3. A Deemed Withdrawal will be made for loans granted prior to January 1, 1993, upon the third occurrence of a Declaration of Default with respect to the loan for which the Declaration of Default was issued; and for loans granted after December 31, 1992, upon the occurrence of a Declaration of Default with respect to the loan for which the Declaration of Default was issued, for the Loan Balance of a loan granted pursuant to this Article XI. if all missed Loan Payments are not made prior to 45 days after the first Loan Payment was not made by the Borrowing Participant.

          4. If the Loan Administrator does not receive payment of any unpaid scheduled Loan Payment or payments due pursuant to Article XI.H.4. within 30 days of the issuance of a Notice of Default, the Loan Account and accrued interest (Loan Balance) shall be deemed withdrawn (Deemed Withdrawal) as follows:

               a. If the Loan Account is in a Member's Regular Account only, a Deemed Withdrawal shall be made from the Borrowing Participant's Regular Account for the amount of the Loan Balance.

               b. If the Loan Account is in a Member's Before Tax Account, and the Borrowing Participant is not age 59-1/2 or over, a Deemed Withdrawal shall be made consistent with the provisions of Article XI.J.4.d.

               c. If the Loan Account is in a Member's Before Tax Account and the Borrowing Participant is eligible to make a withdrawal from such account, then a Deemed Withdrawal shall be made from the Borrowing Participant's Before Tax Account unless the Member elects otherwise.

               d. Notwithstanding the preceding, no Deemed Withdrawal shall occur if such withdrawal would adversely affect the status of the Plan under Section 401(a) or 401(k) of the Internal Revenue Code of 1954, as amended. In that event, the Plan Administrator may take such other action as it deems necessary to ensure repayment of loans made under this Article and in compliance with applicable law. If a Deemed Withdrawal under Article XI.J.4. would adversely effect the status of the plan under Section 401(e) or 401(k) of the code:

                    (1) The Member's entire Regular Account shall be distributed to the Member, subject to Article X.B.2.a. and b. in accordance with the previously given consent of the Member.

                    (2) If the Member is a Participant in the Plan, he shall be suspended from making Supplemental Deposits during the period beginning 45 days from the date the first payment is missed and ending with the last day of the month in which the Member has made all Past Due Loan Payments;

                    (3) If the Member is a Participant in the Plan, he shall be suspended from making Basic Deposits and from receiving Company Contributions during the period beginning 45 days from the date the first payment is missed and ending with the last day of the month in which the Member has made all the Past Due Loan Payments or the expiration of six months, whichever is later.

                    The amount of any Deemed Withdrawal shall be considered to have been distributed from the Borrowing Participant's Employee Account pursuant to the sequence of withdrawals specified in Article X.C., and shall be subject to the suspensions thereof, but such Deemed Withdrawal will not be considered as one of the three partial withdrawals allowable in a calendar year.

          5.   A Deemed Withdrawal may be initiated by the:

               a. Borrowing Participant upon a voluntary election to cancel the Loan Balance, or

               b.   Loan Administrator pursuant to conditions described in this
                    Article XI.J.

     K.   Loan Administrator's Authority/Responsibility

          1. Subject to the direction of the Board, the Committee shall have overall responsibility for the administration and operation of the loan procedure under this Article XI., which responsibility it shall in part discharge by the appointment of a Loan Administrator.

          2. The Loan Administrator shall be one or more persons appointed by the Committee. In the absence of such appointment, the Committee shall be the Loan Administrator.

               Each person serving as the Loan Administrator shall remain in office at the will of the Committee, and the Committee may from time to time remove any person serving as the Loan Administrator with or without cause and shall appoint his successor. The Loan Administrator shall have the general responsibility for the administration of loans to Borrowing Participants under the Plan.

          3. Each person, upon being appointed Loan Administrator, shall file an acceptance thereof in writing with the Committee. Any person serving as Loan Administrator may resign by delivering his written resignation to the Committee, and such redesignation shall become effective upon the date specified therein. In the event more than one person is serving as Loan Administrator, the remaining persons serving as Loan Administrator shall constitute the Loan Administrator with full power to act until said vacancy is filled.

          4. The Loan Administrator shall administer loans to Borrowing Participants in accordance with the terms of the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the following:

               a. To process, approve or disapprove applications for loans to Borrowing Participants, based upon objective criteria applied consistently;

               b. To decide all questions arising in the administration of loans, including those relating to eligibility for a loan, the terms and conditions for such loan, and the repayment of such loan;

               c. To authorize the Trustee to make payment of funds to the Borrowing Participant. Further, to submit to the Trustee amounts received in repayment of principal and interest and advise the Trustee of the plan option, such funds are to be invested in;

               d. To execute, on behalf of the Committee, as creditor, any note, security agreement, or other evidence of credit or security arrangement created pursuant to the provisions of this Article;

               e. To communicate to participants any changes regarding the terms and conditions upon which a loan shall be granted, including the applicable rate of interest charged with respect to a loan, and the effective date with respect to any such changes.

          5. The Loan Administrator shall have authority to delegate, from time to time, all or any part of its responsibilities under the Plan to such person or persons as it may deem advisable and in the same manner revoke any such delegation of responsibility.
               Any action of the delegator shall have the same force and effect for all persons hereunder as if such action had been taken by the Loan Administrator.

    L.    Suspension of Loans

          The Committee may from time to time suspend the granting of loans under the Plan for such purposes as the Committee may determine, including, but not limited to, the proper discharge of its fiduciary duties under law.

XII. BENEFICIARIES, TERMINATED EMPLOYEES AND ALTERNATE PAYEES

     A.   Beneficiary Designation

          Any Member, except an Alternate Payee and a Non-Spouse Beneficiary, may file with the Trustee a written designation, in the form prescribed by the Committee, of the beneficiary or beneficiaries to receive all or part of his Employee Account upon his death. If, however, a Member is married, such Member may not designate anyone other than his spouse as beneficiary under the Plan, unless the Member's spouse consents in writing (such consent being duly
          notarized) to the designation of any other beneficiary.   A Member who
          is single, or a married Member with spousal consent, may from time to time change or cancel the existing beneficiary designation. The last such designation received by the Trustee shall be controlling over any testamentary or other disposition; provided, however that no designation, or change or cancellation thereof, under this Plan shall be effective unless received by the Trustee prior to the Member's death, and in no event shall it be effective as of a date prior to such receipt.

     B.   Payment to Beneficiary(s)

          1. Upon the death of a Member, his entire Employee Account shall be paid or distributed to his spouse, if any, unless his spouse has consented to the designation of a beneficiary or beneficiaries, as set forth in Article XII.A. above, then to the beneficiary or beneficiaries designated by him as provided in the Article XII.A. or, in the absence of such designation to the beneficiary or beneficiaries entitled thereto under his last will and testament; or, in the absence of such will and testament, to the beneficiary or beneficiaries entitled thereto under the intestacy laws governing the disposition of his estate. If the Trustee shall be in doubt as to the right of any beneficiary, the Trustee may pay the amount in question to the estate of the deceased Member in which event the Trustee, CONSOL, and the Committee shall not have any further liability to anyone.

          2. Payment to the beneficiaries shall be in accordance with the following rules:

               a. If the beneficiary is the surviving spouse of a person who died while employed by the Company or by an Affiliated Company or a CONSOL Affiliated Company or the surviving spouse of a person who retired under the Early, Normal, or Incapacity retirement provisions of the Employee Retirement Plan of CONSOL Inc. at a time when he was employed by the Company or by an Affiliated Company, said beneficiary:

                    (1) Shall have the rights set out in Article X.A. of the Plan (deferral, Periodic Payment Options and withdrawals), to the extent such rights are consistent with Section 401(a)(9) of the Code, as if he were a Member eligible for Early, Normal, or Incapacity Retirement;

                    (2) Shall have the rights set out in Articles VII. (Investments) and VIII. (Credits and Charges to Employee Account) of the Plan, as if he were a Participant in the Plan; and

                    (3) Must, if the beneficiary defers distribution, either elect to begin receiving a Periodic Payment Option or withdraw the entire Employee Account to which he is entitled by the and of the year during which the Member, from whom the Spouse Beneficiary received his Employee Account, would have reached age 70 1/2.

               b. If the beneficiary is a person not described in Article XII.B.2.a., above, or is a trust or other entity, a lump sum payment of the Employee Account to which the beneficiary is entitled shall be made upon the election of the beneficiary, but no later than 12 months following the death which caused the designated beneficiary to be entitled to the Employee Account.

     C.   Payment to Terminated Employees (Terminated Members)

          Payment to former Employees who terminated employment with CONSOL other than by Normal, Early or Incapacity Retirement under the Retirement Plan shall be according to the provisions of Article X.B.1. and X.B.2.f.

     D.   Payment to Alternate Payees

          A lump sum payment of the Employee Account shall be made as soon as practical following the Trustee's receipt of the Alternate Payee's written request for a lump sum payment or, if earlier, on April first of the calendar year following the calendar year in which the Member, from which the Alternate Payee received an Employee Account, attained age 70 1/2.

     E.   Sale of Business or Facility.

          1. An Employee or former Employee who has an Employee Account and whose employment with CONSOL or an Affiliated Company or a CONSOL Affiliated Company is to be terminated in connection with the sale by CONSOL or an Affiliated Company or a CONSOL Affiliated Company of any business or facility (such Employee, or former Employee is hereinafter referred to as "Sale-Terminee") may, at any time prior to termination of employment, make an irrevocable election to have the balance of his Employee Account paid directly to the trust of a qualified contribution plan maintained by the purchaser of the business or facility, if such plan will accept the transfer of assets. If he so elects, the following provisions will apply, notwithstanding anything else to the contrary in the Plan.

               a. On or after the valuation date occurring as soon as is practicable pursuant to procedures established by the Committee, after termination of the Sale-Terminee's employment with CONSOL or an Affiliated Company or a CONSOL Affiliated Company, the balance of his Employee Account shall, upon approval by the Committee, be allocated to the Fixed Income Account.

               b. If the receiving Plan will permit transfer of loans, and the purchaser of the business or facility agrees to make deductions from monthly compensation of the Sale-Terminee for loan payments, the Sale-Terminee's termination of employment with CONSOL or an Affiliated Company or a CONSOL Affiliated Company shall not cause a Declaration of Default to occur. Except as provided in this Paragraph b, the provisions of Section XI.J., "Loan Default," will apply to such loan prior to its transfer to the receiving plan and for the purpose of applying Section XI.J., termination of employment or retirement from the purchaser of the business or facility shall be considered a termination of employment or retirement from CONSOL.

               c. Payment to the trustee of the receiving plan will be made after CONSOL receives satisfactory proof that the requirements of Section 414(1) of the Code will be satisfied in the transfer of assets. Payment will be based on the value of the Employee Account as of the valuation date occurring after CONSOL receives such proof, pursuant to procedures established by the Committee, and will be made in cash and/or promissory notes.

               d. When the Sale-Terminee's Employee Account is transferred to the Trustee of the receiving plan, the entire Employee Account shall be transferred whether or not the Sale-Terminee was entitled to withdraw his entire Employee Account at the time of termination of employment with CONSOL or an Affiliated Company or a CONSOL Affiliated Company.

               e. After the Sale-Terminee has elected to transfer his Employee Account and has terminated employment with CONSOL or an Affiliated Company or a CONSOL Affiliated Company and prior to the transfer of his Employee Account to the receiving plan the following rules shall apply:

                    (1) The Sale-Terminee may not make partial withdrawals or loans or sell or purchase assets but may make a full withdrawal. Payment of a full withdrawal shall be made in cash as of the valuation date applicable to such withdrawal requests. If a Sale-Terminee makes such a full withdrawal, paragraph d. of this Section XII.E. shall not apply and he may withdraw his entire Employee Account.

                    (2) If the Sale-Terminee terminates employment with the purchaser of the business or facility, he or his beneficiary will be entitled to his entire Employee Account.

          2. If the Sale-Terminee does not make the election described above in Article XII.E.1., he or his beneficiary will be entitled to his entire Employee Account following his termination with CONSOL or an Affiliated Company or a CONSOL Affiliated Company solely for the reason of a sale of any business or facility.

          3. If prior to his scheduled termination of employment with CONSOL or an Affiliated Company or a CONSOL Affiliated Company in connection with the sale of a business or facility the Sale-Terminee terminates employment for any reason other than death or disability, Article XII.E.1. and 2. shall not apply and the Sale-Terminee's election to transfer assets shall be void.

     F.   Compliance with Minimum Distribution Rules

          Notwithstanding any other provision of this Plan, beginning January 1, 1985, distribution to a beneficiary, Terminated Member, terminated Employee, or alternate payee will be made in the amount and no later than at the time required by Section 401(a)(9) of the Code and regulations thereunder and shall not be less than the amount required by the incidental death benefit rule of Section 401(a)(9)(G) of the Code and regulations thereunder.

XIII. AFFILIATED COMPANIES

     A.   CONSOL Affiliated Company Participation

          Any CONSOL Affiliated Company may participate in this Plan upon the following conditions:

          1. Such CONSOL Affiliated Company shall make, execute, and deliver such instruments as CONSOL and the Trustee shall deem necessary or desirable.

          2. Such CONSOL Affiliated Company shall constitute CONSOL as its agent to act for it in all transactions in which CONSOL believes such agency will facilitate administration of the Plan; and the Committee shall act with respect to such CONSOL Affiliated Company and its employees, as well as with respect to CONSOL and its employees.

          3. Any CONSOL Affiliated Company may, by action of its board of directors, withdraw from participation upon notice to CONSOL and the Trustee, and such withdrawal shall automatically effect the termination and liquidation of the Plan insofar as it relates to such withdrawing CONSOL Affiliated Company and its employees.

          4. No modification of the Plan shall be effective in respect of any CONSOL Affiliated Company and its employees unless agreed to in writing by such CONSOL Affiliated Company in a form satisfactory to CONSOL. If any such modification shall not be so agreed to by any such CONSOL Affiliated Company within 90 days, it shall be deemed to have elected to withdraw from participation in the Plan with the effect provided in Article XIII.A.3., or, CONSOL may elect with the consent of such CONSOL Affiliated Company to an involuntary suspension of deposits with respect to such CONSOL Affiliated Company and its employees with the effect as provided in Article IX.D.

          5. CONSOL may, by action of its Board of Directors, for any reason cause the withdrawal from participation of any CONSOL Affiliated Company upon notice to such CONSOL Affiliated Company and the Trustee. Such withdrawal from participation shall be regarded as a modification of the Plan in respect to any CONSOL Affiliated Company and its Employees as provided in Article XIII.A.4.

     B.   CONSOL Affiliated Company Authority

          It is the intent of this Article XIII. that the authority of each CONSOL Affiliated Company to act independently and in accordance with its own best judgment shall not be prejudiced or diminished and at the same time that the several CONSOL Affiliated Companies may act collectively in respect to the Trustee, the Committee and general administration in order to secure administrative economies and maximum uniformity.

XIV. ADMINISTRATION

     A.   Trustee

          CONSOL and Merrill Lynch Trust Company of America, a New Jersey corporation, have entered into a Trust Agreement pursuant to which said trust company is to act as Trustee under the Plan. CONSOL may, without further reference to, or action by a Member or any CONSOL Affiliated Company participating in the Plan:

          1. From time to time enter into such further agreements with the Trustee or other parties and make such amendments to said Trust Agreement or such further agreements, as CONSOL may deem necessary or desirable to carry out the Plan;

          2. From time to time designate successor Trustees which in each case shall be a bank or trust company having capital and surplus of not less than $10,000,000;

          3. From time to time take such other steps and execute such other instruments as CONSOL may deem necessary or desirable to put the Plan into effect or to carry it out. The Board shall determine the manner in which CONSOL shall take any such action; and

          4. From time to time by action of its Board designate or appoint such Investment Managers as the Board deems necessary to manage and invest any portion or all of the Plan assets and by action of an officer of the Company who is a member of the Committee remove such Investment Managers.

     B.   Investment Plan Committee

          The Board shall create a committee of at least three members, which shall be known as the Investment Plan Committee (Plan Administrator). The Board shall from time to time designate the members of the Committee, and for each of such members, an alternate, who shall have the full power to act due to the absence or inability to act of such member. The Committee shall act by a majority of its members, and the action of a majority of the Committee, with or without a meeting, shall be the action of the Committee. No bond or other security shall be required of any member of the Committee or alternate, as such, other than as may be required by law. The general administration of the Plan, and the responsibility for carrying out the provisions of the Plan, shall be placed in the Committee. The Committee is authorized to allocate such of its fiduciary responsibilities and to designate persons or groups of persons, whether employed by the Company or otherwise, to carry out fiduciary responsibilities under the Plan.

          The Trustee shall be subject to the directions of the Committee, and shall comply with such directions, except with regard to the custody of the assets, the voting with respect to shares held by the Trustee, and the purchase and sale or redemption of securities, which shall be Trustee responsibilities.

     C.   Investment Plan Regulations

          The Committee may from time to time prescribe regulations for the administration of the Plan, provided that such regulations are consistent with the provisions hereof. Without limiting the generality of the foregoing, the Committee may adopt such regulations with respect to the signatures by a Member and/or the spouse of a Member to any directions or other papers to be signed by

          Members and similar matters as the Committee shall determine to be necessary or advisable in view of the laws of any state or states.

     D.   Recognition of Agency for A Member

          The Trustee need not recognize the agency of any party for or unless it shall receive documentary evidence thereof satisfactory to it and thereafter from time to time, as the Trustee may determine, additional documentary evidence showing the continuance of such agency. Until such time as the Trustee shall receive documentary evidence satisfactory to it of the cessation or modification of any agency, the Trustee shall be entitled to rely upon the continuance of such agency and to deal with the agent as if such agent were the Member.

     E.   Investment Plan Audit

          The independent accountants who audit the books and accounts of CONSOL shall annually examine the records of CONSOL and the Committee in respect of the Plan and, on the basis of such examination, make such report to the Trustee as it may request, with copies of the report to the Board and the Committee. The records of the Trustee and (subject to such report by said independent accountant) the records of CONSOL and the Committee shall be conclusive in respect of all matters involved in the administration of the Plan.

     F.   Reporting to Plan Members

          The Trustee shall annually, in or prior to the month of July of each calendar year, mail to each Member in the Plan, a statement as of the end of the previous year in such form as the Trustee shall determine, setting forth the Employee Account of such Member based on the fair market value of his Employee Account as of that date. Such statement shall be deemed to have been accepted as correct, unless written notice to the contrary is received by the Trustee within thirty days after the mailing of such statement to the Member.

     G.   Administrative Liability

          No member of the Committee or alternate and no director, officer or Employee of CONSOL shall be personally liable for any act or omission to act in connection with the operation or administration of the Plan, except for his own willful misconduct or gross negligence, or as may otherwise be provided in Section 410 of the Employee Retirement Income Security Act of 1974 (ERISA).

     H.   Administrative Expense

          Except as otherwise provided in Article VI.A.2., VIII.A.2., 3., 4. and 5., X.B.2.f., X.B.5. and X.C.1.a.(1) hereof, all costs and expenses incurred in administering the Plan, including the expenses of the Committee, the fees and expenses of the Trustee, the fees of its counsel and other administrative expenses, shall be ratably shared by CONSOL and its CONSOL Affiliated Companies participating in the Plan on such basis as shall be mutually agreed upon or, failing such agreement, as shall be determined by the Trustee.

     I.   Claims by Members

          The Committee or its delegee shall review all claims for benefits under the Plan which are submitted by a Member in the manner prescribed by the Committee and shall advise such Member in writing of any denial or partial denial of benefits based on such claims and shall set forth in the following:

          1.   Specific reason for such denial or partial denial;

          2. Reference to pertinent plan provisions of which the denial or partial denial is based; and

          3. Describe any additional material or information required for claimant to perfect his claim.

          In the event of a denial or partial denial of such claim, the Member may request the Committee to review such denial or partial denial, provided such review request is submitted to the Committee within 60 calendar days after notice of the denial or partial denial is received by the Member. The Committee will render a written decision of such review to the Member within 60 calendar days following receipt of such review request.

XV.  NOTICES AND OTHER COMMUNICATIONS

     A.   Plan Communication to Members

          All notices, reports and statements given, made, delivered or transmitted to a Plan Member shall be deemed duly given, made, delivered or transmitted when mailed, by such class of mail as the Trustee or the Committee may deem appropriate, with postage prepaid and addressed to the address last appearing on the books of the Trustee. And Employee may change his address from time to time by written notice in the form prescribed by the Committee.

     B.   Member Communications to the Plan

          Written directions, notices and other communications, from Employees participating in the Plan and from other Members, to CONSOL, the Trustee or the Committee shall be mailed by first class mail or delivered to such location as shall be specified in regulations or upon the forms or in the manner prescribed by the Committee, and shall be deemed to have been given when received at such location.

     C.   Third Party Communication to the Plan

          Any notice or communication, other than from a Member and intended for CONSOL, a CONSOL Affiliated Company participating in the Plan, the Trustee or the Committee, may be delivered to an officer of the corporation for whom such notice or communication is intended or to a member of the Committee, as the case may be, at the address hereinafter specified of the party intend at or may be mailed by first class registered mail with postage prepaid and addressed to such party at such address. Any such notice so mailed will be deemed to have been given on the day when received. All such notices and communications shall be addressed:

          1. If intended for CONSOL or the Committee, to CONSOL Inc., Investment Plan Committee, CONSOL Plaza, 1800 Washington Road, Pittsburgh PA 15241; or

          2. If intended for a CONSOL Affiliated Company participating in the Plan, to the principal place of business of such CONSOL Affiliated Company; or

          3. If intended for the Trustee, to the Merrill Lynch Trust Company of America, 33 West Monroe Street, Suite 2550, Chicago, Illinois 60603.

          CONSOL, a CONSOL Affiliated Company participating in the Plan, the Trustee or the Committee may change the address to which notices and other communications intended for it shall be addressed by written notice of such change to the Trustee, in which event the Trustee shall advise all parties concerned of the change in such manner as the Trustee may deem appropriate.

XVI. NONASSIGNABILITY

          No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

XVII. TERMS OF EMPLOYMENT UNAFFECTED

      Participation in the Plan by an Employee shall in no way affect any of CONSOL's rights to assign such Employee to a different job or position; to change his title, authority, duties or rate of compensation; or to terminate his employment.

XVIII. CONSTRUCTION

     The Plan shall be governed by and construed in accordance with the laws of the State of New York. Any interpretation of the Plan by the Committee shall be conclusive and may be relied upon by the Trustee and all parties in interest.

XIX. MODIFICATION AND TERMINATION

     A.   Method of Modification

          CONSOL, by action of its Board, or by action of the Investment Plan Committee as directed by the Board, may modify the Plan at any time and from time to time or may at any time terminate the Plan. Any such modification or termination shall be effective at such date as the Board may determine but not earlier than the date on which CONSOL shall have given notice of such modification or termination to the Trustee and may be effective as to all CONSOL Affiliated Companies or as to one or more of them, and their respective Employees. The Trustee shall promptly give notice of any such modification or termination to all CONSOL Affiliated Companies of CONSOL affected thereby and their respective Employees. A modification which affects the rights or duties of the Trustee may be made only with the consent of the Trustee. A modification may affect Employees participating in the Plan at the time thereof, as well as future participants, but may not diminish the account of any as of the effective date of such modification.

     B.   Rights of Members As A Result of Modification

          In the event that any modification of the Plan shall adversely affect the rights of any Employee participating therein as to the use of or withdrawal from his Employee Account, such Employee, for a period of 90 days after the effective date of such modification, shall have the option to be exercised by written notice to the Trustee in form prescribed by the Committee (a copy of which form of notice shall accompany the notice of modification), to withdraw his entire vested Employee Account as of the effective date of such modification, in which event, he shall be ineligible for participation in the Plan, as so modified, for a period of six full months from such effective date.

     C.   Merger, Transfer or Consolidation of Plan

          CONSOL, by action of its Board, may at any time for any reason, merge, consolidate or transfer assets and liabilities to another plan, provided that if such merger, consolidation or transfer of assets and liabilities occurs after September 2, 1974, each participant in the Plan would (if the Plan then terminated), receive a benefit immediately after such merger, consolidation, or transfer of assets and liabilities which is equal to or greater than the benefit to which he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). In connection with a merger, consolidation, or transfer of assets described in the preceding sentence, the Committee may elect to convert all or part of the assets in an Employee's account to cash prior to such merger, consolidation, or transfer.

XX.  EFFECTIVE DATE

     A.   Board Approval

          The Plan shall not go into effect unless the Board shall duly vote to do so. The Board shall require that before the plan goes into effect,

          1. Rulings with respect to the Plan, which are satisfactory to the Chairman of the Board of CONSOL or to any other officer thereof designated by the Chairman or by the Board, shall be obtained under the Internal Revenue Code. Securities Act of 1933, Exchange Act of 1934, and any other applicable legislation;

          2. All other legal requirements pertaining to the Plan shall be complied with; and

          3. All other steps necessary for the operation of the Plan shall be taken.

     B.   Trustee Certification

          The Plan shall go into effect on or after such date as may be fixed by the Board upon certification to the Trustee as follows:

          1. Certification by the Secretary or an Assistant Secretary of CONSOL of duly adopted resolutions of the Board directing that such Plan go into effect and fixing the date on or after which the Plan may become effective;

          2. Certification by the Vice President and General Counsel of CONSOL that, in his opinion, all necessary rulings with respect to the Plan have been obtained under applicable legislation and all other legal requirements pertaining to the Plan have been complied with; and

          3. Certification by the Chairman of the Board of CONSOL or any other office thereof designated by the Chairman or by the Board;

               a. That the rulings obtained under the Internal Revenue Code and other applicable legislation are satisfactory to CONSOL; and

               b. That all other steps necessary for the operation of the Plan have been taken.

          Such certifications may be given and the Plan may go into effect as aforesaid from time to time with respect to one or more of CONSOL's Affiliated Companies and/or with respect to Employees located in one or more particular states. Such certifications may be withheld with respect to Employees located in any state or states if, in the judgement of the Committee, compliance with the laws of such state or states would involve disproportionate inconvenience and expense to CONSOL.

XXI. OPERATION OF THE PLAN AS A TOP-HEAVY PLAN

     If it is determined that the Plan is a top-heavy plan, within the meaning of Section 416(g) of the Code, for any Plan year, this Article will apply for such Plan year, any provisions to the contrary notwithstanding.

     A.   Minimum Vesting

          Each participant shall have a non-forfeitable right to a percentage of his accrued benefit derived from Company Contributions, as determined in accordance with the following table:

               Years of Service        Non-Forfeitable Percentage
               2 but less than 3                     20%
               3 but less than 4                     40%
               4 but less than 5                     60%
               5 but less than 6                     80%
               6 or more                            100%

          Periods of service disregarded under Article II.HH.2.b. shall be disregarded for purposes of the preceding sentence. This Article XXI.A. shall not apply if the participant's non-forfeitable percentage of accrued benefit derived from Company Contributions would be greater if determined under Article II.HH. A participant during any Plan year in which the Plan is determined to be top-heavy who has completed five years of service, as determined pursuant to applicable Treasury Regulations, may irrevocably elect to have this Article XXI.A. apply to all subsequent Plan years in which the plan is not top-heavy.

     B.   Minimum Contributions

          1. Contributions by CONSOL, including Key Savings under the Plan, in aggregation with all Defined Contribution Plans required to be aggregated under the Code Section 416(g)(2)(A)(i), on behalf of each participant who has not separated from service at the end of the Plan year and is a non-Key employee, shall not be less than 3 percent of his defined Compensation.

          2. Notwithstanding Article XXI.B.1., no minimum contribution shall be required for any participant who receives the minimum benefit under a Defined Benefit Plan of the Corporate Employer that is determined to be top-heavy for a year ending in a Plan year for which the Plan is determined to be top-heavy.

     C.   Compensation Limitation

          For any Plan year in which the Plan is a top-heavy plan, the compensation limitation set forth in Code Section 416(a) shall apply.

     D.   Effect on Limitation on Annual Additions

          For any Plan year in which the Plan is top-heavy, the combined limitation described in Article VI.A.2. shall be applied by substituting "1.0" for "1.25" wherever it appears in Article II.L. and O.

     E. Definitions - For purposes of these top-heavy provisions, the following definitions shall apply:

          (a) Key employees and non-Key employees. In determining which Employees are Key employees and which are non-Key employees, the criteria set forth in Code Section 416 and the regulations thereunder shall be applied.

          (b) Top-heavy ratio. The top-heavy ratio shall be computed in accordance with Code Section 416 and the regulations thereunder.

          (c) Aggregation Group. For purposes of determining if the Plan is a top-heavy plan for a particular Plan year, each tax qualified Plan of the Company in which a Key Employee participates in the Plan year containing the determination date, or any of the four preceding Plan years and each other tax qualified plan of the Company which, during this period, enables any plan, in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410 shall be aggregated within the required aggregation group. All other tax qualified plans which are not required to be aggregated under the preceding sentence but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the required aggregation group shall also be aggregated.

          (d) Determination Date. The determination date for any Plan year shall be December 31 of the preceding Plan year.

          (e) Valuation Date. The valuation date applicable to the determination date for any Plan year shall be December 31 of the preceding Plan year.

XXII. QUALIFIED DOMESTIC RELATIONS ORDERS

          Notwithstanding other provisions of the Plan which restrict payments from the Plan to a non-Member, the Trustee may, upon receipt of a Qualified Domestic Relations Order, make payments from the Plan to one or more Alternate Payees named in the Order.

     A.   Status of a Qualified Domestic Relations Order

          A Domestic Relations Order will not be deemed to be a Qualified Domestic Relations Order if it requires action by the Plan that does not relate to child support, alimony payments, or marital property rights, and does not conform to other requirements established by the Committee, which requirements shall comply with Code Section 414(p).

     B.   Distribution of Before Tax Account Funds

          Distribution of Before Tax Account funds to an alternate payee pursuant to a Qualified Domestic Relations Order shall not be subject to the restrictions on withdrawal of Key Account funds described in Articles X.B.3. and X.C.2. of the Plan.

XXIII. ROLLOVERS

     Subject to the requirements of the Code, the Plan and the Trustee may accept from:

          1. A Member with an Employee Account who, while employed by the Company or an Affiliated Company, has taken, prior to January 1, 1988, an Early, or Incapacity Retirement from the Employee Retirement Plan of CONSOL Inc., or the Spouse Beneficiary Member of such a deceased Member who has an Employee Account as a result of being named the Beneficiary of such deceased Member, a trust-to-trust transfer of assets in or a rollover of assets received from the Conoco Employee Stock Ownership Plan and/or the Du Pont Tax Reform Act Stock Ownership Plan;

          2. A Member with an Employee Account who, while employed by the Company or an Affiliated Company or CONSOL Affiliated Company, has taken, after December 31, 1987, normal, early or incapacity retirement pursuant to Section 4.(2)(a), (b), or (c) of the Employee Retirement Plan of CONSOL Inc. or the Spouse Beneficiary Member of a deceased Member who has an Employee Account as a result of being named the beneficiary of such deceased Member, a rollover of assets received from the Employee Retirement Plan of CONSOL Inc., and/or a defined benefit plan maintained by an affiliated corporation or a CONSOL Affiliated Company, and a trust-to-trust transfer of assets in or a rollover of assets received from the Conoco Employee Stock Ownership Plan and/or the Du Pont Tax Reform Act Stock Ownership Plan;

          3. A Member who, while employed by the Company or an Affiliated Company, has taken, after December 31, 1992, normal, early or incapacity retirement pursuant to Section 4.(2)(a), (b), or (c) or Section 23.(4)(a), (b) or (c) of the Retirement Plan or a Spouse Beneficiary Member, or a Participant, a rollover or trust to trust transfer of assets received from a defined contribution or defined benefit plan or assets received from an individual retirement account, as described in Code Section 408(d)(3)(A)(ii).

           4. A Member with an Employee Account who was employed by the Company in connection with the acquisition of a business or facility by the Company, while employed by the Company, a trust-to-trust transfer of assets in cash from the trustees of a qualified defined contribution plan, as provided for in an agreement between the Company, and the Seller of the business or facility maintaining or contributing to the plan from which the assets are to received. The cash received will be deposited in the Fixed Income Account Fund (Option B.) and allocated to each Employee Account based on the value of a unit on the day in which the transfer takes place. Any and all assets so transferred will not be eligible for matching Company contributions under Article V.A.

               Service with the seller by an Employee may be recognized for purposes of eligibility in this Plan; participation in the seller's plan by an Employee who enrolls in this Plan and whose entire account assets are transferred to this Plan, may be recognized for purposes of vesting in future benefits accrued under this Plan. All assets of an Employee transferred to this Plan pursuant to Article XXIII.4. shall be immediately vested.

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

     Any assets transferred or rolled over must be in the form of cash and/or
     Du Pont common stock. Any assets rolled over must be rolled over as provided in Code Section 402(a)(b) and must have been received by the Member or a Spouse Beneficiary Member in a qualified distribution from a qualified defined contribution plan, a qualified defined benefit plan, or an individual retirement account as described in Code Section 408(d)(3)(A)(ii). Only taxable amounts may be rolled over under this
     Article XXIII. The cash received will be allocated to and remain in Uninvested Funds as described in Article VII.D. until it may be transferred to the Investment Options set forth in Article VII.C. of the Plan pursuant to the administrative rules adopted by the Plan Administrator. The Du Pont common stock received will be allocated to Option A. of Article VII.C. of the plan and shall remain there until it may be transferred to the Investment Options set forth in Article VII.C. of the Plan pursuant to the administrative rules adopted by the Plan Administrator.

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